                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM 8-K

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               November 26, 1996
               Date of Report (Date of earliest event reported)



                        Commission file number 0-24566

                           AVONDALE FINANCIAL CORP.
            (Exact name of registrant as specified in its charter)

                Delaware                             36-3895923
   ---------------------------------     --------------------------------------
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
    incorporation or organization)


   20 North Clark Street, Chicago, Illinois               60602
   ----------------------------------------------------------------------------
   (Address of principal executive offices)            (Zip Code)


   Registrant's telephone number, including area code:  (312) 782-6200
                                                       ------------------------

                   AVONDALE FINANCIAL CORP. AND SUBSIDIARIES
                   -----------------------------------------

                                   FORM 8-K
                                   --------

                               NOVEMBER 26, 1996
                               -----------------
INDEX
-----

PART I. FINANCIAL INFORMATION

  Item 2.    Acquisition or Disposition of Assets..................   2



  Item 7.   Financial Statements and Exhibits......................   2


       Signatures..................................................   3

Item 2.  Acquisition or Disposition of Assets

On November 26, 1996, Avondale Financial Corp. (the "Registrant") and its wholly-owned subsidiary, Avondale Federal Savings Bank (the "Bank") consummated a securitization adjustable rate home equity revolving credit loans (the "Mortgage Loans") made under certain home equity revolving credit line loan agreements. The transaction involved a private placement by the Bank of Revolving Home Equity Loan Asset-Backed Certificate, Series 1996-1 (collectively, the "Certificates") evidencing ownership interests in a trust. The assets of the trust are primarily comprised of Mortgage Loans having an aggregate principal balance of $76,310,705 as of October 31, 1996. The Mortgage Loans were transferred from the bank to the trust. The Bank received net proceeds of $74,784,490 from the sale of the Mortgage Loans which represents the Certificate portion of the trust. The Bank retained an undivided interest in the Trust not represented by the Certificates initially equal to $1,526,215. The Bank recorded a gain on the sale of the securitization of $3.3 million.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 1: Pooling and Servicing Agreement amended as of December 26, 1996 among Avondale Federal Savings Bank, and LaSalle National Bank.

Exhibit 2: Certificate Purchase Agreement dated November 22, 1996 between Lehman Brothers and Avondale Federal Savings Bank.

                                  SIGNATURES
                                  ----------


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on this 30th day of December, 1996.

AVONDALE FINANCIAL CORP.
           (Registrant)


                                 Robert S. Engelman, Jr.

                                 President and Chief Executive Officer

 /s/  Robert S. Engelman, Jr.    (Principal Executive Officer)
---------------------------------



                                 Howard A. Jaffe,

                                 Vice President

                                 and Chief Financial Officer

                                 (Principal Financial Officer and

 /s/  Howard A. Jaffe            Principal Accounting Officer)
---------------------------------

================================================================================



                         AVONDALE FEDERAL SAVINGS BANK
                            as Sponsor and Servicer,



                                      and


                             LaSALLE NATIONAL BANK
                                   as Trustee


                            _______________________

                        POOLING AND SERVICING AGREEMENT

                          Dated as of October 31, 1996

                             ______________________


              Revolving Home Equity Loan Asset-Backed Certificates

                                 Series 1996-1



================================================================================

                               TABLE OF CONTENTS

                                                          Page
                                                          ----
                                   ARTICLE I

                                  Definitions

     Section 1.01.  Definitions...........................   1
     Section 1.02.  Interest Calculations.................  20


                                   ARTICLE II

                         Conveyance of Mortgage Loans;
                       Original Issuance of Certificates;
                                 Tax Treatment

     Section 2.01.  Conveyance of Mortgage Loans;
                      Retention of Obligation to Fund
                      Advances Under Credit Line
                      Agreements..........................  21
     Section 2.02.  Acceptance by Trustee; Retransfer
                      of Mortgage Loans...................  25
     Section 2.03.  Representations and Warranties
                      Regarding the Servicer..............  26
     Section 2.04.  Representations and Warranties of
                      the Sponsor Regarding the Mortgage
                      Loans; Retransfer of Certain
                      Mortgage Loans......................  28
     Section 2.05.  Covenants of the Sponsor..............  34
     Section 2.06.  Retransfers of Mortgage Loans at
                      Election of Transferor..............  35
     Section 2.07.  Execution and Authentication of
                      Certificates........................  36
     Section 2.08.  Tax Treatment.........................  36


                                  ARTICLE III

                          Administration and Servicing
                               of Mortgage Loans

     Section 3.01.  The Servicer..........................  38
     Section 3.02.  Collection of Certain Mortgage
                      Loan Payments.......................  39
     Section 3.03.  Withdrawals from the Collection
                      Account.............................  41
     Section 3.04.  Maintenance of Hazard Insurance;
                      Property Protection Expenses........  42
     Section 3.05.  Assumption and Modification
                      Agreements..........................  43
     Section 3.06.  Realization Upon Defaulted Mortgage
                      Loans...............................  43
     Section 3.07.  Trustee to Cooperate..................  44

                                                          Page
                                                          ----
     Section 3.08.  Servicing Compensation; Payment of
                      Certain Expenses by Servicer........  45
     Section 3.09.  Annual Statement as to Compliance.....  45
     Section 3.10.  Annual Servicing Report...............  46
     Section 3.11.  Annual Opinion of Counsel.............  46
     Section 3.12.  Access to Certain Documentation and
                      Information Regarding the Mortgage
                      Loans...............................  46
     Section 3.13.  Maintenance of Certain Servicing
                      Insurance Policies..................  47
     Section 3.14.  Tax Returns...........................  47
     Section 3.15.  Information Required by the Internal
                      Revenue Service Generally and
                      Reports of Foreclosures and
                      Abandonments of Mortgaged Property..  47


                                  ARTICLE IV

                             Servicing Certificate

     Section 4.01.  Servicing Certificate.................  48
     Section 4.02.  Claims upon the Policy................  51
     Section 4.03.  Spread Account........................  52
     Section 4.04.  Effect of Payments by the
                      Certificate Insurer; Subrogation....  52
     Section 4.05.  Replacement of Policy.................  53
     Section 4.06.  Capitalized Interest Account..........  54


                                   ARTICLE V

                          Payments and Statements to
                        Certificateholders; Rights of
                              Certificateholders

     Section 5.01.  Distributions.........................  55
     Section 5.02.  Calculation of the Investor
                      Certificate Rate....................  58
     Section 5.03.  Statements to Certificateholders......  58
     Section 5.04.  Rights of Certificateholders..........  59
     Section 5.05.  Funding Account.......................  60

                                  ARTICLE VI

                               The Certificates

     Section 6.01.  The Certificates......................  62
     Section 6.02.  Registration of Transfer and
                      Exchange of Investor Certificates;
                      Appointment of Registrar............  62

                                                          Page
                                                          ----
     Section 6.03.  Mutilated, Destroyed, Lost or Stolen
                      Certificates......................... 65
     Section 6.04.  Persons Deemed Owners.................. 65
     Section 6.05.  Restrictions on Transfer of
                      Transferor Certificates.............. 66
     Section 6.06.  Appointment of Paying Agent............ 68
     Section 6.07.  Acceptance of Obligations.............. 68


                                  ARTICLE VII

                          The Servicer and the Sponsor

     Section 7.01.  Liability of the Sponsor and the
                      Servicer............................. 69
     Section 7.02.  Merger or Consolidation of, or
                      Assumption of the Obligations of,
                      the Servicer or the Sponsor.......... 69
     Section 7.03.  Limitation on Liability of the
                      Servicer and Others.................. 69
     Section 7.04.  Servicer Not to Resign................. 70
     Section 7.05.  Delegation of Duties................... 70
     Section 7.06.  Indemnification of the Trust by
                      the Servicer......................... 71
     Section 7.07.  Indemnification of the Trust by the
                      Transferor........................... 71
     Section 7.08.  Limitation on Liability of the
                      Transferor........................... 72


                                  ARTICLE VIII

                        Servicing Termination.............. 73

     Section 8.01.  Events of Servicing Termination........ 73
     Section 8.02.  Trustee to Act; Appointment of
                      Successor............................ 76
     Section 8.03.  Notification to Certificateholders..... 77


                                   ARTICLE IX

                                  The Trustee

     Section 9.01.  Duties of Trustee...................... 78
     Section 9.02.  Certain Matters Affecting the
                      Trustee.............................. 79
     Section 9.03.  Trustee Not Liable for Certificates
                      or Mortgage Loans.................... 81
     Section 9.04.  Trustee May Own Certificates........... 82
     Section 9.05.  Servicer to Pay Trustee's Fees and

                                                          Page
                                                          ----
                      Expenses............................  82
     Section 9.06.  Eligibility Requirements for Trustee..  82
     Section 9.07.  Resignation or Removal of Trustee.....  83
     Section 9.08.  Successor Trustee.....................  84
     Section 9.09.  Merger or Consolidation of Trustee....  84
     Section 9.10.  Appointment of Co-Trustee or
                      Separate Trustee....................  84
     Section 9.11.  Limitation of Liability...............  86
     Section 9.12.  Trustee May Enforce Claims Without
                      Possession of Certificates..........  86
     Section 9.13.  Suits for Enforcement.................  87


                                   ARTICLE X

                                  Termination

     Section 10.01. Termination...........................  88


                                   ARTICLE XI

                           Rapid Amortization Events

     Section 11.01. Rapid Amortization Events.............  91
     Section 11.02. Additional Rights Upon the
                      Occurrence of Certain Events........  93


                                  ARTICLE XII

                            Miscellaneous Provisions


     Section 12.01. Amendment.............................  96
     Section 12.02. Recordation of Agreement..............  97
     Section 12.03. Limitation on Rights of
                      Certificateholders..................  98
     Section 12.04. Governing Law.........................  99
     Section 12.05. Notices...............................  99
     Section 12.06. Severability of Provisions............ 100
     Section 12.07. Assignment............................ 100
     Section 12.08. Certificates Nonassessable and
                      Fully Paid.......................... 100
     Section 12.09. Third-Party Beneficiaries............. 100
     Section 12.10. Counterparts.......................... 100
     Section 12.11. Effect of Headings and Table of
                      Contents............................ 100
     Section 12.12. Insurance Agreement................... 100

                                                        Page
                                                        ----
EXHIBIT A - FORM OF INVESTOR CERTIFICATE..............  A-1
EXHIBIT B - FORM OF TRANSFEROR CERTIFICATE............  B-1
EXHIBIT C - MORTGAGE LOAN SCHEDULE....................  C-1
EXHIBIT D - ANNUAL OPINION OF COUNSEL.................  D-1
EXHIBIT E - FORM OF CREDIT LINE AGREEMENT.............  E-1
EXHIBIT F - LETTER OF REPRESENTATIONS.................  F-1
EXHIBIT G - FORM OF INVESTMENT LETTER.................  G-1
EXHIBIT H - FORM OF REQUEST FOR RELEASE...............  H-1
EXHIBIT I - FORM OF LOST NOTE AFFIDAVIT...............  I-1
EXHIBIT J - UNDERWRITING GUIDELINES...................  J-1

SCHEDULE 1 - MORTGAGE LOANS WITH LOST NOTE AFFIDAVITS

APPENDIX A -   MORTGAGE LOANS WITH COMBINED LOAN-TO-VALUE RATIOS BETWEEN 100%
               AND 101%

This Pooling and Servicing Agreement, dated as of October 31, 1996, between Avondale Federal Savings Bank, as Sponsor and Servicer (in such capacities, the "Sponsor" and the "Servicer", respectively), and LaSalle National Bank, as Trustee (the "Trustee"),


                         W I T N E S S E T H  T H A T:
                         ----------------------------

     In consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions


     Section 1.01.  Definitions.  Whenever used in this Agreement, the following
                    -----------
words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Additional Balance:  As to any Mortgage Loan and day, the aggregate amount
     ------------------
of all Draws conveyed to the Trust pursuant to Section 2.01.

     Affiliate:  With respect to any Person, any other Person controlling,
     ---------
controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

     Agreement:  This Pooling and Servicing Agreement and all amendments hereof
     ---------
and supplements hereto.

     Alternative Principal Payment:  As to any Distribution Date, the amount
     -----------------------------
(but not less than zero) equal to Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

     Appraised Value:  As to any Mortgaged Property, the value established by
     ---------------
any of the following: (i) with respect to Credit Line Agreements with Credit Limits greater than or equal to $50,000, by a drive-by valuation of such Mortgaged Property made by an agent licensed in residential real estate in the state in which such Mortgaged Property is located, (ii) with respect to Credit Line Agreements with Credit Limits less than $50,000 which were originated prior to September 1996, by reference to the sale price of the related Mortgaged Property or to a previously-existing appraisal on such Mortgaged Property (in either case, no more than six months old) or (iii) with respect to Credit Line Agreements with Credit Limits less than $50,000 which were originated during or after September 1996, by a field asset valuation which couples a probable value of the Mortgaged Property, determined prior to inspection, with a drive-by of the Mortgaged Property to confirm accuracy of estimate.

     Asset Balance:  As to any Mortgage Loan, other than a Liquidated dated
     -------------
Mortgage Loan, and day, the related Cut-Off Date Asset Balance, plus (i) any
                                                                ----
Additional Balance in respect of such Mortgage Loan, minus (ii) all collections
                                                      -----
credited as principal against the Asset Balance of any such Mortgage Loan in accordance with the related Credit Line Agreement. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have an Asset Balance equal to the Asset Balance of the related Mortgage Loan immediately prior to the final recovery of related Liquidation Proceeds and an Asset Balance of zero thereafter.

     Assignment of Mortgage:  With respect to any Mortgage, an assignment,
     ----------------------
notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction.

     Authorized Newspaper:  A newspaper of general circulation in the Borough of
     --------------------
Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

     BIF:  The Bank Insurance Fund, as from time to time constituted, created
     ---
under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     Billing Cycle:  With respect to any Mortgage Loan and Collection Period,
     -------------
the billing period specified in the related Credit Line Agreement and with respect to which amounts billed are received during such Collection Period.

     Book-Entry Certificate:  Any Investor Certificate registered in the name of
     ----------------------
the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

     Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day
     ------------
on which banking institutions in the State of New

York or the state in which the Corporate Trust Office is located are required or authorized by law to be closed.

     Capitalized Interest Account:  The Capitalized Interest Account established
     ----------------------------
pursuant to Section 4.06.

     Capitalized Interest Requirement:  With respect to each Distribution Date
     --------------------------------
during the Funding Period, the excess, if any of (i) the sum of (A) the amount of interest accruing at the Investor Certificate Rate, on the amount on deposit in the Funding Account in respect of Principal Collections as of the last day of the preceding month (or as of the Closing Date with respect to the first Distribution Date) and (B) that portion of the premium equal to the rate at which the premium payable to the Certificate Insurer is calculated times the amount on deposit in the Funding Account in respect of Principal Collections for such Distribution Date over (ii) the amount of earnings on funds on deposit in the Funding Account.

     Certificate:  An Investor Certificate or a Transferor Certificate.
     -----------

     Certificateholder or Holder:  The Person in whose name a Certificate is
     ---------------------------
registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement, (x) any Investor Certificate registered in the name of the Transferor, or any Person known to a Responsible Officer to be an Affiliate of the Sponsor or the Transferor and (y) any Investor Certificate for which the Transferor, or any Person known to a Responsible Officer to be an Affiliate of either such entity is the Certificate Owner shall be deemed not to be outstanding (unless to the knowledge of a Responsible Officer (i) the Transferor, or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of the Transferor and who makes the voting decision with respect to such Investor Certificate or (ii) the Transferor, or such Affiliate is the Certificate Owner of all the Investor Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

     Certificate Insurer:  Capital Markets Assurance Corporation, a New York-
     -------------------
domiciled monoline stock insurance company, any successor thereto or any replacement credit enhancer substituted pursuant to Section 4.05.

     Certificate Insurer Default:  The failure by the Certificate Insurer to
     ---------------------------
make a payment required under the Policy in accordance with the terms thereof.

     Certificate Owner:  The Person who is the beneficial owner of
     -----------------
a Book-Entry Certificate.

     Certificate Register and Certificate Registrar:  The register maintained
     ----------------------------------------------
and the registrar appointed pursuant to Section 6.02.

     Closing Date:  November 26, 1996.
     ------------

     Code:  The Internal Revenue Code of 1986, as the same may be amended from
     ----
time to time (or any successor statute thereto).

     Collection Account:  The custodial account or accounts created and
     ------------------
maintained for the benefit of the Investor Certificateholders and the Certificate Insurer pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

     Collection Period:  With respect to any Distribution Date and any Mortgage
     -----------------
Loan, the calendar month preceding such Distribution Date.

     Combined Loan-to-Value Ratio:  With respect to any Mortgage Loan as of any
     ----------------------------
date, the percentage equivalent of the fraction, the numerator of which is the sum of (i) the Credit Limit and (ii) the outstanding principal balance as of the date of execution of the related original Credit Line Agreement (or any subsequent date as of which such outstanding principal balance may be determined in connection with an increase in the Credit Limit for such Mortgage Loan) of any mortgage loan or mortgage loans that are senior or equal in priority to the Mortgage Loan and which is secured by the same Mortgaged Property and the denominator of which is the Appraised Value of the related Mortgaged Property.

     Corporate Trust Office:  The principal office of the Trustee at which at
     ----------------------
any particular time its corporate business shall be administered, which office on the Closing Date is located at 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674, Attention: Asset Backed Securities Trust Services (Avondale).

     Credit Enhancement Draw Amount:  As to any Distribution Date, an amount
     ------------------------------
equal to the sum of (x) the amount by which the amount to be distributed to Investor Certificateholders pursuant to Section 5.01(a)(ii) exceeds the sum of
(i) the amount of Investor Interest Collections on deposit in the Collection Account on the Business Day preceding such Distribution Date that is available to be applied therefor, (ii) the Capitalized Interest Requirement, if any, for such Distribution Date, (iii) the amount transferred to the Collection Account from the Funding Account pursuant to Section 5.05(c)(i), and (iv) the amount transferred from the Spread Account to the Collection Account pursuant to
Section 4.03, (y) the Guaranteed Principal Distribution Amount and (z) any Preference Claim for such Distribution Date.

     Credit Limit:  As to any Mortgage Loan, the maximum Asset
     ------------

Balance permitted under the terms of the related Credit Line Agreement.

     Credit Limit Utilization Rate:  As to any Mortgage Loan, the percentage
     -----------------------------
equivalent of a fraction the numerator of which is the Cut-Off Date Asset Balance for such Mortgage Loan and the denominator of which is the related Credit Limit.

     Credit Line Agreement:  With respect to any Mortgage Loan, the related
     ---------------------
credit line account agreement executed by the related Mortgagor and any amendment or modification thereof.

     Cut-Off Date:  October 31, 1996.
     ------------

     Cut-Off Date Asset Balance:  With respect to any Mortgage Loan, the unpaid
     --------------------------
principal balance thereof as of the Cut-Off Date.

     Cut-Off Date Pool Balance:  The Pool Balance calculated as of the Cut-Off
     -------------------------
Date.

     Defective Mortgage Loan:  A Mortgage Loan subject to retransfer pursuant
     -----------------------
to Section 2.02 or Section 2.04.

     Definitive Certificates:  As defined in Section 6.02(c).
     -----------------------

     Delinquency Trigger:  With respect to any Distribution Date commencing with
     -------------------
the seventh Distribution Date, the average of the percentage equivalents of the fractions determined for each of the six immediately preceding Collection Periods the numerator of each of which is equal to the aggregate Asset Balance of Mortgage Loans that are 60-Day Delinquent Loans as of the end of such Collection Period and the denominator of which is the Pool Balance as of the end of such Collection Period.

     Depository:  The initial Depository shall be The Depository Trust Company,
     ----------
the nominee of which is Cede & Co., as the registered Holder of Investor Certificates evidencing $74,784,490 in initial aggregate principal amount of the Investor Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

     Depository Participant:  A broker, dealer, bank or other financial
     ----------------------
institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     Determination Date:  With respect to any Distribution Date, the fourth
     ------------------
Business Day prior to such Distribution Date.

     Distribution Date:  The fifteenth day of each month, or if such day is not
     -----------------
a Business Day, then the next Business Day, beginning in the month immediately following the month of the initial issuance of the Certificates.

     Draw:  With respect to any Mortgage Loan, an additional borrowing by the
     ----
Mortgagor subsequent to the Cut-Off Date in accordance with the related Mortgage Note.

     Draw Period:  With respect to any Mortgage Loan, the period during which
     -----------
Draws are permissible.

     Due Date:  As to any Mortgage Loan, the first day of the month.
     --------

     Electronic Ledger:  The electronic master record of home equity credit line
     -----------------
mortgage loans maintained by the Servicer or by the Sponsor, as appropriate.

     Eligible Account:  An account that is either (i) maintained with a
     ----------------
depository institution whose (a) short-term debt obligations throughout the time of any deposit therein are rated in the highest short-term debt rating category by Standard & Poor's and (b) short-term and long-term obligations throughout the time of any deposit therein are rated at least P-1 and A2, respectively by Moody's, (ii) an account or accounts maintained with a depository institution with a minimum long term unsecured debt rating of Baa3 by Moody's provided that the deposits in such account or accounts are fully insured by either the BIF or the SAIF, (iii) a segregated trust account maintained (A) with the corporate trust department of the Trustee in its fiduciary capacity, or (B) with an institution with capital and surplus of not less than $50,000,000 and with a minimum long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's or (iv) an account otherwise acceptable to each Rating Agency and the Certificate Insurer, as evidenced at closing by delivery of a rating letter by each Rating Agency and thereafter by delivery of a letter from each Rating Agency and the Certificate Insurer to the Trustee.

     Eligible Investments:  One or more of the following (excluding any callable
     --------------------
investments purchased at a premium):

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category (which is A-1+ for Standard & Poor's and P-1 for Moody's);

               (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each of Moody's and Standard & Poor's in its highest unsecured short-term debt rating category;

               (iv) commercial paper (having original maturities of not more than 270 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's and Moody's in their highest short-term debt rating categories;

               (v) short term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by Standard & Poor's and Moody's in their respective highest applicable rating category; and

               (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has a rating of Aaa by Moody's and either AAAm or AAAm-G by Standard & Poor's or such lower rating as will not result in the qualification, downgrading or withdrawal of the then-current rating assigned to the Certificates by each Rating Agency without regard to the Policy;

               (vii) other obligations or securities that are acceptable to each Rating Agency and the Certificate Insurer as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates without regard to the Policy, as evidenced by a letter to such effect from such Rating Agency and the Certificate Insurer and with respect to which the Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition;

provided that no instrument described hereunder shall evidence either the right
--------
to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

     ERISA:  Employee Retirement Income Security Act of 1974, as amended.
     -----

     Event of Servicing Termination:  As defined in Section 8.01.
     ------------------------------

     FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.
     ----

     Foreclosure Profit:  With respect to a Liquidated Mortgage Loan, the
     ------------------
amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Asset Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the end of the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan) of such Liquidated Mortgage Loan immediately prior to the final recovery of its Liquidation Proceeds.

     Funding Account:  The custodial account or accounts established and
     ---------------
maintained with the Trustee for the benefit of the Investor Certificateholders pursuant to Section 5.05. The Funding Account shall be an Eligible Account.

     Funding Period:  The period commencing on the Closing Date and ending on
     --------------
the earliest of (i) the close of business on the twelfth Distribution Date, (ii) the Distribution Date on which at least $11,446,605.75 of Principal Collections are on deposit in the Funding Account and (iii) the commencement of the Rapid Amortization Period.

     Gross Margin:  As to any Mortgage Loan, the percentage set forth as the
     ------------
"Gross Margin" for such Mortgage Loan on Exhibit C hereto.

     Guaranteed Distribution:  With respect to any Distribution Date, the sum of
     -----------------------
the (i) the Guaranteed Principal Distribution Amount and (ii) the amount to be distributed to Certificateholders pursuant to Section 5.01(a)(ii) for such Distribution Date.

     Guaranteed Principal Distribution Amount:  (i) With respect to any
     ----------------------------------------
Distribution Date, other than the Distribution Date in November 2008, the amount, if any, required to reduce the Investor Certificate Principal Balance (after giving effect to the distributions of Interest Collections and Principal Collections that are allocable to principal on the Investor Certificates, all distributions to the Investor Certificateholders pursuant to

Section 5.05 from amounts on deposit in the Funding Account in respect of Principal Collections and amounts withdrawn from the Spread Account on such Distribution Date) to the Invested Amount immediately following such Distribution Date or (ii) on the Distribution Date in November 2008, the amount by which the outstanding Investor Certificate Principal Balance (after giving effect to Interest Collections and Principal Collections that are allocable to and distributable as principal on the Investor Certificates on such Distribution Date and amounts withdrawn from the Spread Account pursuant to Section 4.03(b)(ii)) exceeds the sum of the amounts on deposit in the Collection Account available to be distributed to the Investor Certificateholders pursuant to
Section 5.01(b) hereof.

     Index:  With respect to each Mortgage Loan, the highest Prime Rate as
     -----
published in the "Money Rates" table of The Wall Street Journal on each day of
                                        -----------------------
the calendar month.

     Insolvency Event:  As defined in Section 11.02.
     ----------------

     Insurance Agreement:  The insurance and reimbursement agreement dated as
     -------------------
of November 26, 1996 among the Sponsor, the Servicer, the Trustee and the Certificate Insurer, including any amendments and supplements thereto.

     Insurance Proceeds:  Proceeds paid by any insurer (other than the
     ------------------
Certificate Insurer) pursuant to any insurance policy covering a Mortgage Loan, or amounts required to be paid by the Servicer pursuant to the last sentence of
Section 3.04, net of any component thereof (i) covering any expenses incurred by or on behalf of the Servicer in connection with obtaining such proceeds, (ii) that is applied to the restoration or repair of the related Mortgaged Property,
(iii) released to the Mortgagor in accordance with the Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Mortgage Loan.

     Interest Collections:  As to any Distribution Date, the sum of all payments
     --------------------
by or on behalf of Mortgagors and any other amounts constituting interest (including without limitation such portion of Insurance Proceeds and Net Liquidation Proceeds as is allocable to interest on the applicable Mortgage
Loan) collected by the Servicer under the Mortgage Loans (excluding any fees or late charges or similar administrative fees paid by Mortgagors) during the related Collection Period minus the Servicing Fee payable to the Servicer with respect to the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of such Mortgage Loan that constitutes principal or interest.

     Interest Period:  With respect to any Distribution Date other than the
     ---------------
first Distribution Date, the period beginning on the preceding Distribution Date and ending on the day preceding such

Distribution Date, and in the case of the first Distribution Date, the period beginning on the Closing Date and ending on the day preceding the first Distribution Date.

     Invested Amount:  With respect to any Distribution Date, an amount equal to
     ---------------
the Original Invested Amount minus (i) the amount of Principal Collections previously distributed to Investor Certificateholders, including amounts previously distributed to Investor Certificateholders from amounts on deposit in the Funding Account pursuant to Section 5.05(c)(ii)(B) and (c)(iii), and minus
(ii) the Investor Loss Amounts for prior Distribution Dates.

     Investor Certificate:  Any certificate executed and authenticated by the
     --------------------
Trustee substantially in the form set forth in Exhibit A hereto.

     Investor Certificateholder:  The Holder of an Investor Certificate.
     --------------------------

     Investor Certificate Distribution Amount:  As to any Distribution Date,
     ----------------------------------------
the sum of all amounts to be distributed to the Holders of Investor Certificates pursuant to Article V, Article X and Article XI hereof.

     Investor Certificate Interest:  With respect to any Distribution Date,
     -----------------------------
interest for the related Interest Period at the applicable Investor Certificate Rate on the Investor Certificate Principal Balance as of the first day of such Interest Period (after giving effect to the distributions made on the first day of such Interest Period).

     Investor Certificate Principal Balance:  With respect to any Distribution
     --------------------------------------
Date, (a) the Original Investor Certificate Principal Balance less (b) the
                                                              ----
aggregate of amounts actually distributed as principal on the Investor Certificates.

     Investor Certificate Rate:  With respect to the first Interest Period,
     -------------------------
5.565%, and for any subsequent Interest Period, the sum of (a) LIBOR as of the second LIBOR Business Day prior to the first day of such Interest Period and (b) 0.19%; provided, however, that in no event shall the Investor Certificate Rate
       --------  -------
with respect to any Interest Period exceed the Maximum Rate for such Interest Period.

     Investor Fixed Allocation Percentage:  98%.
     ------------------------------------

     Investor Floating Allocation Percentage:  With respect to any Distribution
     ---------------------------------------
Date, the percentage equivalent of a fraction, the numerator of which is the Invested Amount at the close of business on the preceding Distribution Date (or at the Closing Date in the case of the first Distribution Date) and the denominator of which is the sum of (a) the Pool Balance, calculated as of the beginning of the related Collection Period (adjusted for any Mortgage Loans removed from the Trust or Additional Balances added to the Trust for the preceding Distribution Date) and (b) the amount of Principal Collections on deposit in the Funding Account as of the close of business on the preceding Distribution Date.

     Investor Interest Collections:  As to any Distribution Date, the product of
     -----------------------------
(i) the Interest Collections during the related Collection Period and (ii) the Investor Floating Allocation Percentage for such Distribution Date.

     Investor Loss Amount:  With respect to any Distribution Date, the amount
     --------------------
equal to the product of (i) the Investor Floating Allocation Percentage for such Distribution Date and (ii) the aggregate of the Liquidation Loss Amounts for such Distribution Date.

     Investor Loss Reduction Amount:  With respect to any Distribution Date,
     ------------------------------
the portion, if any, of the Investor Loss Amount for such Distribution Date and all prior Distribution Dates that has not been distributed to Investor Certificateholders on such Distribution Date.

     LIBOR:  As to any date, the rate for United States dollar deposits for one
     -----
month which appears on the Telerate Screen LIBO Page 3750 as of 11:00 A.M., London time. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Sponsor after consultation with the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Distribution Date.

     LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii)
     ------------------
a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Lien:  Any mortgage, deed of trust, pledge, conveyance, hypothecation,
     ----
assignment, participation, deposit arrangement, encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided,
                                                                     --------
however, that any assignment pursuant to Section 7.02 hereof shall not be deemed
-------
to constitute a Lien.

     Lifetime Rate Cap:  With respect to each Mortgage Loan
     -----------------
originated prior to December, 1995, 19.90% and with respect to each Mortgage Loan originated during or after December, 1995, 19.99%.

     Liquidated Mortgage Loan:  As to any Distribution Date, any Mortgage Loan
     ------------------------
in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of such Mortgage Loan or the related REO have been recovered.

     Liquidation Expenses:  Out-of-pocket expenses (exclusive of overhead) which
     --------------------
are incurred by the Servicer in connection with the liquidation of any Mortgage Loan and not recovered under any insurance policy, including, without limitation, legal fees and expenses, any unreimbursed amount expended pursuant to Section 3.06 (including, without limitation, amounts advanced to correct defaults on any mortgage loan which is senior to such Mortgage Loan and amounts advanced to keep current or pay off a mortgage loan that is senior to such Mortgage Loan) respecting the related Mortgage Loan and any related and unreimbursed expenditures with respect to real estate property taxes, water or sewer taxes, condominium association dues, property restoration or preservation or insurance against casualty, loss or damage.

     Liquidation Loss Amount:  With respect to any Distribution Date and any
     -----------------------
Mortgage Loan that becomes a Liquidated Mortgage Loan during the related Collection Period, the unrecovered Asset Balance thereof at the end of such Collection Period, after giving effect to the Net Liquidation Proceeds applied in reduction of such Asset Balance.

     Liquidation Proceeds:  Proceeds (including Insurance Proceeds but not
     --------------------
including amounts drawn under the Policy) received in connection with the liquidation of any Mortgage Loan or related REO, whether through trustee's sale, foreclosure sale or otherwise.

     Loan Rate:  With respect to any Mortgage Loan and as of any day, the per
     ---------
annum rate of interest applicable under the related Credit Line Agreement to the calculation of interest for such day on the Asset Balance of such Mortgage Loan.

     Loan Rate Cap:  With respect to each Mortgage Loan, the lesser of (i) the
     -------------
Lifetime Rate Cap, if any, or (ii) the applicable state usury ceiling, if any.

     Loss Trigger:  With respect to any Distribution Date, two times the
     ------------
fraction, expressed as a percentage, the numerator of which is the aggregate of all Liquidation Loss Amounts during the six immediately preceding Collection Periods and the denominator of which is the Pool Balance as of the close of business on the first Distribution Date in such six-month period.

     Lost Note Affidavit:  With respect to any Mortgage Loan on Schedule 1, the
     -------------------
executed Lost Note Affidavit in the form of Exhibit I hereto.

     Managed Amortization Period:  The period from the termination of the
     ---------------------------
Funding Period to the Rapid Amortization Commencement Date.

     Maximum Principal Payment:  With respect to any Distribution Date, the
     -------------------------
Investor Fixed Allocation Percentage of the Principal Collections for such Distribution Date.

     Maximum Rate:  As to any Interest Period, the Weighted Average Net Loan
     ------------
Rate for the Collection Period during which such Interest Period begins (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in the Collection Period commencing in the month in which such Interest Period commences and a year assumed to consist of 360 days).

     Minimum Monthly Payment:  With respect to any Mortgage Loan and any month,
     -----------------------
the minimum amount required to be paid by the related Mortgagor in that month.

     Minimum Transferor Interest:  With respect to any date, an amount equal to
     ---------------------------
the lesser of (a) 5% of the Pool Balance on such date and (b) $1,526,215.

     Moody's:  Moody's Investors Service, Inc. or its successor in interest.
     -------

     Mortgage:  The mortgage, deed of trust or other instrument creating a first
     --------
or second lien on an estate in fee simple interest in real property securing a Mortgage Loan.

     Mortgage File:  The mortgage documents listed in Section 2.01 pertaining to
     -------------
a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

     Mortgage Loan Schedule:  With respect to any date, the schedule of Mortgage
     ----------------------
Loans included in the Trust on such date. The initial schedule of Mortgage Loans as of the Cut-Off Date is the schedule set forth herein as Exhibit C, which schedule sets forth as to each Mortgage Loan (i) the Cut-Off Date Asset Balance, (ii) the Credit Limit, (iii) the Gross Margin, (iv) the Lifetime Rate Cap, (v) the account number, (vi) the current Loan Rate, (vii) the Combined Loan-to-Value Ratio, (viii) a code specifying the property type and (ix) a code specifying lien position. The Mortgage Loan Schedule will be deemed to be amended from time to time to reflect Additional Balances.

     Mortgage Loans:  The mortgage loans, including Additional
     --------------

Balances with respect thereto, that are transferred and assigned to the Trustee pursuant to Section 2.01, together with the Related Documents, exclusive of Mortgage Loans that are retransferred to the Sponsor, the Transferor or the Servicer from time to time pursuant to Sections 2.02, 2.04, 2.06, or 3.01, as from time to time are held as a part of the Trust. The mortgage loans originally so held are identified in the Mortgage Loan Schedule delivered on the Closing Date.

     Mortgage Note:  With respect to a Mortgage Loan, the revolving home equity
     -------------
loan note or other evidence of indebtedness pursuant to which the related mortgagor agrees to pay the indebtedness evidenced thereby and secured by the related Mortgage.

     Mortgaged Property:  The underlying property, including any real property
     ------------------
and improvements thereon, securing a Mortgage Loan.

     Mortgagor:  The obligor or obligors under a Credit Line Agreement.
     ---------

     Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan,
     ------------------------
Liquidation Proceeds net of Liquidation Expenses.

     Net Loan Rate:  With respect to any Mortgage Loan and as to any day, the
     -------------
Loan Rate less the Servicing Fee Rate and the Premium Fee Rate.

     Officer's Certificate:  A certificate signed by the President, an Executive
     ---------------------
Vice President, a Senior Vice President, a Vice President, an Assistant Vice President, the Treasurer, Assistant Treasurer, Controller or Assistant Controller of the Sponsor, the Servicer or the Transferor, as the case may be, and delivered to the Trustee.

     Opinion of Counsel:  A written opinion of counsel acceptable to the
     ------------------
Trustee, who may be in-house counsel for the Sponsor, Servicer or the Transferor (except that any opinion pursuant to Section 7.04 or relating to taxation must be an opinion of independent outside counsel) and who, in the case of opinions delivered to the Certificate Insurer and the Rating Agencies, is reasonably acceptable to it.

     Original Invested Amount:  $74,784,490.
     ------------------------

     Original Investor Certificate Principal Balance:  $74,784,490.
     -----------------------------------------------
     OTS:  The Office of Thrift Supervision or any successor in interest.
     ---

     Overfunded Interest Amount:  With respect to each Distribution Date during
     --------------------------
the Funding Period, the excess of the amount on deposit in the Capitalized Interest Account on such date over (A) the amount of accrued interest for the period from the date of determination through the close of business on the 13th Distribution Date on $11,446,605.75 (the "Maximum Funding Account Balance") at a per annum rate equal to the sum of the Certificate Rate applicable to the Interest Period related to such Distribution Date and the rate at which the premium payable to the Certificate Insurer is calculated minus (B) the amount of accrued interest during the same period referred to in (A) above on the same amount referred to in (A) above at a per annum rate equal to 2.5%, provided, however, for purposes
                                                --------  -------
of this calculation, the Certificate Rate shall always be greater than or equal to 5.565%.

     Paying Agent:  Any paying agent appointed pursuant to Section 6.06.
     ------------

     Percentage Interest:  As to any Investor Certificate, the percentage
     -------------------
obtained by dividing the principal denomination of such Investor Certificate by the aggregate of the principal denominations of all Investor Certificates.

     Person:  Any individual, corporation, partnership, joint venture,
     ------
association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Policy:  The Surety Bond numbered SB 10731, dated as of the Closing Date,
     ------
issued by the Certificate Insurer to the Trustee for the benefit of the Investor Certificateholders.

     Pool Balance:  With respect to any date, the aggregate of the Asset
     ------------
Balances of all Mortgage Loans as of such date.

     Pool Factor:  With respect to any Distribution Date, the percentage,
     -----------
carried to seven places, obtained by dividing the Investor Certificate Principal Balance for such Distribution Date by the Original Investor Certificate Principal Balance.

     Preference Claim:  As defined in Section 4.02.
     ----------------

     Premium Fee Rate:  As described in the Insurance Agreement.
     ----------------

     Prime Obligations Fund:  The Prime Obligations Fund of Federated Investors.
     ----------------------

     Principal Collections:  As to any Distribution Date, the sum of all
     ---------------------
payments by or on behalf of Mortgagors and any other amounts constituting principal (including but not limited to any portion of Insurance Proceeds or Net Liquidation Proceeds allocable to principal of the applicable Mortgage Loan, and Transfer Deposit Amounts, but excluding Foreclosure Profits) collected by the Servicer under the Mortgage Loans during the related Collection Period. The terms of the related Credit Line Agreement shall determine the portion of each payment in respect of a Mortgage Loan that constitutes principal or interest.

     Rapid Amortization Commencement Date:  The earlier of (i) the Distribution
     ------------------------------------
Date in November 2000, and (ii) the Distribution Date next succeeding the Collection Period in which a Rapid Amortization Event is deemed to occur pursuant to Section 11.01.

     Rapid Amortization Event:  As defined in Section 11.01.
     ------------------------

     Rapid Amortization Period:  The period commencing on the Rapid Amortization
     -------------------------
Commencement Date and continuing until the termination of the Trust pursuant to
Section 10.01.

     Rating Agency:  Any statistical credit rating agency, or its successor,
     -------------
that rated the Investor Certificates at the request of the Sponsor at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Sponsor and the Certificate Insurer, notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean A-1+ or better in the case of Standard & Poor's and P-1 or better in the case of Moody's and in the case of any other Rating Agency shall mean the ratings such other Rating Agency deems equivalent to the foregoing ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, the rating such other Rating Agency deems equivalent to the foregoing ratings.

     Record Date:  With respect to Book-Entry Certificates, the last day
     -----------
preceding the related Distribution Date; and with respect to Definitive Certificates, the Record Date shall be the last day of the calendar month preceding the month in which the related Distribution Date occurs.

     Reference Bank Rate:  As to any Interest Period as follows:  the arithmetic
     -------------------
mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Investor Certificate Principal Balance; provided that at least two such Reference Banks provide such rate. If fewer
--------
than two offered rates are provided, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Sponsor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the outstanding Investor Certificate Principal Balance. If no such quotations can be obtained, the Reference Bank Rate shall be LIBOR applicable to the preceding Interest Period.

     Reference Banks:  Three major banks that are engaged in transactions in
     ---------------
the London interbank market, selected by the Sponsor after consultation with the Trustee.

     Related Documents:  As defined in Section 2.01.
     -----------------

     REO:  A Mortgaged Property that is acquired by the Trust in foreclosure or
     ---
by deed in lieu of foreclosure.

     Responsible Officer:  When used with respect to the Trustee, any officer of
     -------------------
the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Revolving Period:  With respect to each Mortgage Loan, the period specified
     ----------------
for such Mortgage Loan in the related Credit Line Agreement, during which the Mortgagor is permitted to make Draws.

     SAIF:  The Savings Association Insurance Fund, as from time to time
     ----
constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or if at any time after the execution of this instrument the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

     Scheduled Principal Collections Distribution Amount:  With respect to any
     ---------------------------------------------------
Distribution Date during the Funding Period or the Managed Amortization Period and the Investor Certificates, an amount equal to the lesser of (i) the Maximum Principal Payment and (ii) the Alternative Principal Payment. With respect to any Distribution Date in respect of the Rapid Amortization Period, the Maximum Principal Payment.

     Servicer:  Avondale Federal Savings Bank, a federal savings bank, any
     --------
successor thereto and, after its termination as Servicer, any successor hereunder.

     Servicing Certificate:  A certificate completed and executed by a Servicing
     ---------------------
Officer in accordance with Section 4.01.

     Servicing Fee:  With respect to any Distribution Date, the product of (i)
     -------------
the Servicing Fee Rate divided by 12 and (ii) the Pool Balance on the first day of the Collection Period preceding such Distribution Date (or at the Cut-Off Date with respect to the first Distribution Date).

     Servicing Fee Rate:  For so long as no Trigger Event has occurred or is
     ------------------
continuing or Avondale is not acting as Servicer, 1.00% per annum. If a Trigger Event has occurred and is continuing and Avondale is acting as Servicer, 0.50% per annum.

     Servicing Officer:  Any officer of the Servicer involved in, or responsible
     -----------------
for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee (with a copy to the Certificate Insurer) by the Servicer on the Closing Date, as such list may be amended from time to time.

     60-Day Delinquent Loan:  With respect to any Collection Period or related
     ----------------------
Distribution Date, a Mortgage Loan (including REO) with respect to which any portion of the Minimum Monthly Payment is two months (calculated from Due Date with respect to such Mortgage Loan to Due Date) or more past due (without giving effect to any grace period or extension).

     Sponsor:  Avondale Federal Savings Bank, a federal savings bank and any
     -------
successor thereto.

     Spread Account:  The account created pursuant to Section 4.03 and
     --------------
maintained pursuant to the Insurance Agreement.

     Spread Account Maximum:  As defined in the Insurance Agreement.
     ----------------------

     Standard & Poor's:  Standard & Poor's Ratings Services, a division of The
     -----------------
McGraw-Hill Companies, Inc., or its successor in interest.

     Telerate Screen LIBO Page 3750:  The display designated as page 3750 on the
     ------------------------------
Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London inter-bank offered rates of major banks).

     Transfer Date:  As defined in Section 2.06.
     -------------

     Transfer Deficiency:  As defined in Section 2.02.
     -------------------

     Transfer Deposit Amount:  As defined in Section 2.02.
     -----------------------

     Transfer Notice Date:  As defined in Section 2.06.
     --------------------

     Transferor or Transferor Certificateholders:  The Holders of the Transferor
     -------------------------------------------
Certificates which will initially be Avondale Federal Savings Bank, a federal savings bank.

     Transferor Certificates:  The certificates executed and authenticated by
     -----------------------
the Trustee substantially in the form set forth in Exhibit B hereto.

     Transferor Collections:  As to any period, the sum of Transferor Interest
     ----------------------
Collections and Transferor Principal Collections for such period.

     Transferor Interest Collections:  Interest Collections that are not
     -------------------------------
Investor Interest Collections.

     Transferor Principal Balance:  As of any date of determination, the amount
     ----------------------------
equal to (i) the Pool Balance at the end of the day preceding such date of determination less (ii) the Invested Amount as of the close of business on the preceding Distribution Date reduced by Principal Collections on deposit in the Funding Account.

     Transferor Principal Collections:  On any Distribution Date, Principal
     --------------------------------
Collections received during the related Collection Period minus the amount of such Principal Collections required to be distributed to Investor
Certificateholders pursuant to Section 5.01(b) or required to be deposited to the Funding Account pursuant to Section 5.05.

     Trigger Event:  With respect to any date of determination, either a Rapid
     -------------
Amortization Event or an Event of Servicing Termination.

     Trust:  The trust created by this Agreement, the corpus of which consists
     -----
of the Mortgage Loans, such other assets as shall from time to time be identified as deposited in the Collection Account in accordance with this Agreement, property that secured a Mortgage Loan and that has become REO, the interest of the Sponsor in certain hazard insurance policies maintained by the Mortgagors or the Servicer in respect of the Mortgage Loans, the Policy, such assets, as may be deposited from time to time in the Collection Account, the Spread Account, the Funding Account and the Capitalized Interest Account and all proceeds of each of the foregoing (exclusive of payments of accrued interest on the Mortgage Loans which are due on or prior to the Cut-Off Date).

     Trustee:  LaSalle National Bank or any successor Trustee appointed in
     -------
accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

     Trustee Fee:  An amount equal to 1/12 of the product of the Trustee Fee
     -----------
Rate times the Pool Balance as of the first day of the related Collection
Period.

     Trustee Fee Rate:  The per annum rate at which the Trustee Fee is
     ----------------
calculated.

     UCC:  The Uniform Commercial Code, as amended from time to time, as in
     ---
effect in any specified jurisdiction.

     Unpaid Investor Certificate Interest Shortfall:  With respect to any
     ----------------------------------------------
Distribution Date, the aggregate amount, if any, of Investor Certificate Interest that was accrued in respect of a prior Distribution Date and has not been distributed to Investor Certificateholders.

     Weighted Average Net Loan Rate:  As to any Collection Period, the average
     ------------------------------
of the daily Net Loan Rate for each Mortgage Loan for each day during the related Billing Cycle, weighted on the basis of the daily average of the related Asset Balances outstanding for each day in such Billing Cycle for each Mortgage Loan as determined by the Servicer in accordance with the Servicer's normal servicing procedures.

     Section 1.02.  Interest Calculations.  All calculations of interest
                    ---------------------
hereunder that are made in respect of the Asset Balance of a Mortgage Loan shall be made on a daily basis using a 365-day year. All calculations of interest on the Investor Certificates shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest cent with one-half of one cent being rounded down.

                                   ARTICLE II

                         Conveyance of Mortgage Loans;
                       Original Issuance of Certificates;
                                 Tax Treatment


     Section 2.01.  Conveyance of Mortgage Loans; Retention of Obligation to
                    --------------------------------------------------------
Fund Advances Under Credit Line Agreements.  The Sponsor, concurrently with the
------------------------------------------
execution and delivery of this Agreement, does hereby transfer, assign, set over and otherwise convey to the Trust without recourse (subject to Sections 2.02 and 2.04) all of its right, title and interest in and to (i) each Mortgage Loan, including its Asset Balance (including all Additional Balances) and all collections in respect thereof received after the Cut-Off Date (excluding payments in respect of accrued interest due prior to the Cut-Off Date); (ii) property that secured a Mortgage Loan that is acquired by foreclosure or deed in lieu of foreclosure; (iii) the Sponsor's rights under the hazard insurance policies covering Mortgaged Properties; (iv) the Spread Account; (v) the Funding Account; (vi) the Capitalized Interest Account; (vii) the Policy; (viii) the Collection Account; and (ix) all other assets included or to be included in the Trust for the benefit of Certificateholders and the Certificate Insurer; provided, however, neither the Trustee nor the Trust assumes the obligation
--------  -------
under any Credit Line Agreement that provides for the funding of future advances to the Mortgagor thereunder, and neither the Trust nor the Trustee shall be obligated or permitted to fund any such future advances. Additional Balances shall be part of the related Asset Balance and are hereby transferred to the Trust on the Closing Date pursuant to this Section 2.01, and therefore part of the Trust property. In addition, on or prior to the Closing Date, the Sponsor shall cause the Certificate Insurer to deliver the Policy to the Trustee for the benefit of the Investor Certificateholders. The foregoing transfer, assignment, set-over and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over and conveyance shall be construed accordingly.

     The Sponsor agrees to take or cause to be taken such actions and execute such documents (including without limitation the filing of all necessary continuation statements for the UCC-1 financing statements filed in the State of Illinois (which shall have been filed on or prior to the Closing Date) describing the Cut-Off Date Asset Balances and Additional Balances and naming the Sponsor as debtor and the Trustee as secured party and any amendments to UCC-1 financing statements required to reflect a change in the name or corporate structure of the Sponsor or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Sponsor (filed on or prior to any event necessitating such filing) as are necessary to perfect and protect the Certificateholders' and Certificate Insurer's interests in each Cut-Off

Date Asset Balance and Additional Balances and the proceeds thereof.

     In connection with such transfer and assignment by the Sponsor, the Sponsor shall deliver to, and deposit with, the Trustee, on or before the Closing Date, the following documents or instruments (the "Related Documents") with respect to each Mortgage Loan:

               (i) the original Mortgage Note endorsed "Pay to the order of LaSalle National Bank, as Trustee for Avondale Home Equity Loan Trust 1996-1 without recourse", or with respect to the Mortgage Loans on Schedule 1, a Lost Note Affidavit;

               (ii) a blanket assignment covering all Mortgage Loans by the Closing Date and an original Assignment of Mortgage in favor of the Trustee in recordable form to be delivered within 30 days;

               (iii) the original recorded Mortgage or, if, in connection with any Mortgage Loan, the original recorded Mortgage with evidence of recording thereon cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Sponsor shall deliver or cause to be delivered to the Trustee, a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Sponsor stating that such original Mortgage has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

               (iv) if applicable, the original intervening assignments, if any ("Intervening Assignments"), with evidence of recording thereon, showing a complete chain of title to the Mortgage from the originator to the Sponsor or, if any such original Intervening Assignment has not been returned from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Sponsor stating that such original Intervening Assignment has been dispatched to the appropriate public recording official for recordation or (ii) in the case of an original Intervening Assignment that has been lost, a certificate by the appropriate county recording office where such Mortgage is recorded;

               (v) either (1) for each Mortgage Loan with a Credit Limit in excess of $50,000, a title policy or (2) for all other Mortgage Loans, either a title policy, a title search or guaranty of title with respect to the related Mortgaged Property;

               (vi) the original of any guaranty executed in connection with the Mortgage Note;

               (vii) the original of each assumption, modification, consolidation or substitution agreement, if any, relating to the Mortgage Loan; and

               (viii) any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage;

provided, however, that as to any Mortgage Loan, if (a) as evidenced by an
--------  -------
Opinion of Counsel delivered to and in form and substance satisfactory to the Trustee and the Certificate Insurer, (x) an optical image or other representation of the related documents specified in clauses (i) through (viii) above are enforceable in the relevant jurisdictions to the same extent as the original of such document and (y) such optical image or other representation does not impair the ability of an owner of such Mortgage Loan to transfer its interest in such Mortgage Loan, and (b) the retention of such documents in such format will not result of a reduction in the then current rating of the Investor Certificates, without regard to the Policy, such optical image or other representation may be delivered to the Trustee in lieu of the physical documents specified above. With respect to Mortgages, Assignments of Mortgages or any Intervening Assignments submitted for recordation, the Sponsor shall deliver to the Trustee such documents with evidence of recording thereon promptly upon receipt thereof from the applicable recording office.

     The Sponsor hereby confirms to the Trustee that it has caused the portions of the Electronic Ledgers relating to the Mortgage Loans to be clearly and unambiguously marked, and has made the appropriate entries in its general accounting records, to indicate that such Mortgage Loans have been transferred to the Trust. The Servicer hereby confirms to the Trustee that it has clearly and unambiguously made appropriate entries in its general accounting records indicating that such Mortgage Loans constitute part of the Trust and are serviced by it on behalf of the Trust in accordance with the terms hereof.

     Notwithstanding the characterization of the Investor Certificates as debt for Federal, state and local income and franchise tax purposes, the parties hereto intend to treat the transfer of the Mortgage Loans as provided herein as a sale, for certain non-tax purposes, by the Sponsor to the Trust of all the Sponsor's right, title and interest in and to the Mortgage Loans and other property described above. In the event such transfer is deemed not to be a sale for purposes described above, the Sponsor hereby grants to the Trust a security interest in all of the Sponsor's right, title and interest in, to and under the Mortgage Loans whether now existing or hereafter created, all monies due or to become due on the Mortgage Loans and all proceeds of any thereof; and this Agreement shall constitute a security agreement under applicable law.

     The Trustee shall keep the Servicer apprised at all times of the location of the Mortgage Loans and the Mortgage Files. The Trustee shall take all steps that are reasonably necessary or appropriate in order to facilitate the Servicer's access to the Mortgage Loans and the Mortgage Files and shall cooperate fully with the Servicer in securing such access.

     Within 30 days of the Closing Date, the Sponsor, at its own expense, shall either (i) submit the assignment of each Mortgage in favor of the Trustee for recordation (which may be a blanket assignment if permitted by applicable law) in the appropriate real property or other records or (ii) deliver to the Trustee, with notice to the Rating Agencies, the assignment of each Mortgage (to the extent of the Trustee's interest therein) in favor of the Trustee in form for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan (to the extent provided herein) or, in the event a court should recharacterize the conveyance of the Mortgage Loans (to the extent provided herein) as a loan or a security for a loan, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan (to the extent of the Trustee's interest therein).

     Within 90 days following delivery of the Mortgage Files to the Trustee pursuant to this Section, the Trustee shall review each such Mortgage File to ascertain that all required documents set forth in this Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule and in so doing the Trustee may rely on the purported due execution and genuineness of any signature thereon. If within such 90-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Mortgage Loans identified in said Mortgage Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify the Sponsor and the Certificate Insurer, and the Sponsor shall have a period of 90 days after such notice within which to correct or cure any such defect.

     The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in this Section 2.01. In reviewing any Mortgage File pursuant to this Section, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, whether any Person executing any document is authorized to do so or whether any signature thereon is genuine, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded.

     Section 2.02.  Acceptance by Trustee; Retransfer of Mortgage Loans.  The
                    ---------------------------------------------------
Trustee hereby acknowledges its receipt of the Policy and the Mortgage Loans, and declares that the Trustee holds and will hold such instrument, and to the extent that any documents are delivered to it pursuant to Section 2.01, will hold such documents, and all amounts received by it thereunder and hereunder, in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Certificate Insurer. If the time to cure any defect in respect of any Mortgage Loan of which the Trustee has notified the Sponsor following the review pursuant to Section 2.01 has expired or if at any time any loss is suffered by the Trustee on behalf of the Certificateholders or the Certificate Insurer, in respect of any Mortgage Loan as a result of (i) a defect in any document constituting a part of its Mortgage File or (ii) an Assignment of Mortgage to the Trustee not having been recorded as required by
Section 2.01, then on the next succeeding Business Day upon the deposit to the Collection Account of the Transfer Deposit Amount, if any, and upon satisfaction of the applicable conditions described herein, all right, title and interest of the Trust in and to such Mortgage Loan shall be deemed to be retransferred, reassigned and otherwise reconveyed, without recourse, representation or warranty, to the Sponsor on such Business Day and the Asset Balance of such Mortgage Loan shall be deducted from the Pool Balance; provided, however, that
                                                       --------  -------
interest accrued on the Asset Balance of such Mortgage Loan to the end of the related Collection Period shall be the property of the Trust and to the extent such interest shall be accrued and unpaid such amount shall be added to the Transfer Deposit Amount. The Trustee shall determine if the reduction of such Asset Balance from the Pool Balance in accordance with the preceding sentence would cause the Transferor Principal Balance to be less than the Minimum Transferor Interest ("Transfer Deficiency"), in which event the Trustee shall deliver written notice of such deficiency to the Sponsor, and within five Business Days after the Business Day of such retransfer the Sponsor shall deposit into the Collection Account an amount (the "Transfer Deposit Amount") in immediately available funds equal to the Transfer Deficiency. Such reduction and the actual payment of any Transfer Deposit Amount, if any, shall be deemed to be payment in full for such Mortgage Loan. Upon receipt of written notification signed by a Servicing Officer to the effect that the

Transfer Deposit Amount in respect of a Defective Mortgage Loan has been deposited into the Collection Account or, if the Transferor Principal Balance is not reduced below the Minimum Transferor Interest as a result of the deemed retransfer of a Defective Mortgage Loan, then as promptly as practicable following such deemed transfer, the Trustee shall execute such documents and instruments of assignment or transfer presented by the Sponsor, in each case without recourse, representation or warranty, and take such other actions as shall reasonably be requested by the Sponsor to effect such transfer by the Trust of such Defective Mortgage Loan pursuant to this Section. It is understood and agreed that the obligation of the Sponsor to accept a transfer of a Defective Mortgage Loan and to make a deposit of any related Transfer Deposit Amount into the Collection Account shall constitute the sole remedy respecting such defect available to Certificateholders, the Trustee and the Certificate Insurer against the Sponsor.

     The Servicer, promptly following the transfer of a Defective Mortgage Loan from the Trust pursuant to this Section, shall amend the Mortgage Loan Schedule and make appropriate entries in its general account records to reflect such transfer. The Servicer shall, following such retransfer, appropriately mark its records to indicate that it is no longer servicing such Mortgage Loan on behalf of the Trust. The Sponsor, promptly following such transfer, shall appropriately mark its Electronic Ledger and make appropriate entries in its general account records to reflect such transfer.

     Notwithstanding any other provision of this Section, a retransfer of a Defective Mortgage Loan to the Sponsor pursuant to this Section that would cause the Transferor Principal Balance to be less than the Minimum Transferor Interest shall not occur if the Sponsor fails to deposit into the Collection Account any related Transfer Deposit Amount required by this Section with respect to the transfer of such Defective Mortgage Loan.

     Section 2.03.  Representations and Warranties Regarding the Servicer.  The
                    -----------------------------------------------------
Servicer represents and warrants to the Trustee and the Certificate Insurer that as of the Closing Date:

               (i) The Servicer is a federal savings bank, validly existing under the laws of the United States of America, and has the corporate power to own its assets and to transact the business in which it is currently engaged. As a federal savings bank, the Servicer is exempt under federal law from any requirement under state law that it qualify as a foreign corporation for the transaction of business under the laws of any jurisdiction in which it owns or leases property or conducts any business;

               (ii) The Servicer has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

               (iii) The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to the Closing Date;

               (iv) The execution, delivery and performance of this Agreement by the Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Servicer or any provision of the Federal Stock Charter or Bylaws of the Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Servicer is a party or by which the Servicer may be bound; and

               (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Servicer threatened, against the Servicer or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

The representations and warranties set forth in this Section shall survive the sale and assignment of the Mortgage Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer, the person discovering such breach shall give prompt written notice to the other parties and to the Certificate Insurer. Within 90 days of its discovery or its receipt of notice of breach, or, with the prior written consent of a Responsible Officer of the Trustee and the Certificate Insurer, such longer period specified in such consent, the Servicer shall cure such breach in all material respects.

     Section 2.04.  Representations and Warranties of the Sponsor
                    ---------------------------------------------

Regarding the Mortgage Loans; Retransfer of Certain Mortgage Loans.  (a)  The
------------------------------------------------------------------
Sponsor hereby represents and warrants to the Trustee and the Certificate Insurer that as of the Cut-Off Date, unless otherwise specifically set forth herein:

          (i) As of the Closing Date, this Agreement constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

          (ii) As of the Closing Date with respect to the Mortgage Loans, either (A) this Agreement constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Sponsor in and to the Cut-Off Date Asset Balances of the Mortgage Loans, all monies due or to become due with respect thereto (excluding payments in respect of accrued interest due prior to the Cut-Off Date), and all proceeds of such Cut-Off Date Asset Balances with respect to the Mortgage Loans and such funds as are from time to time deposited in the Collection Account (excluding any investment earnings thereon) and all other property specified in the definition of "Trust" as being part of the corpus of the Trust conveyed to the Trust by the Sponsor, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Trustee of all right, title and interest of the Sponsor in and to the Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of "Trust" relating to the Additional Balances or (B) this Agreement constitutes a grant of a security interest (as defined in the UCC as in effect in Illinois) in such property to the Trustee on behalf of the Trust. If this Agreement constitutes the grant of a security interest to the Trust in such property, and if the Trustee obtains and maintains possession of the Mortgage File for each Mortgage Loan, the Trust shall have a first priority perfected security interest in such property, subject to the effect of Section 9-306 of the UCC with respect to collections on the Mortgage Loans that are deposited in the Collection Account in accordance with the next to last paragraph of Section 3.02(b); provided, however, that
                                                         --------  -------
     nothing in this clause (ii) shall be construed to obligate the Servicer to deliver any Mortgage Files other than as set forth in Section 2.01 hereof;

          (iii) As of the Closing Date with respect to the Mortgage Loans and as of the date any Additional Balance is created, the information set forth in the Mortgage Loan Schedule for such Mortgage Loans is true and correct in all material respects;

          (iv) The applicable Cut-Off Date Asset Balance has not been assigned or pledged, and the Sponsor is the sole owner and holder of such Cut-Off Date Asset Balance free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loan, to sell, assign or transfer the same pursuant to this Agreement;

          (v) As of the Closing Date with respect to the Mortgage Loans, the related Mortgage Note and the Mortgage with respect to each Mortgage Loan have not been assigned or pledged, and the Sponsor is the sole owner and holder of the Mortgage Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature, and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Mortgage Loans, to sell and assign the same;

          (vi) As of the Closing Date with respect to the Mortgage Loans, the related Mortgage is a valid and subsisting first or second lien, as set forth on the Mortgage Loan Schedule with respect to each related Mortgage Loan, on the property therein described, and as of the applicable Cut-Off Date the related Mortgaged Property is free and clear of all encumbrances and liens having priority over the first or second lien, as applicable, of such Mortgage except for liens for (a) real estate taxes and special assessments not yet delinquent; (b) any first mortgage loan secured by such Mortgaged Property and specified on the Mortgage Loan Schedule; (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording that are acceptable to mortgage lending institutions generally; and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

          (vii) As of the Closing Date with respect to the Mortgage Loans, there is no valid offset, defense or counterclaim of any obligor under any Credit Line Agreement or Mortgage;

          (viii) To the best knowledge of the Sponsor, as of the Closing Date with respect to the Mortgage Loans, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

          (ix) As of the Closing Date with respect to the Mortgage Loans, there is no proceeding pending or, to the best knowl-edge of the Sponsor, threatened for the total or partial condemnation of the related Mortgaged Property, and such property is free of material damage;

          (x) To the best knowledge of the Sponsor, as of the Closing Date with respect to the Mortgage Loans, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be, liens prior or equal to the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause (xiv);

          (xi) No more than 0.79% of the Mortgage Loans (by Cut-Off Date Pool Balance) were no more than one payment past due and no more than .35% of the Mortgage Loans (by Cut-Off Date Pool Balance) were no more than two payments past due;

          (xii) As of the Closing Date with respect to the Mortgage Loans, for each Mortgage Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein;

          (xiii) The related Mortgage Note and the related Mortgage at origination complied in all material respects with applicable state and federal laws, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan;

          (xiv) Either a lender's title insurance policy or binder was issued on the date of origination of the Mortgage Loan and each such policy is valid and remains in full force and effect, or a title search or guaranty of title customary in the relevant jurisdiction was obtained with respect to a Mortgage Loan as to which no title insurance policy or binder was issued;

          (xv) As of the Closing Date with respect to the Mortgage Loans, none of the Mortgaged Properties is a mobile home or a manufactured housing unit that is not considered or classified as part of the real estate under the laws of the jurisdiction in which it is located;

          (xvi) As of the Cut-Off Date for the Mortgage Loans no more than 1.48% of such Mortgage Loans, by aggregate principal balance, are secured by Mortgaged Properties located in one United States postal zip code;

          (xvii) The Combined Loan-to-Value Ratio for each Mortgage Loan was not in excess of 100%, except for those Mortgage Loans listed on Appendix A which shall not be in excess of

     101%;

          (xviii)   No selection procedure reasonably believed by the Sponsor
     to be adverse to the interests of the Certificateholders or the Certificate Insurer was utilized in selecting the Mortgage Loans;

          (xix) The Sponsor has not transferred the Mortgage Loans to the Trust with any intent to hinder, delay or defraud any of its creditors;

          (xx) The Minimum Monthly Payment with respect to any Mortgage Loan is not less than the interest accrued at the applicable Loan Rate on the average daily Asset Balance during the interest period relating to the date on which such Minimum Monthly Payment is due;

          (xxi) On or prior to the Closing Date with respect to the Mortgage Loans, the Sponsor has filed UCC-1 financing statements with respect to the Mortgage Loans;

          (xxii) As of the Closing Date with respect to the Mortgage Loans, each Credit Line Agreement and each Mortgage Loan is an enforceable obligation of the related Mortgagor, except as the enforceability thereof may be limited by the bankruptcy, insolvency or similar laws affecting creditors' rights generally;

          (xxiii)   As of the Closing Date with respect to the Mortgage Loans, the Sponsor has not received a notice of default of any senior mortgage loan related to a Mortgaged Property that has not been cured by a party other than the Servicer;

          (xxiv) The definition of Prime Rate in each Credit Line Agreement relating to a Mortgage Loan does not differ materially from the definition in the form of Credit Line Agreement in Exhibit E;

          (xxv) The weighted average remaining term to maturity of the Mortgage Loans on a contractual basis as of the Cut-Off Date for the Mortgage Loans is approximately 119 months. On each date that the Loan Rates have been adjusted, interest rate adjustments on the Mortgage Loans were made in compliance with the related Mortgage and Mortgage Note and applicable law. Over the term of each Mortgage Loan, the Loan Rate may not exceed the related Loan Rate Cap, if any. Substantially all of the Mortgage Loans are subject to a Loan Rate Cap of 19.99%. The Margins range between 1.00% and 9.25% and the weighted average Margin is approximately 3.90% as of the Cut-Off Date for the Mortgage Loans. The Loan Rates on such Mortgage Loans range between 9.25% and 17.25% and the weighted average Loan Rate is approximately 12.15%.

          (xxvi) As of the Closing Date with respect to the Mortgage Loans, each Mortgaged Property consists of a single parcel of real property with a one-to-four unit single family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse;

          (xxvii)   No more than 14.05% (by Cut-Off Date Pool Balance) of the
     Mortgage Loans are secured by real property improved by individual condominium units, planned development units, townhouses or two-to-four family residences erected thereon, and at least 85.95% (by Cut-Off Date Pool Balance) of the Mortgage Loans are secured by real property with a detached one-family residence erected thereon;

          (xxviii)  The Credit Limits on the Mortgage Loans range between
     $5,000 and $168,000 with an average of $31,862. As of the Cut-Off Date for the Mortgage Loans, no Mortgage Loan had a principal balance in excess of approximately $99,962 and the average principal balance of the Mortgage Loans is equal to approximately $23,944;

          (xxix) Approximately 6.41% and 93.59% of the Mortgage Loans, by aggregate principal balance as of the Cut-Off Date for the Mortgage Loans, are first and second liens, respectively. No Mortgage Loan is in the third lien position;

          (xxx) No Mortgage Loan originated under the Sponsor's underwriting guidelines attached hereto as Exhibit J in the category of F, G or H will have a Combined Loan-to-Value Ratio in excess of 90%; and

          (xxxi) To the best of the Sponsor's knowledge, the Mortgaged Property relating to each Mortgage Loan is free of material damage and in good repair.

     With respect to the representations and warranties set forth in this
Section 2.04 that are made to the best of the Sponsor's knowledge or as to which the Sponsor has no knowledge, if it is discovered by the Sponsor, the Servicer, the Certificate Insurer or a Responsible Officer of the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan then, notwithstanding the Sponsor's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

     (b) It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee pursuant to Section 2.01 and the termination of the rights and obligations of the

Servicer pursuant to Section 7.04 or 8.02. Upon discovery by the Sponsor, the Servicer, the Certificate Insurer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties (other than the representation and warranty set forth in Section 2.04(a)(i), (ii) and (iv) above), without regard to any limitation set forth therein concerning the knowledge of the Sponsor as to the facts stated therein, which materially and adversely affects the interests of the Trust or the Investor Certificateholders or the Certificate Insurer in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer. Within 90 days of its discovery or its receipt of notice of such breach, the Sponsor shall use all reasonable efforts to cure such breach in all material respects or shall, not later than the Business Day next preceding the Distribution Date in the month following the Collection Period in which any such cure period expired (or such later date that is acceptable to the Trustee and the Certificate Insurer as evidenced by their written consents), accept a transfer of such Mortgage Loan from the Trust in the same manner and subject to the same conditions as set forth in Section 2.02; provided, however,
                                                             --------  -------
that the cure for any breach of a representation and warranty relating to the characteristics of the Mortgage Loans in the aggregate shall be a repurchase of only the Mortgage Loans necessary to cause such characteristics to be in compliance with the related representation and warranty. Upon accepting such transfer and making any required deposit into the Collection Account, the Sponsor shall be entitled to receive an instrument of assignment or transfer from the Trustee to the same extent as set forth in Section 2.02 with respect to the transfer of Mortgage Loans under that Section.

     It is understood and agreed that the obligation of the Sponsor to accept a transfer of a Mortgage Loan as to which a breach has occurred and is continuing and to make any required deposit in the Collection Account shall constitute the sole remedy against the Sponsor respecting such breach available to Investor Certificateholders, the Trustee on behalf of Investor Certificateholders and the Certificate Insurer; provided, however, that the Sponsor shall defend and
                         --------  -------
indemnify the Trustee, the Certificate Insurer and the Investor Certificateholders against all reasonable costs and expenses, and all losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and the amount of any settlement entered into with the consent of the Sponsor (such consent not to be unreasonably withheld), which may be asserted against or incurred by any of them as a result of any third-party action arising out of any breach of any such representation and warranty. Notwithstanding the foregoing, with regard to any breach of the representation and warranty set forth in Section 2.04(a)(i), (ii) or (iv), the sale and assignment of the affected Mortgage Loans to the Trust shall be deemed void and the Sponsor shall pay to the Trust the sum of (i) the amount of the related Asset Balances, plus unpaid accrued interest on each such Asset Balance at the applicable Loan Rate to the date of payment and (ii) the amount of any loss suffered by Certificateholders or the Certificate Insurer with respect to the affected Mortgage Loans.

     Section 2.05.  Covenants of the Sponsor.  The Sponsor hereby covenants
                    ------------------------
that:

     (a)  Security Interests.  Except for the transfer hereunder, the Sponsor
          ------------------
will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, whether now existing or hereafter created, or any interest therein or in any other property specified in the definition of "Trust"; the Sponsor will notify the Trustee of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof; and the Sponsor, at its expense, will defend the right, title and interest of the Trust in, to and under the Mortgage Loans, whether now existing or hereafter created, against all claims of third parties claiming through or under the Sponsor; provided, however, that nothing in this Section 2.05(a)
                   --------  -------
shall prevent or be deemed to prohibit the Sponsor from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Sponsor shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

     (b)  Negative Pledge.  The Sponsor hereby agrees not to transfer, assign,
          ---------------
exchange, pledge, finance, hypothecate, grant a security interest in or otherwise convey the Transferor Certificates except in accordance with Sections
6.05 and 7.02.

     (c)  Downgrading.  The Sponsor will not engage in any activity which would
          -----------
result in a downgrading of the Investor Certificates, without regard to the Policy.

     (d)  Amendment to Federal Stock Charter.  The Sponsor will not amend its
          ----------------------------------
Federal Stock Charter without prior written notice to the Rating Agencies and the Certificate Insurer.

     (e)  Principal Place of Business.  The Sponsor's principal place of
          ---------------------------
business is in Illinois and it will not change its principal place of business without prior written notice to the Rating Agencies and the Certificate Insurer.

     (f)  Agreement to be Official Record of the Sponsor.  So long as the
          ----------------------------------------------
Certificates remain outstanding, this Agreement shall be treated as an official record of the Sponsor within the meaning of Section 13(e) of the Federal Deposit Insurance Act (12 USC 1823(e)).

     (g)  Schedule 1 Mortgage Loans.  The Sponsor will immediately
          -------------------------
accept a retransfer of any and all Mortgage Loans listed on Schedule 1 with respect to which the Minimum Monthly Payment is 90 or more days delinquent (measured on a contractual basis). Such retransfer shall be performed in the same manner as set forth in Section 2.02.

     Section 2.06.  Retransfers of Mortgage Loans at Election of Transferor.
                    -------------------------------------------------------
Subject to the conditions set forth below, the Transferor may, but shall not be obligated to, require the retransfer of Mortgage Loans from the Trust to the Transferor as of the close of business on a Distribution Date (the "Transfer Date"). On the fifth Business Day (the "Transfer Notice Date") prior to the Transfer Date designated in such notice, the Transferor shall give the Trustee, the Certificate Insurer and the Servicer a notice of the proposed retransfer that contains a list of the Mortgage Loans to be retransferred. Such retransfers of Mortgage Loans shall be permitted upon satisfaction of the following conditions:

          (i)       The Rapid Amortization Period shall not have commenced;

          (ii) On the Transfer Notice Date the Transferor Principal Balance (after giving effect to the removal from the Trust of the Mortgage Loans proposed to be retransferred) is at least equal to the Minimum Transferor Interest;

          (iii) The transfer of any Mortgage Loans on any Transfer Date shall not, in the reasonable belief of the Transferor, cause a Rapid Amortization Event to occur or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event;

          (iv) On or before the Transfer Date, the Transferor shall have delivered to the Trustee and the Certificate Insurer a revised Mortgage Loan Schedule, reflecting the proposed transfer and the Transfer Date, and the Servicer shall have marked the Electronic Ledger to show that the Mortgages Loans transferred to the Transferor are no longer owned by the Trust;

          (v) The Transferor shall represent and warrant that no selection procedures reasonably believed by the Transferor to be adverse to the interests of the Investor Certificateholders or the Certificate Insurer were utilized in selecting the Mortgage Loans to be removed from the Trust;

          (vi) In connection with each retransfer of Mortgage Loans pursuant to this Section, each Rating Agency shall have received on or prior to the related Transfer Notice Date notice of such proposed retransfer of Mortgage Loans and, prior to the Transfer Date, shall have notified the Trustee in writing that such retransfer of Mortgage Loans would not result in a reduction or withdrawal of its then current rating of the Investor Certificates without regard to the Policy;

          (vii) The Transferor shall have delivered to the Trustee and the Certificate Insurer an Officer's Certificate certifying that the items set forth in subparagraphs (i) through (vi), inclusive, have been performed or are true and correct, as the case may be. The Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

Upon receiving the requisite information from the Transferor, the Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date the Trustee shall deliver, or cause to be delivered, to the Transferor the Mortgage File for each Mortgage Loan being so transferred, and the Trustee shall execute and deliver to the Transferor such other documents prepared by the Transferor as shall be reasonably necessary to transfer such Mortgage Loans to the Transferor. Any such transfer of the Trust's right, title and interest in and to Mortgage Loans shall be without recourse, representation or warranty by or of the Trustee or the Trust to the Transferor.

     Section 2.07.  Execution and Authentication of Certificates.  The Trustee,
                    --------------------------------------------
on behalf of the Trust, has caused to be executed, authenticated and delivered to or upon the order of the Sponsor, in exchange for the Trust, concurrently with the sale, assignment and conveyance to the Trustee of the Trust, Investor Certificates in authorized denominations and the Transferor Certificates, together evidencing the ownership of the entire Trust.

     Section 2.08.  Tax Treatment.  It is the intention of the Transferor and
                    -------------
the Investor Certificateholders that the Investor Certificates will be indebtedness of the Transferor for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Transferor, the Trustee and each Investor Certificateholder (or Certificate Owner) by acceptance of its Investor Certificate (or, in the case of a Certificate Owner, by virtue of such Certificate Owner's acquisition of a beneficial interest therein) agrees to treat the Investor Certificates (or beneficial interest therein), for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of the Transferor secured by the assets of the Trust and to report the transactions contemplated by this Agreement on all applicable tax returns in a manner consistent with such treatment. Each Investor Certificateholder agrees that it will cause any Certificate Owner acquiring an interest in an Investor Certificate through it to comply with this Agreement as to treatment of the Investor Certificates as indebtedness for federal, state and local income and franchise tax purposes and for purposes of any other tax imposed on or measured by income. The Trustee will prepare and file all tax reports required hereunder.

                                  ARTICLE III

                          Administration and Servicing
                               of Mortgage Loans


     Section 3.01.  The Servicer.  (a)  The Servicer shall service and
                    ------------
administer the Mortgage Loans in a manner consistent with the terms of this Agreement and with general industry practice and shall have full power and authority, acting alone or through a subservicer acceptable to the Certificate Insurer, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, it being understood, however, that the Servicer shall at all times remain responsible to the Trustee, the Certificateholders and the Certificate Insurer for the performance of its duties and obligations hereunder in accordance with the terms hereof. Any amounts received by any subservicer in respect of a Mortgage Loan shall be deemed to have been received by the Servicer whether or not actually received by it. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered by the Trustee, to execute and deliver, on behalf of itself, the Certificateholders and the Trustee, or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall, upon the written request of a Servicing Officer, furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer in such capacity may also consent to the placing of a lien senior to that of any Mortgage on the related Mortgaged Property, provided that

          (x) such Mortgage succeeded to a first lien position after the related Mortgage Loan was conveyed to the Trust and, immediately following the placement of such senior lien, such Mortgage is in a second lien position and the outstanding principal amount of the mortgage loan secured by such subsequent senior lien is no greater than the outstanding principal amount of the senior mortgage loan secured by the Mortgaged Property as of the date the related Mortgage Loan was originated; or

          (y) the Mortgage relating to such Mortgage Loan was in a second lien position as of the Cut-Off Date and the new senior lien secures a mortgage loan that refinances an existing first mortgage loan and the outstanding principal amount and Loan Rate of the replacement first mortgage loan immediately following such refinancing is not greater than the outstanding principal amount and Loan Rate of such existing first mortgage loan at the date of origination of such Mortgage Loan;

provided, further, that such senior lien does not secure a note that provides
--------  -------
for negative amortization.

     In addition, the Servicer may agree to changes in the terms of a Mortgage Loan at the request of the Mortgagor or the Servicer may solicit Mortgagors to change any term of a Mortgage Loan that may affect the repayment characteristics, including the credit limit, the margin, the lien status or Combined Loan-to-Value Ratio thereof provided that before such instrument of modification is executed prior written approval of the Certificate Insurer and the Rating Agencies is obtained.

     In addition to the foregoing, the Servicer may change any other terms of the related Mortgage Loans (other than the maturity date), provided that such
                                                           --------
changes (i) do not materially and adversely affect the interest of Certificateholders or the Certificate Insurer, (ii) are consistent with prudent and customary business practice as evidenced by a certificate signed by a Servicing Officer delivered to the Trustee and the Certificate Insurer and (iii) if a modification is proposed to be made for all or substantially all of the Credit Line Agreements, the Servicer shall have received an Opinion of Counsel to the effect that such modification will not cause the Certificate Owners to recognize any gain or loss for United States federal income tax purposes and will not adversely affect the tax characterization of the Investor Certificates. Nothing herein shall limit the right of the Servicer to solicit Mortgagors with respect to new loans (including mortgage loans) that are not Mortgage Loans.

     The relationship of the Servicer (and of any successor to the Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

(b) In the event that the rights, duties and obligations of the Servicer are terminated hereunder, any successor to the Servicer in its sole discretion may, to the extent permitted by applicable law, terminate the existing subservicer arrangements with any subservicer or assume the terminated Servicer's rights under such subservicing arrangements which termination or assumption will not violate the terms of such arrangements.

     Section 3.02.  Collection of Certain Mortgage Loan Payments.  (a)  The
                    --------------------------------------------
Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to mortgage loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Servicer may in its discretion (i) waive any late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Mortgage Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Servicer's
                --------
policies with respect to the mortgage loans it owns or services; provided,
                                                                 --------
further, that notwithstanding such arrangement such Mortgage Loans will be
-------
included in the information regarding delinquent Mortgage Loans set forth in the Servicing Certificate and monthly statement to Certificateholders pursuant to
Section 5.03.

     (b) The Servicer shall establish and maintain a trust account (the "Collection Account") titled "LaSalle National Bank, as Trustee, in trust for the registered holders of Avondale Revolving Home Equity Loan Asset-Backed Certificates, Series 1996-1 and Capital Markets Assurance Corporation." The Collection Account shall be an Eligible Account. The Servicer shall on the Closing Date deposit any amounts representing payments on, and any collections in respect of, the Mortgage Loans received after the Cut-Off Date and prior to the Closing Date (exclusive of payments in respect of accrued interest due on or prior to the Cut-Off Date), and thereafter the Servicer, or the Sponsor, as the case may be, shall deposit within two Business Days following receipt thereof the following payments and collections received or made by it (without duplication):

               (i)    all collections on and in respect of the Mortgage Loans;

              (ii) Net Liquidation Proceeds net of any related Fore closure Profit;

             (iii) Insurance Proceeds (including, for this purpose, any amount required to be credited by the Servicer pursuant to the last sentence of Section 3.04 and excluding the portion thereof, if any, that has been applied to the restoration or repair of the related Mortgaged Property or released to the related Mortgagor in accordance with the normal servicing procedures of the Servicer); and

              (iv)    any amounts required to be deposited therein pursuant to
     Section 10.01;

provided, however, that with respect to each Collection Period, the Servicer
--------  -------
shall be permitted to retain from payments in respect of interest on the Mortgage Loans, the Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Servicer need not deposit in the Collection Account amounts representing Foreclosure

Profits, fees (including annual fees) or late charge penalties payable by Mortgagors, or amounts received by the Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments, excess pay off amounts and similar items. The Servicer shall remit all Foreclosure Profits to the Sponsor.

     The Trustee shall hold amounts deposited in the Collection Account as trustee for the Certificateholders and for the Certificate Insurer. In addition, the Servicer shall notify the Trustee and the Certificate Insurer in writing on each Determination Date of the amount of payments and collections in the Collection Account allocable to Interest Collections and Principal Collections for the related Distribution Date. Following such notification, the Servicer shall be entitled to withdraw from the Collection Account and retain any amounts that constitute income and gain realized from the investment of such payments and collections.

     All income and gain realized from any investment in Eligible Investments of funds in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Collection Account by the Servicer out of its own funds immediately as realized.

     Section 3.03.       Withdrawals from the Collection Account.  From time to
                         ---------------------------------------
time, withdrawals may be made from the Collection Account by the Servicer for the following purposes:

          (i)       To the Servicer as payment for its Servicing Fee pursuant to
     Section 3.08 to the extent not retained from payments in respect of interest on the Mortgage Loans pursuant to Section 3.02(b);

         (ii) To pay to the Servicer amounts on deposit in the Collection Account that are not to be included in the distributions and payments pursuant to Section 5.01 to the extent provided by the second to the last and the last paragraph of Section 3.02(b);

        (iii) To make or to permit the Paying Agent to make distributions and payments pursuant to Section 5.01;

         (iv) Prior to the Collection Period preceding the Rapid Amortization Commencement Date, to pay to the Sponsor, the amount of any Additional Balances as and when created during the related Collection Period, provided, that the aggregate amount so paid to the Sponsor in respect of Additional Balances at any time during any Collection Period shall not exceed the amount of Principal Collections theretofore received for such Collection Period; and

          (v)       To make deposits into the Funding Account.

     If the Servicer deposits in the Collection Account any amount not required to be deposited therein or any amount in respect of payments by Mortgagors made by checks subsequently returned for insufficient funds or other reason for non-payment it may at any time withdraw such amount from the Collection Account, and any such amounts shall not be included in the amounts to be deposited in the Collection Account pursuant to Section 3.02(b), any provision here in to the contrary notwithstanding.

     Section 3.04.       Maintenance of Hazard Insurance; Property Protection
                         ----------------------------------------------------
Expenses.  The Servicer shall cause to be maintained for each Mortgage Loan
--------
hazard insurance naming the Servicer or the related subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan from time to time or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan from time to time. The Servicer shall also maintain or cause to be maintained on property acquired upon foreclosure, or by deed in lieu of foreclosure, hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value from time to time of the improvements which are a part of such property or (ii) the combined principal balance owing on such Mortgage Loan and any mortgage loan senior to such Mortgage Loan at the time of such foreclosure or deed in lieu of foreclosure plus accrued interest and the good-faith estimate of the Servicer of related Liquidation Expenses to be incurred in connection therewith. Amounts collected by the Servicer under any such policies shall be deposited in the Collection Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located in a federally designated flood area, the hazard insurance to be maintained for the related Mortgage Loan shall include flood insurance. All such flood insurance shall be in such amounts as are required under applicable guidelines of the Federal Flood Emergency Act. The Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Servicer shall obtain and maintain a blanket policy consistent with prudent industry standards insuring against hazard losses on all of the Mortgage Loans in an aggregate amount prudent under industry standards, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.04. Any such blanket policy may contain a deductible clause. In the event that there shall have been a loss which would otherwise have been covered by such blanket policy, if such blanket policy did not contain a deductible clause, the Servicer shall deposit in the

Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause.

     Section 3.05.       Assumption and Modification Agreements.  In any case in
                         --------------------------------------
which a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Servicer shall exercise its right to accelerate the maturity of such Mortgage Loan consistent with the then current practice of the Servicer and without regard to the inclusion of such Mortgage Loan in the Trust. If it elects not to enforce its right to accelerate or if it is prevented from doing so by applicable law, the Servicer (so long as such action conforms with the underwriting standards generally acceptable in the industry at the time for new origination) is authorized to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Credit Line Agreement and, to the extent permitted by applicable law, the Mortgagor remains liable thereon. The Servicer shall notify the Trustee that any assumption and modification agreement has been completed by delivering to the Trustee an Officer's Certificate certifying that such agreement is in compliance with this Section 3.05 and by forwarding to the Trustee, the original copy of such assumption and modification agreement. Any such assumption and modification agreement shall, for all purposes, be considered a part of the related Mortgage File to the same extent as all other documents and instruments constituting a part thereof. No change in the terms of the related Credit Line Agreement may be made by the Servicer in connection with any such assumption to the extent that such change would not be permitted to be made in respect of the original Credit Line Agreement pursuant to the fourth paragraph of Section 3.01(a). Any fee collected by the Servicer for entering into any such agreement will be retained by the Servicer as additional servicing compensation.

     Section 3.06.       Realization Upon Defaulted Mortgage Loans.  The
                         -----------------------------------------
Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default when, in the opinion of the Servicer based upon the practices and procedures referred to in the following sentence, no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.02; provided that if the Servicer has actual knowledge or reasonably
              --------
believes that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Servicer will not cause the Trust to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such foreclosure or other conversion, the Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The foregoing is subject to the proviso that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds.

     In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of Certificateholders.

     Section 3.07.       Trustee to Cooperate.  On or before each Distribution
                         --------------------
Date, the Servicer will notify the Trustee of the payment in full during the Draw Period of the Asset Balance of any Mortgage Loan during the preceding Collection Period, which notification shall be by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.02 have been so deposited or credited) of a Servicing Officer. Upon any such payment in full, the Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the Assignments of Mortgage have been recorded as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, or in connection with the payment in full during the Draw Period of the Asset Balance of any Mortgage Loan, the Trustee shall, upon request of the Servicer and delivery to the Trustee of a trust receipt substantially in the form attached hereto as Exhibit H signed by a Servicing Officer, release the related Mortgage File to the Servicer and the Trustee shall execute such documents, in the forms provided by the Servicer, as shall be necessary to the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Servicer to return the Mortgage File to the Trustee when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee to the Servicer.

     In order to facilitate the foreclosure of the Mortgage securing any Mortgage Loan that is in default following recordation of the Assignments of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Servicer, execute an appropriate assignment in the form provided to the

Trustee by the Servicer to assign such Mortgage Loan for the purpose of collection to the Servicer or to the related subservicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment, the Servicer will thereupon bring all required actions in its own name and otherwise enforce the terms of the Mortgage Loan and deposit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Mortgage Loan are paid by the Mortgagor and any other defaults are cured, then the Servicer shall promptly reassign such Mortgage Loan to the Trustee and return the related Mortgage File to the place where it was being maintained.

     Section 3.08.       Servicing Compensation; Payment of Certain Ex penses by
                         -------------------------------------------------------
Servicer.  The Servicer shall be entitled to receive the Servicing Fee pursuant
--------
to Section 3.03 as compensation for its services in connection with servicing the Mortgage Loans. Moreover, additional servicing compensation in the form of late payment charges or other receipts not required to be deposited in the Collection Account (other than Foreclosure Profits) shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its activities here under (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein. Liquidation Expenses are reimbursable to the Servicer solely from related Liquidation Proceeds.

     Section 3.09.       Annual Statement as to Compliance.  (a) The Servicer
                         ---------------------------------
will deliver to the Trustee, the Certificate Insurer and the Rating Agencies, on or before May 31 of each year, beginning May 31, 1998, an Officer's Certificate stating that (i) a review of the activities of the Servicer during the preceding fiscal year (or such shorter period as is applicable in the case of the first report) and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all of its material obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

     (b) The Servicer shall deliver to the Trustee, the Certificate Insurer and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become an Event of Servicing Termination.

     Section 3.10.       Annual Servicing Report.  On or before May 31 of each
                         -----------------------
year, beginning May 31, 1998, the Servicer, at its expense, shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer) to furnish a report to the Trustee, the Certificate Insurer and each Rating Agency to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans during the most recent fiscal year then ended under pooling and servicing agreements (substantially similar to this Agreement, including this Agreement) that such examination, was conducted substantially in compliance with the audit guide for audits of non-supervised mortgagees approved by the Department of Housing and Urban Development for use by independent public accountants (to the extent that the procedures in such audit guide are applicable to the servicing obligations set forth in such agreements) and that such examination has disclosed no items of noncompliance with the provisions of this Agreement which, in the opinion of such firm, are material, except for such items of noncompliance as shall be set forth in such report.

     Section 3.11.       Annual Opinion of Counsel.  On or before May 31 of each
                         -------------------------
year, beginning May 31, 1997, each of the Transferor and the Sponsor at its expense, shall deliver to the Trustee and the Certificate Insurer the applicable Opinion of Counsel specified in Exhibit D hereto.

     Section 3.12.       Access to Certain Documentation and Information
                         -----------------------------------------------
Regarding the Mortgage Loans. (a) The Servicer shall provide to the Trustee, the
----------------------------
Certificate Insurer, any Investor Certificateholders that are federally insured savings and loan associations, the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this
Section 3.12 shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section
3.12 as a result of such obligation shall not constitute a breach of this
Section 3.12.

     (b) The Servicer shall supply information in such form as the Trustee shall reasonably request to the Trustee and the Paying Agent, on or before the start of the Determination Date preceding the related Distribution Date, as is required in the Trustee's reasonable judgment to enable the Paying Agent or the Trustee, as the case may be, to make required distributions and to furnish the required reports to Certificateholders and to make any claim under the Policy.

     Section 3.13.       Maintenance of Certain Servicing Insurance Policies.
                         ---------------------------------------------------
The Servicer shall during the term of its service as servicer maintain in force
(i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond together shall comply with the requirements from time to time of the Federal National Mortgage Association for persons performing servicing for mortgage loans purchased by such association.

     Section 3.14.       Tax Returns.  In accordance with Section 2.08 hereof,
                         -----------
the Trustee shall prepare and file any Federal, State or local income and franchise tax returns for the Trust as well as any other applicable return and apply for a taxpayer identification number on behalf of the Trust. The Transferor shall treat the Mortgage Loans as its property for all Federal, State or local tax purposes and shall report all income earned thereon (including amounts payable as fees to the Servicer) as its income for income tax purposes. In the event the Trust shall be required pursuant to an audit or administrative proceeding or change in applicable regulations to file Federal, State or local tax returns, the Trustee shall prepare and file or shall cause to be prepared and filed any tax returns required to be filed by the Trust; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Trustee shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders. In no event shall the Trustee or the Servicer be liable for any liabilities, costs or expenses of the Trust, the Investor Certificateholders, the Transferor Certificateholders or the Certificate Owners arising under any tax law, including without limitation Federal, state or local income and franchise or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

     Section 3.15.       Information Required by the Internal Revenue  Service
                         -----------------------------------------------------
Generally and Reports of Foreclosures and Abandonments of Mortgaged Property.
----------------------------------------------------------------------------
The Servicer shall prepare and deliver all federal and state information reports when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Servicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 1997, the Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J.

                                   ARTICLE IV

                             Servicing Certificate


     Section 4.01.  Servicing Certificate.  Not later than each Determination
                    ---------------------
Date, the Servicer shall deliver (a) to the Trustee, the Statement to Certificateholders required to be prepared pursuant to Section 5.03 and (b) to the Trustee, the Sponsor, the Paying Agent, the Certificate Insurer and each Rating Agency a Servicing Certificate (in written form or the form of computer readable media or such other form as may be agreed to by the Trustee and the Servicer), together with an Officer's Certificate to the effect that such Servicing Certificate is true and correct in all material respects, stating the related Collection Period, Distribution Date, the series number of the Certificates, the date of this Agreement, and:

          (i) the aggregate amount of collections received on the Mortgage Loans on or prior to the Determination Date in respect of such Collection Period;

          (ii) the aggregate amount of (a) Interest Collections and (b) Principal Collections for such Collection Period;

          (iii) the Investor Floating Allocation Percentage and the Investor Fixed Allocation Percentage for such Collection Period;

          (iv) the Investor Interest Collections and Principal Collections allocated to the Investor Certificateholders for such Collection Period;

          (v) the Transferor Interest Collections and Transferor Principal Collections for such Collection Period;

          (vi) Investor Certificate Interest and the Investor Certificate Rate for the related Interest Period;

          (vii)     the amount, if any, of such Investor Certificate
     Interest that is not payable on account of insufficient Investor Interest Collections;

          (viii) the portion of the Unpaid Investor Certificate Interest Shortfall, if any, and the amount of interest on such shortfall at the Certificate Rate applicable from time to time (separately stated) to be distributed on such Distribution Date;

          (ix) the Unpaid Investor Certificate Interest Shortfall, if any, to remain after the distribution on such Distribution Date;

          (x) the Scheduled Principal Collections Distribution Amount, separately stating the components thereof;

          (xi) the amount of any Transfer Deposit Amount paid by the Sponsor pursuant to Section 2.02 or 2.04;

          (xii) any accrued and unpaid Servicing Fees for previous Collection Periods and the Servicing Fee for such Collection Period;

          (xiii) the Investor Loss Amount for such Collection Period, the Liquidation Loss Amounts for such Collection Period and the aggregate amount of Investor Loss Amount and Liquidation Loss Amount for all prior Collection Periods;

          (xiv) the aggregate amount, if any, of Investor Loss Reduction Amounts for previous Distribution Dates that have not been previously reimbursed to Investor Certificateholders pursuant to 5.01(a)(iv);

          (xv) the Pool Balance as of the end of the preceding Collection Period and as of the end of the second preceding Collection Period;

          (xvi) the Invested Amount as of the end of the preceding Collection Period;

          (xvii) the Investor Certificate Principal Balance and Pool Factor after giving effect to the distribution on such Distribution Date and to any reduction on account of the Investor Loss Amount;

          (xviii)   the Transferor Principal Balance after giving effect
     to the distribution on such Distribution Date;

          (xix) the aggregate amount of Additional Balances created during the previous Collection Period;

          (xx)      the number and aggregate Asset Balances of Mortgage Loans
     (x) as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively and (y) that have become REO, in each case as of the end of the preceding Collection Period and the number and aggregate Asset Balances of Mortgage Loans as to which the Minimum Monthly Payment is delinquent for 180 or more days as of the end of the preceding Collection Period;

          (xxi) whether a Rapid Amortization Event has occurred since the prior Determination Date, specifying each such Rapid Amortization Event if one has occurred;

          (xxii) whether an Event of Servicing Termination has occurred since the prior Determination Date, specifying each such Event of Servicing Termination if one has occurred;

          (xxiii)   the amount to be distributed to the Certificate
     Insurer pursuant to Section 5.01(a)(v) and Section 5.01(a)(vii), stated separately;

          (xxiv) the amount to be deposited to the Spread Account pursuant to Section 5.01(a)(vii);

          (xxv) the Guaranteed Principal Distribution Amount for such Distribution Date;

          (xxvi) the Credit Enhancement Draw Amount, if any, for such Distribution Date;

          (xxvii)   the amount to be distributed to the Transferor
     pursuant to Section 5.01(a)(ix);

          (xxviii)  the amount to be paid to the Servicer pursuant to
     Section 5.01(a)(viii);

          (xxix) the Maximum Rate for the related Collection Period and the Weighted Average Net Loan Rate;

          (xxx) the total amount of funds on deposit in the Spread Account and the applicable Spread Account Maximum;

          (xxxi) the number and principal balances of any Mortgage Loans retransferred to the Transferor pursuant to Section 2.06;

          (xxxii)   the amount of Principal Collections to be deposited to
     the Funding Account in respect of such Distribution Date;

          (xxxiii) the amount on deposit in the Funding Account as of such Distribution Date;

          (xxxiv)   the Capitalized Interest Requirement for such
     Distribution Date;

          (xxxv) the amount on deposit in the Capitalized Interest Account as of such Distribution Date and the Overfunded Interest Amount for such Distribution Date; and

          (xxxvi)   the amount on deposit in the Capitalized Interest
     Account (after giving effect to any withdrawals therefrom in respect of such Distribution Date).

The Trustee shall conclusively rely upon the information contained in a Servicing Certificate for purposes of making distributions pursuant to Section 5.01, shall have no duty to inquire into such information and shall have no liability in so relying. The format and content of the Servicing Certificate may be modified by the mutual agreement of the Servicer, the Trustee and the Certificate Insurer. The Servicer shall give notice of any such change to the Rating Agencies.

     Section 4.02.       Claims upon the Policy.
                         ----------------------

     (a) If, by the close of business on the fourth Business Day prior to a Distribution Date, the sum of the Investor Interest Collections, the Capitalized Interest Requirement, if any, amounts transferred from the Funding Account pursuant to Section 5.05(c)(i) and 5.05(c)(ii)(B) and Principal Collections then on deposit in the Collection Account for the related Collection Period which are payable to the Investor Certificateholders pursuant to Section 5.01(b) (after giving effect to the distribution of the amount pursuant to Section 5.01(a)(i)) and the amounts on deposit in the Spread Account are insufficient to pay the Guaranteed Distribution on such Distribution Date, then the Trustee shall give notice to the Certificate Insurer by telephone or telecopy of the amount equal to the Credit Enhancement Draw Amount. Following receipt by the Certificate Insurer of such notice in such form, the Certificate Insurer will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following such receipt and (ii) 12:00 noon, New York City time, on the Distribution Date to which such deficiency relates.

     (b) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Investor Certificate from moneys received under the Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

     (c) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Investor Certificates. Each Investor Certificateholder, by its purchase of Investor Certificates, the Servicer and the Trustee hereby agree that, the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation,
(i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Servicer, the Trustee and each Investor Certificateholder in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

     Section 4.03.       Spread Account.  (a)  The Trustee shall establish and
                         --------------
maintain a separate trust account (the "Spread Account") titled "LaSalle National Bank, as Trustee, in trust for the registered holders of Avondale Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1 and Capital Markets Assurance Corporation" The Spread Account shall be an Eligible Account. Amounts on deposit in the Spread Account will, at the direction of the Servicer, be invested in Eligible Investments maturing no later than the day before the next Distribution Date.

     All income and gain realized from any investment of funds in the Spread Account shall be considered a part of the Spread Account. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Spread Account by the Transferor out of its own funds immediately as realized.

     (b) On each Determination Date the Trustee shall determine (i) the extent to which the sum of (A) Investor Interest Collections, (B) the Capitalized Interest Requirement, if any, and (C) amounts transferred from the Funding Account pursuant to Section 5.05(c)(i) applied in the order specified in Section 5.01(a) are insufficient to make distributions as provided in clause (ii) of
Section 5.01(a) on the following Distribution Date and (ii) the amount by which the Investor Certificate Principal Balance exceeds the Invested Amount after giving effect to all other amounts allocable and distributable to principal on such Distribution Date. On each Distribution Date the Trustee shall withdraw from the Spread Account and deposit into the Collection Account the lesser of the amount on deposit in the Spread Account and an amount equal to the sum of the amounts, if any, determined in clauses (i) and (ii) of the preceding sentence.

     (c)  Following the termination of the Trust pursuant to Section 10.01 or
11.02 hereof, amounts then on deposit in the Spread Account shall be applied and distributed in accordance with the terms of the Insurance Agreement.

     (d) If on any Distribution Date the amount on deposit in the Spread Account exceeds the Spread Account Maximum, the Trustee shall withdraw such excess and distribute it to the Transferor.

     Section 4.04.       Effect of Payments by the Certificate Insurer;
                         ----------------------------------------------
Subrogation. Anything herein to the contrary notwithstanding, any payment with
-----------
respect to principal of or interest on any of the Investor Certificates which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of such Investor Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on such Investor Certificates within the meaning of Section 5.01. The Sponsor, the Servicer and the Trustee acknowledge, and each Holder by its acceptance of an Investor Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Sponsor, the Servicer, the Trustee or the Certificate Registrar (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Investor Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust and (b) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

     The Trustee and the Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

     Section 4.05.       Replacement of Policy.  In the event of a Certificate
                         ---------------------
Insurer Default or if the claims paying ability rating of the Certificate Insurer is downgraded (in each case a "Replacement Event"), the Servicer may, in accordance with and upon satisfaction of the conditions set forth in the Policy, (x) substitute a new surety bond or surety bonds for the existing Policy or may arrange for any other form of credit enhancement, provided that, in such
                                                         --------
event, the claims paying ability ratings of the entity providing the substitute Policy are higher than those of the Certificate Insurer sought to be replaced (after giving effect to such downgrade) and (y) restructure the form of credit enhancement, including by eliminating the Policy, without replacement, provided
                                                                       --------
that the Rating Agencies shall have consented to such restructuring and shall have confirmed that the ratings of the Investor Certificates shall be increased from their current levels (after giving effect to such downgrade) as a result of such restructuring. It shall be a condition to substitution of any new credit enhancement that there be delivered to the Trustee (i) an Officer's Certificate by the Servicer stating that the conditions to such substitution set forth in clauses (x) and (y) of this Section 4.05 (to the extent applicable) have been satisfied, (ii) an Opinion of Counsel, acceptable in form to the Trustee, from counsel to the provider of such new credit enhancement with respect to the enforceability thereof and such other matters as the Trustee may require and
(iii) an Opinion of Counsel to the effect that such substitution would not adversely affect in any material respect the tax status of the Investor Certificates or result in a material modification to this Agreement or of the Investor Certificates as described in Section

1001 of the Code and the regulations thereunder. Upon receipt of written notice of any such substitution from the Servicer and the taking of physical possession of the new credit enhancement instrument, if any, the Trustee shall, within five Business Days following receipt of such notice and such taking of physical possession, deliver the replaced Policy to the Certificate Insurer. The Trustee shall notify the Rating Agencies of any replacement of the Policy pursuant to this Section 4.05.

     Section 4.06.  Capitalized Interest Account.  (a)  The Trustee has
                    ----------------------------
heretofore established or caused to be established and shall hereafter maintain or cause to be maintained a separate account denominated a Capitalized Interest Account, which in each case is and shall continue to be an Eligible Account in the name of the Trustee and shall be designated "LaSalle National Bank, as Trustee in trust for the registered holders of Avondale Revolving Home Equity Loan Asset-Backed Certificates, Series 1996-1 and Capital Markets Assurance Corporation". The Servicer shall direct the Trustee to invest the funds on deposit in the Capitalized Interest Account only in the Prime Obligations Fund or such other investment as may be agreed upon by the Trustee and the Servicer, subject to the approval of the Certificate Insurer. No such investment in the Capitalized Interest Account shall mature later than the Business Day immediately preceding the next Distribution Date (except if such investment is an obligation of the Trustee, then such investment shall mature not later than such Distribution Date, or such other date as may be approved by the Rating Agencies and the Certificate Insurer). The Trustee shall identify by book entry to its appropriate records the status of the Trust as the secured party with respect to the investment made with funds deposited in the Capitalized Interest Account, and in the case of an investment in the Prime Obligations Fund, the Trustee shall ensure that its investment in the Prime Obligations Funds on behalf of the Trust is identified by book entry on the books of the Prime Obligations Fund as being owned by the Trustee in its capacity as a trustee.
Any investment earnings on the Capitalized Interest Account will be treated as owned by the Transferor and will be taxable to the Transferor for tax purposes but shall remain on deposit in the Capitalized Interest Account.

     (b) On the Closing Date, the Transferor will deposit in the Capitalized Interest Account the amount of $367,502.82. Following all distributions of interest and principal on the Certificates on each Distribution Date during the Funding Period, the Trustee shall withdraw the Overfunded Interest Amount from the Capitalized Interest Account and remit such amount to the Sponsor.

     (c) On the Business Day prior to each of the Distribution Dates during the Funding Period, the Trustee shall transfer from the Capitalized Interest Account to the Collection Account the Capitalized Interest Requirement, if any, for such Distribution Date.

     (d) On the Distribution Date following the end of the Funding Period, the Trustee shall distribute to the Transferor any amounts remaining in the Capitalized Interest Account after taking into account withdrawals from the Capitalized Interest Account on such Distribution Date. The Capitalized Interest Account shall be closed following such distribution.

     (e) On each Distribution Date, the Trustee shall provide a monthly statement to the Servicer and the Certificate Insurer which confirms that (i) funds on deposit in the Capitalized Interest Account have only been invested in the Prime Obligations Fund or such other investment as has been agreed upon by the Trustee and the Servicer, with the consent of the Certificate Insurer, (ii) the Trustee has identified by book entry to its appropriate records the status of the Trust as the secured party with respect to the investment made with funds deposited in the Capitalized Interest Account and (iii) in the case of an investment in the Prime Obligations Fund, the Trustee has ensured that its investment in the Prime Obligations Fund on behalf of the Trust is identified by book entry on the books of the Prime Obligations Fund as being owned by the Trustee in its capacity as a trustee.

                                   ARTICLE V

                           Payments and Statements to
                Certificateholders; Rights of Certificateholders


     Section 5.01.  Distributions.
                    -------------

     (a)  Distributions of Investor Interest Collections and Investment
          -------------------------------------------------------------
Proceeds.  Subject to Section 11.02(b), on each Distribution Date, the Trustee
--------
or the Paying Agent, as the case may be, shall distribute out of the Collection Account to the extent of Investor Interest Collections collected during the related Collection Period, amounts transferred from the Funding Account pursuant to Section 5.05(c)(i), the amounts transferred from the Spread Account relating to interest as determined pursuant to Section 4.03(b) and the amount in respect of the Capitalized Interest Requirement transferred from the Capitalized Interest Account pursuant to Section 4.06(c), the following amounts and in the following order of priority to the following Persons (based on the information set forth in the Servicing Certificate):

               (i) the premium pursuant to the Insurance Agreement to the Certificate Insurer;

               (ii) the Investor Certificate Interest for such Distribution
     Date to the Investor Certificateholders and the Unpaid Investor Certificate Interest Shortfall, if any, for such Distribution Date to the Investor Certificateholders plus, to the extent legally permissible, interest thereon at the Investor Certificate Rate;

               (iii) the Investor Loss Amount for such Collection Period to the Investor Certificateholders as principal in reduction of the Investor Certificate Principal Balance;

               (iv) to Investor Certificateholders as principal in reduction of the Investor Certificate Principal Balance the aggregate amount of the Investor Loss Reduction Amounts, if any, for previous Distribution Dates that have not been previously reimbursed to Investor Certificateholders pursuant to this clause (iv);

               (v) to reimburse the Certificate Insurer for previously unreimbursed Credit Enhancement Draw Amounts together with interest thereon at the applicable rate set forth in the Insurance Agreement;

               (vi) to the Trustee for deposit to the Spread Account up to the Spread Account Maximum;

               (vii) to pay to the Certificate Insurer any amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

               (viii) any amount required to be paid to the Servicer pursuant to
     Section 7.03 which has not been previously paid to the Servicer; and

               (ix) any remaining amount to the Transferor.

     (b) Distribution of Principal Collections.  On each Distribution Date
         -------------------------------------
during the Funding Period, the Scheduled Principal Collections Distribution Amount shall be deposited into the Funding Account and shall not be distributed to the Investor Certificateholders. On each Distribution Date following the termination of the Funding Period, the Trustee shall, subject to Section 11.02(b) and except on the Distribution Date in November 2008, distribute out of the Collection Account to the Investor Certificateholders the Scheduled Principal Collections Distribution Amount (together with amounts transferred to the Collection Account from the Spread Account pursuant to Section 4.03(b) in respect of the amount determined pursuant to Section 4.03(b)(ii)) up to but not in excess of the Investor Certificate Principal Balance. In addition, the Trustee shall distribute out of the Collection Account: (x) if the Funding Period ends pursuant to clause (ii) of the definition thereof, the amount referred to in Section 5.05(c)(iii) and (y) on the first Distribution Date following the end of the Funding Period, the amount referred to in Section 5.05(c)(ii)(B). On the Distribution Date in November 2008, the Trustee shall distribute to Investor Certificateholders Principal Collections up to the Investor Certificate Principal Balance.

     (c) Distribution of the Credit Enhancement Draw Amount:  With respect to
         --------------------------------------------------
any Distribution Date, to the extent that Investor Interest Collections (including the Capitalized Interest Requirement for such Distribution Date and amounts transferred from the Funding Account pursuant to Section 5.05(c)(i)) and amounts relating to interest transferred from the Spread Account on or with respect to the related Distribution Date determined pursuant to Section 4.03(b)(i) applied in the order specified in Section 5.01(a) are insufficient to make distributions as provided in clause (ii) of Section 5.01(a) above, the Trustee will make such payments from the amount drawn under the Policy for such Distribution Date pursuant to Section 4.02. For any Distribution Date as to which there is a Guaranteed Principal Distribution Amount, the Trustee shall distribute the Guaranteed Principal Distribution Amount to Certificateholders from the amount drawn under the Policy for such Distribution Date pursuant to
Section 4.02.

     The aggregate amount of principal distributed to the Investor Certificateholders under this Agreement shall not exceed the Original Investor Certificate Principal Balance.

     (d) Method of Distribution.  The Trustee shall make distributions in
         ----------------------
respect of a Distribution Date to each Investor Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by check or money order mailed to such Investor Certificateholder at the address appearing in the Certificate Register, or upon written request by an Investor Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Certificateholder is the Depository or such Certificateholder owns of record one or more Investor Certificates having principal denominations aggregating at least $1,000,000), or by such other means of payment as such Investor Certificateholder and the Trustee shall agree. Distributions among Investor Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Investor Certificates held by such Investor Certificateholders.

     (e) Distributions on Book-Entry Certificates.  Each distribution with
         ----------------------------------------
respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Investor Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Sponsor, the Certificate Insurer or the Servicer shall have any responsibility therefor except as otherwise provided by applicable law.

     (f) Distributions to Holders of Transferor Certificates.  On each
         ---------------------------------------------------
Distribution Date, the Trustee shall, based upon the information set forth in the Servicing Certificate for such Distribution Date, distribute to the Transferor (i) the Transferor Interest Collections for the related Collection Period and (ii) the portion, if any, of Transferor Principal Collections for the related Collection Period in excess of Additional Balances created during such Collection Period; provided that collections allocable to the Transferor
                   --------
Certificates will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Principal Balance as of the related Distribution Date below the Minimum Transferor Interest. Amounts not distribution to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Principal Balance exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the

Rapid Amortization Period, such amounts will be paid to the Investor Certificateholders as a reduction of the Investor Certificate Principal Balance.

     Section 5.02.  Calculation of the Investor Certificate Rate.  On the second
                    --------------------------------------------
LIBOR Business Day immediately preceding each Distribution Date, the Trustee shall determine LIBOR for the Interest Period commencing on such Distribution Date and inform the Servicer (at the facsimile number given to the Trustee in writing) of such rates. On each Determination Date, the Trustee shall determine the applicable Investor Certificate Rate for the related Distribution Date.

     Section 5.03.  Statements to Certificateholders.  Concurrently with each
                    --------------------------------
distribution to Investor Certificateholders, the Trustee shall forward to each Investor Certificateholder, the Servicer and each Rating Agency a statement prepared by the Servicer pursuant to Section 4.01 with respect to such distribution setting forth:

               (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

               (ii) the Investor Certificate Distribution Amount;

               (iii) the amount of Investor Certificate Interest in such distribution and the related Investor Certificate Rate;

               (iv) the amount, if any, of any Unpaid Investor Certificate Interest Shortfall in such distribution;

               (v) the amount, if any, of the remaining Unpaid Investor Certificate Interest Shortfall after giving effect to such distribution;

               (vi) the amount, if any, of principal in such distribution, separately stating the components thereof;

               (vii) the amount, if any, of the reimbursement of previous Investor Loss Reduction Amounts in such distribution;

               (viii) the amount, if any, of the aggregate of unreimbursed Investor Loss Reduction Amounts after giving effect to such distribution;

               (ix) the Servicing Fee for such Distribution Date;

               (x) the Invested Amount, the Investor Certificate Principal Balance and the Pool Factor, each after giving effect to such distribution;

               (xi) the Pool Balance as of the end of the preceding Collection Period;

               (xii) the Credit Enhancement Draw Amount, if any;

               (xiii) the number and aggregate Asset Balances of Mortgage Loans as to which the Minimum Monthly Payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

               (xiv) the book value (within the meaning of 12 C.F.R. (S) 571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (xv) the Investor Certificate Rate applicable to the distribution on the following Distribution Date;

               (xvi) the number and principal balances of any Mortgage Loans retransferred to the Transferor pursuant to (a) Section 2.02, (b) Section
     2.04 and (c) Section 2.06.

     In the case of information furnished pursuant to clauses (ii), (iii) in respect of Investor Certificate Interest, (iv) and (viii) above, the amounts shall be expressed as a dollar amount per Investor Certificate with a $1,000 denomination.

     Within 60 days after the end of each calendar year, the Servicer shall prepare or cause to be prepared and shall forward to the Trustee the information set forth in clauses (iii) and (vi) above aggregated for such calendar year. Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer or a Paying Agent pursuant to any requirements of the Code.

     The Trustee shall prepare or cause to be prepared (in a manner consistent with the treatment of the Investor Certificates as indebtedness of the Transferor, or as may be otherwise required by Section 3.14) Internal Revenue Service Form 1099 (or any successor form) and any other tax forms required to be filed or furnished to Certificateholders in respect of distributions by the Trustee (or the Paying Agent) on the Investor Certificates and shall file and distribute such forms as required by law.

     Section 5.04.  Rights of Certificateholders.  The Investor Certificates
                    ----------------------------
shall represent fractional undivided interests in the Trust, including the benefits of the Collection Account and the right to receive Investor Interest Collections, Principal Collections and other amounts at the times and in the amounts specified in this Agreement; the Transferor Certificates shall represent the remaining interest in the Trust (other than the Spread Account, the Policy, the Capitalized Interest Account and the Funding Account).

     Section 5.05.  Funding Account.  (a)  The Trustee shall establish and
                    ---------------
maintain with itself a separate trust account (the

"Funding Account") entitled "LaSalle National Bank, as Trustee, in trust for the registered holders of Avondale Revolving Home Equity Loan Asset Backed Certificates, Series 1996-1 and Capital Markets Assurance Corporation, Funding Account." The Funding Account shall be an Eligible Account. On each Distribution Date during the Funding Period, the Trustee shall withdraw from the Collection Account and deposit to the Funding Account the Scheduled Principal Collections Distribution Amount for such Distribution Date.

     (b) The Servicer may cause the institution maintaining the Funding Account to invest any funds in the Funding Account in Eligible Investments which shall mature or otherwise be available not later than the Business Day next preceding the Distribution Date or, with the approval of the Certificate Insurer and the Rating Agencies, on the Distribution Date next following the date of such investment (except that any investment in an obligation of the institution with which the Funding Account is maintained may mature on or before 12:00 noon, Chicago time, on such Distribution Date) and shall not be sold or disposed of prior to its maturity. At any time when the Trustee is maintaining the Funding Account, any request by the Servicer to invest funds on deposit in the Funding Account shall be in writing, shall be delivered to the Trustee at or before 10:30 a.m., Chicago time, if such investment is to be made on such day, and shall certify that the requested investment is an Eligible Investment which matures at or prior to the time required hereby. Any such investment shall be registered in the name of the Trustee as trustee hereunder or in the name of its nominee, and to the extent such investments are certificated they shall be maintained in the possession of the Trustee in the state of its Corporate Trust Office. All income and gain realized from any such investment shall be for the benefit of the Investor Certificateholders and shall be subject to withdrawal by the Trustee for distribution to the Investor Certificateholders as provided in subsection (c)(i) below. The amount of any losses incurred in respect of the principal amount of any such investment shall be deposited in the Funding Account by the Servicer out of its own funds immediately as realized. Any investment earnings on the Funding Account shall be treated as owned by the Sponsor for federal and state income tax purposes.

     (c) From time to time withdrawals shall be made from the Funding Account by the Trustee as follows:

               (i) on each Distribution Date during the Funding Period, to deposit to the Collection Account all income realized from Eligible Investments during the related Interest Period on Principal Collections on deposit in the Funding Account for distribution as Investor Interest Collections in accordance with Section 5.01(a);

               (ii) on the last Distribution Date of the Funding Period, any amounts in respect of Principal Collections on deposit in the Funding Account shall be withdrawn and applied in the following order:

                    (A) to the Sponsor, in payment for Additional Balances,
               in a maximum amount equal to the excess, if any, of the aggregate of Draws during the related Collection Period over Principal Collections received during such Collection Period; and

                    (B) to the Collection Account, any remaining amounts on
               deposit in the Funding Account in respect of Principal Collections, for distribution to the Investor Certificateholders pursuant to Section 5.01(b); and

               (iii) On any Distribution Date on which the Funding Period ends pursuant to clause (ii) of the definition thereof, the amount necessary to bring the amounts on deposit therein to $11,446,605 shall be distributed as principal to the Investor Certificateholders pursuant to Section 5.01(b).

                                   ARTICLE VI

                                The Certificates


     Section 6.01.  The Certificates.  The Investor Certificates and Transferor
                    ----------------
Certificates shall be substantially in the forms set forth in Exhibits A and B, respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Sponsor concurrently with the sale and assignment to the Trustee of the Trust. The Investor Certificates shall be initially evidenced by one or more certificates representing the entire Original Investor Certificate Principal Balance and shall be held in minimum dollar denominations of $250,000 and integral dollar multiples in excess thereof, except that one Investor Certificate may be in a different denomination of less than $1 so that the sum of the denominations of all outstanding Investor Certificates shall equal the Original Investor Certificate Principal Balance. The sum of the denominations of all outstanding Investor Certificates shall equal the Original Investor Certificate Principal Balance. The Transferor Certificates shall be issuable as one or more certificates representing the entire interest in the assets of the Trust other than that represented by the Investor Certificates and shall initially be issued to the Sponsor.

     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer under its seal imprinted thereon. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 6.02(c), the Investor Certificates shall be Book-Entry Certificates. The Transferor Certificates shall not be Book-Entry Certificates.

     Section 6.02.  Registration of Transfer and Exchange of Investor
                    -------------------------------------------------
Certificates; Appointment of Registrar.  (a)  The Certificate Registrar shall
--------------------------------------
cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Investor Certificates and of transfers and exchanges of Investor Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Investor Certificates and transfers and exchanges of Investor Certificates as herein provided.

     Upon satisfaction of the conditions set forth herein and surrender for registration of transfer of any Investor Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Investor Certificates of the same aggregate Percentage Interest.

     At the option of the Investor Certificateholders, Investor Certificates may be exchanged for other Investor Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Investor Certificates to be exchanged at any such office or agency. Whenever any Investor Certificates are so surrendered for exchange, the Trustee shall execute and authenticate and deliver the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Investor Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Investor Certificates; (iii) ownership and transfers of registration of the Investor Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Investor Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

     (c) If (i)(x) the Depository or the Sponsor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository, and (y) the Trustee or the Sponsor is unable to locate a qualified successor, (ii) the Sponsor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository, (iii) after the occurrence of an Event of Servicing Termination, the Depository, at the direction of Certificate Owners representing Percentage Interests aggregating not less than 51% advises the Trustee in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered Investor Certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners or (iv) the Trustee is informed tht the Investor Certificates are being transferred pursuant to 6.02(d) in a transaction which is not in reliance upon Rule 144A under the 1933 Act, then upon surrender to the Certificate Registrar of the Investor Certificates by the Depository and satisfaction of applicable transfer restrictions, if any, accompanied by registration instructions from the Depository for registration, the Trustee shall execute and authenticate the Definitive Certificates. Neither the Sponsor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates, and the Trustee, the Certificate Registrar, the Servicer and the Sponsor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Investor Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

     (d) Except with respect to the initial transfer of the Investor Certificates by the Sponsor, no transfer, sale, pledge or other disposition of any Investor Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Trustee and the Sponsor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Sponsor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Sponsor or (ii) the Trustee shall require the transferee to execute an Investment Letter (in substantially the form attached hereto as Exhibit G) acceptable to and in form and substance reasonably satisfactory to the Sponsor and the Trustee certifying to the Sponsor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Sponsor. The Holder of an Investor Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Sponsor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.  If (i)
                    -------------------------------------------------
any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee, the Sponsor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section 6.03, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.04.  Persons Deemed Owners.  Prior to due presentation of a
                    ---------------------
Certificate for registration of transfer, the Servicer, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Servicer, the Trustee, any Paying Agent or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 5.01 and for all other purposes whatsoever, and none of the Servicer, the Sponsor, the Trustee, the Certificate Registrar, any Paying Agent or any agent of any of them shall be affected by notice to the contrary.

     Section 6.05.  Restrictions on Transfer of Transferor Certificates.  (a)
                    ---------------------------------------------------
The Transferor Certificates shall be assigned, transferred, exchanged, pledged, financed, hypothecated or otherwise conveyed (collectively, for purposes of this Section 6.05 and any other Section referring to the Transferor Certificates, "transferred" or a "transfer") only in accordance with this Section 6.05.

     (b) No transfer of a Transferor Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with said Act and laws. Except for the initial issuance of the Transferor Certificate to the Transferor, the Trustee shall require (i) the transferee to execute an investment letter acceptable to and in form and substance satisfactory to the Trustee certifying to the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or (ii) if the investment letter is not delivered, a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Sponsor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act or is being made pursuant to said Act, which Opinion of Counsel shall not be an expense of the Trustee or the Sponsor. The Holder of a Transferor Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Transferor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (c) The Transferor Certificates and any interest therein shall not be transferred except upon satisfaction of the following conditions precedent: (i) the Person that acquires a Transferor Certificate shall (A) be organized and existing under the laws of the United States of America or any state or the District of Columbia thereof, (B) expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee and the Certificate Insurer, the performance of every covenant and obligation of the Transferor hereunder and (C) as part of its acquisition of a Transferor Certificate, acquire all rights of the Transferor or any transferee under this Section 6.05(c) to amounts payable to such Transferor or such transferee under Sections

5.01(a)(ix) and 5.01(f); (ii) the Holder of the Transferor Certificates shall deliver to the Trustee and the Certificate Insurer an Officer's Certificate stating that such transfer and such supplemental agreement comply with this
Section 6.05(c) and that all conditions precedent provided by this subsection 6.05(c) have been complied with and an Opinion of Counsel stating that all conditions precedent provided by this subsection 6.05(c) have been complied with, and the Trustee may conclusively rely on such Officer's Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying; (iii) the Holder of the Transferor Certificates shall deliver to the Trustee and the Certificate Insurer a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to such transfer, will not be reduced or withdrawn without regard to the Policy; (iv) the transferee of the Transferor Certificates shall deliver to the Trustee an Opinion of Counsel to the effect that (a) such transfer will not adversely affect the treatment of the Investor Certificates after such transfer as debt for federal and applicable state income tax purposes, (b) such transfer will not result in the Trust being subject to tax at the entity level for federal or applicable state tax purposes, (c) such transfer will not have any material adverse impact on the federal or applicable state income taxation of an Investor Certificateholder or any Certificate Owner and
(d) such transfer will not result in the arrangement created by this Agreement or any "portion" of the Trust, being treated as a taxable mortgage pool as defined in Section 7701(i) of the Code; (v) all filings and other actions necessary to continue the perfection of the interest of the Trust in the Mortgage Loans and the other property conveyed hereunder shall have been taken or made; (vi) the transferee shall have assumed the obligations of the Transferor pursuant to Section 7.07 hereof; and (vii) the Certificate Insurer shall have consented to such transfer in writing. Notwithstanding the foregoing, the requirement set forth in subclause (i)(A) of this Section 6.05(c) shall not apply in the event the Trustee and the Certificate Insurer shall have received a letter from each Rating Agency confirming that its rating of the Investor Certificates, after giving effect to a proposed transfer to a Person that does not meet the requirement set forth in subclause (i)(A), shall not be reduced or withdrawn. Notwithstanding the foregoing, the requirements set forth in this paragraph (c) shall not apply to the initial issuance of the Transferor Certificates to the Transferor.

     (d) Except for the initial issuance of the Transferor Certificate to the Transferor, no transfer of a Transferor Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a Person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, or (iii) in the case of any Transferor Certificate presented for registration in the name of an employee benefit plan subject to ERISA, and Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Sponsor.

     Section 6.06.  Appointment of Paying Agent.  (a)  The Paying Agent shall
                    ---------------------------
make distributions to Investor Certificateholders from the Collection Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.03 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Sponsor.

     (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

     Section 6.07.  Acceptance of Obligations.  The Transferor, by its
                    -------------------------
acceptance of the Transferor Certificates, agrees to be bound by and to perform all the duties of the Transferor set forth in this Agreement.

                                  ARTICLE VII

                          The Servicer and the Sponsor


     Section 7.01.  Liability of the Sponsor and the Servicer.  The Sponsor and
                    -----------------------------------------
the Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Sponsor or Servicer, as the case may be, herein.

     Section 7.02.  Merger or Consolidation of, or Assumption of the Obligations
                    ------------------------------------------------------------
of, the Servicer or the Sponsor.  Any corporation into which the Servicer or the
-------------------------------
Sponsor may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer or the Sponsor shall be a party, or any corporation succeeding to the business of the Servicer or the Sponsor, shall be the successor of the Servicer or the Sponsor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 7.03.  Limitation on Liability of the Servicer and Others.  Neither
                    --------------------------------------------------
the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided,
                                                                     --------
however, that this provision shall not protect the Servicer or any such Person
-------
against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties of the Servicer or by reason of reckless disregard of obligations and duties of the Servicer hereunder. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind prima
                                                                         -----
facie properly executed and submitted by any Person respecting any matters
-----
arising hereunder. The Servicer and any director or officer or employee or agent of the Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of duties here under or by reason of its reckless disregard of obligations and duties hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to duties to service the Mortgage Loans in accordance with this Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Servicer may in
--------  -------
its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Servicer shall only be entitled to be reimbursed therefor pursuant to Section 5.01(a)(viii). The Servicer's right to indemnity or reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Servicer pursuant to Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

     Section 7.04.  Servicer Not to Resign.  Subject to the provisions of
                    ----------------------
Section 7.02, the Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Investor Certificates without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer, as evidenced by a letter to the Trustee; provided, however, that no such resignation by the Servicer shall become
--------  -------
effective until the Trustee or successor servicer designated by the Servicer as provided above shall have assumed the Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section 8.02. Any such resignation shall not relieve the Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Servicer. Any such determination permitting the resignation of the Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer. The Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder or the Certificate Insurer for any amounts paid by the Servicer pursuant to any provision of this Agreement.

     Section 7.05.  Delegation of Duties.  In the ordinary course of business,
                    --------------------
the Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, or any subservicer referred to in Section 3.01, who agrees to conduct such duties in accordance with standards comparable to those with which the Servicer complies pursuant to Section 3.01 and who is acceptable to the Certificate Insurer. Such delegation shall not relieve the Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04.

     Section 7.06.  Indemnification of the Trust by the Servicer.  The Servicer
                    --------------------------------------------
shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Servicer's activities or omissions in servicing or administering the Mortgage Loans that are not in accordance with this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 7.06 shall survive termination of this Agreement.

     Section 7.07.  Indemnification of the Trust by the Transferor.
                    ----------------------------------------------
Notwithstanding anything to the contrary contained herein, the Transferor (i) agrees to be liable directly to the injured party for the entire amount of any losses, claims, damages, liabilities and expenses of the Trust (other than those attributable to an Investor Certificateholder in the capacity as an investor in the Investor Certificates as a result of defaults on the Mortgage Loans) to the extent that the Transferor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Transferor was a general partner and (ii) shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage, claim or injury (other than those attributable to an Investor Certificateholder in the capacity as an investor in the Investor Certificates as a result of defaults on the Mortgage Loans) arising out of or based on this Agreement by reason of any acts, omissions, or alleged acts or omissions arising out of activities of the Trust or the Trustee, or the actions of the Servicer including, but not limited to, amounts payable to the Servicer pursuant to Section 7.03, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the Transferor shall not indemnify the Trustee (but shall
       --------
indemnify any other injured party) if such loss, liability, expense, damage or injury is due to the Trustee's willful malfeasance, bad faith or gross negligence or by reason of the Trustee's reckless disregard of its obligations hereunder. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

     Section 7.08.  Limitation on Liability of the Transferor.  None of the
                    -----------------------------------------
directors or officers or employees or agents of the Transferor shall be under any liability to the Trust, the Trustee or the Certificateholders, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement and the issuance of the Certificates; provided, however, that this provision shall
                                  --------  -------
not protect any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the duties hereunder. Except as provided in Section 7.07, the Transferor shall not be under any liability to the Trust, the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in its capacity as Transferor pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that
                                                     --------  -------
this provision shall not protect the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties hereunder. The Transferor and any director or officer or employee or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

                                  ARTICLE VIII

                             Servicing Termination


     Section 8.01.  Events of Servicing Termination.  If any one of the
                    -------------------------------
following events ("Events of Servicing Termination") shall occur and be continuing:

               (i) Any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the terms of this Agreement or to make any payment required to be made under the terms of the Insurance Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 25%; or

               (ii) Failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates or in this Agreement, which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Certificate Insurer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 25%; or

               (iii) The entry against the Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

               (iv) The consent by the Servicer to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to substantially all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend pay-ment of its obligations;

               (v) the Loss Trigger exceeds 3.5%; or

               (vi) the Delinquency Trigger exceeds 8%; or

               (vii) (a) The Servicer ceases or fails to be "adequately capitalized" within the meaning of 12 C.F.R. 565.4 (b)(2) as in effect on the Closing Date, or the Servicer, any subsidiary of the Servicer or any holding company of the Servicer shall fail to comply with any applicable law, ordinance, rule, regulation, or requirement of governmental authorities including, without limitation, the OTS and the FDIC or any rule or regulation thereof, except where the failure to comply therewith will not materially adversely affect the business, operations or financial condition of the Servicer, any subsidiary or any holding company of the Servicer, or the ability of any such party to perform its obligations under this Agreement or the Insurance Agreement, (b) the Servicer, any subsidiary or any holding company of the Servicer shall become the subject of any investigation, enforcement action by any governmental authority including, without limitation, the OTS or the FDIC which can reasonably be expected to materially adversely affect the business, operations or financial conditions of the Servicer, any subsidiary or any holding company of the Servicer, or the ability of any such party to perform its obligations under this Agreement or the Insurance Agreement or shall become the recipient of or subject to, or become aware that any such governmental authority is contemplating issuing or requesting, any order, directive, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, submission or similar undertaking from or with any governmental authority relating in any respect to the capital adequacy, credit policies, management or overall safety or soundness of the Servicer, or (c) the Servicer, or any subsidiary or holding company of the Servicer shall breach any term of any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, submission or similar undertaking which can reasonably be expected to materially adversely affect the business, operations or financial conditions of the Servicer, any subsidiary or any holding company of the Servicer, or the ability of any such party to perform its obligations under this Agreement or the Insurance Agreement; or

               (viii) the Certificate Insurer determines that the performance of the Servicer under this Agreement is not satisfactory by referring to (a) compliance with this Agreement, (b) current and historical Servicer and industry standards, and (c) servicing of all mortgage loans serviced by the Servicer whether owned or sold to investors;

then, and in each and every such case, so long as an Event of Servicing Termination shall not have been remedied by the Servicer, with respect to an Event of Servicing Termination specified above, either the Trustee, the Certificate Insurer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51% with the consent of the Certificate Insurer, by notice then given in writing to the Servicer (and to the Trustee if given by the Certificate Insurer or the Holders of Investor Certificates) may terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to each Rating Agency and the Certificate Insurer. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Servicer in the Collection Account or thereafter received by the Servicer with respect to the Mortgage Loans. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer (or if the predecessor Servicer is the Trustee, the initial Servicer) upon presentation of reasonable documentation of such costs and expenses.

     Notwithstanding the foregoing, a delay in or failure of performance under
Section 8.01(i) for a period of five Business Days or under Section 8.01(ii) for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its respective obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, the Trans-feror, the Certificate Insurer and the Investor Certificateholders with an Officers' Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Servicer shall immediately notify the Trustee and the Certificate Insurer in writing of any Events of Servicing Termination.

     Section 8.02.  Trustee to Act; Appointment of Successor.  (a) On and after
                    ----------------------------------------
the time the Servicer receives a notice of termination pursuant to Section 8.01 or resigns pursuant to Section 7.04, the Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof. Notwithstanding the above, if the Trustee becomes the Servicer hereunder, it shall have no responsibility or obligation (i) of repurchase or substitution with respect to any Mortgage Loan,
(ii) with respect to any representation or warranty of the Servicer, other than those made by the Trustee as successor Servicer, and (iii) for any act or omission of either a predecessor or successor Servicer other than the Trustee. As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to hereunder if no such notice of termination had been given. In addition, the Trustee will be entitled to compensation with respect to its expenses in connection with conversion of certain information, documents and record keeping, as provided in Section 7.04. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer, or (ii) if the Trustee is legally unable so to act, the Trustee may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder; provided that any such successor Servicer shall be acceptable to the
           --------
Certificate Insurer, as evidenced by the Certificate Insurer's prior written consent, which consent shall not be unreasonably withheld; and provided further that the appointment of any such successor Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies without regard to the Policy. Pending appointment of a successor to the Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received pursuant to Section 3.08 (or such lesser compensation as the Trustee and such successor shall agree). The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

     (b) Any successor, including the Trustee, to the Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Certificate Insurer and (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Servicer is so required pursuant to Section 3.13. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an insurance policy pursuant to Section 3.04), nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of their representations or warranties contained herein.

     Section 8.03.  Notification to Certificateholders.  Upon any termination or
                    ----------------------------------
appointment of a successor to the Servicer pursuant to this Article VIII or
Section 7.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Certificate Insurer and each Rating Agency.

                                   ARTICLE IX

                                  The Trustee


     Section 9.01.  Duties of Trustee.  The Trustee, prior to the occurrence of
                    -----------------
an Event of Servicing Termination and after the curing or waiver of all Events of Servicing Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. The Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of its his own affairs; provided, however, that if the Trustee is
                     --------  -------
acting as Servicer it shall use the same degree of care and skill as is required of the Servicer under this Agreement.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:
                            --------  -------

               (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

              (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or employee of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

             (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Certificate Insurer or in accordance with the direction of the

     Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51% relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

               (iv) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in Section 8.01 or of the occurrence of a Rapid Amortization Event unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, the Certificate Insurer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%.

     The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement and in no event shall it be required to perform or accept responsibility for the obligations of the Sponsor or the Transferor.

     Section 9.02.  Certain Matters Affecting the Trustee.  Except as otherwise
                    -------------------------------------
provided in Section 9.01:

               (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

              (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

             (iii) the Trustee shall be under no obligation to exer-cise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Certificate Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or wilful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Servicing Termination (which has not been cured or waived) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of its own affairs, unless it is acting as Servicer;

          (iv) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%; provided, however, that if the payment
                                    --------  -------
     within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Trustee, shall be reimbursed by the Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

          (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as Servicer pursuant to Section

     8.02; and

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through an Affiliate, agents or attorneys or a custodian.

     Section 9.03.  Trustee Not Liable for Certificates or Mortgage Loans.
                    -----------------------------------------------------
The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Sponsor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or Related Document. The Trustee shall not be accountable for the use or application by the Sponsor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Sponsor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); the compliance by the Sponsor or the Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Sponsor, the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), any subservicer or any Mortgagor; any action of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02), or any subservicer taken in the name of the Trustee; the failure of the Servicer or any subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the

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Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 8.02); provided, however, that the foregoing shall not
                           --------  -------
relieve the Trustee of its obligation to perform its duties under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer) or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement.

     Section 9.04.       Trustee May Own Certificates.  The Trustee in its
                         ----------------------------
individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Sponsor, the Servicer or the Certificate Insurer.

     Section 9.05.       Servicer to Pay Trustee's Fees and Expenses; Servicer
                         -----------------------------------------------------
to Indemnify.  The Servicer covenants and agrees to pay to the Trustee from time
------------
to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. The Servicer covenants and agrees to indemnify the Trustee from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses other than those resulting from the negligence or bad faith of the Trustee. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

     Section 9.06.       Eligibility Requirements for Trustee.  The Trustee
                         ------------------------------------
hereunder shall at all times be a national banking association duly organized, or a corporation duly incorporated and validly existing, under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent

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

report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

     Section 9.07.       Resignation or Removal of Trustee.  The Trustee may at
                         ---------------------------------
any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Transferor, the Sponsor, the Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee (who shall deliver a copy to the Servicer) and one copy to the successor Trustee; provided, however, that
                                                        --------  -------
any such successor Trustee shall be subject to the prior written approval of the Transferor. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Transferor or the Certificate Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a tax is imposed or threatened with respect to the Trust by any state in which the Trustee or the Trust is located (which tax cannot be vacated by the appointment of a co-Trustee or separate trustee pursuant to
Section 9.10), then the Transferor or the Certificate Insurer may remove the Trustee. If the Transferor or the Certificate Insurer removes the Trustee under the authority of the immediately preceding sentence, the Transferor shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer, which approval shall not be unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Investor Certificates evidencing Percentage Interests aggregating over 50% of all Investor Certificates, with the consent of the Certificate Insurer, may at any time remove the

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

Trustee by written instrument or instruments delivered to the Servicer, the Transferor and the Trustee; the Transferor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

     Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

     Section 9.08.       Successor Trustee.  Any successor Trustee appointed as
                         -----------------
provided in Section 9.07 shall execute, acknowledge and deliver to the Transferor, the Sponsor, the Servicer, the Certificate Insurer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Transferor, the Sponsor, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

     No successor Trustee shall accept appointment as provided in this Section
9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

     Upon acceptance of appointment by a successor Trustee as provided in this
Section 9.08, the Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicer.

     Section 9.09.       Merger or Consolidation of Trustee.  Any Person into
                         ----------------------------------
which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.10. Appointment of Co-Trustee or Separate Trustee.
                   ---------------------------------------------
Notwithstanding any other provisions of this Agreement, at any

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

time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Transferor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments necessary to appoint one or more Persons approved by the Certificate Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Transferor and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer. If the Transferor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case an Event of Servicing Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08. The Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii)     the Servicer and the Trustee acting jointly may at

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

     any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Servicing Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Transferor and the Servicer.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     Section 9.11.  Limitation of Liability.  The Certificates are executed by
                    -----------------------
the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

     Section 9.12.  Trustee May Enforce Claims Without Possession of
                    ------------------------------------------------
Certificates.  All rights of action and claims under this Agreement or the
------------
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

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

     Section 9.13.  Suits for Enforcement.  In case an Event of Servicing
                    ---------------------
Termination or other default by the Servicer, the Transferor or the Sponsor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Investor Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

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

                                   ARTICLE X

                                  Termination


     Section 10.01.  Termination.  (a)  The respective obligations and
                     -----------
responsibilities of the Sponsor, the Servicer, the Transferor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the final Distribution Date pursuant to this Article X following the later of (A) payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the transfer, under the conditions specified in Section 10.01(b), to the Transferor of the Investor Certificateholders' interest in each Mortgage Loan and all property acquired in respect of any Mortgage Loan remaining in the Trust for an amount equal to the sum of (w) the Investor Certificate Principal Balance, (x) accrued and unpaid Investor Certificate Interest through the day preceding the final Distribution Date, and (y) interest accrued on any Unpaid Investor Certificate Interest Shortfall, to the extent legally permissible, (ii) the day following the Distribution Date on which the distribution made to Investor Certificateholders has reduced the Investor Certificate Principal Balance to zero, (iii) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (including without limitation the disposition of the Mortgage Loans pursuant to Section 11.02) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan (iv) the Distribution Date in November 2008; provided, however, that in no event shall the trust created hereby continue
--------  -------
beyond the expiration of 21 years from the date of the last survivor descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof. Upon termination in accordance with clause
(i) or (ii) of this Section 10.01, the Trustee shall execute such documents and instruments of transfer presented by the Transferor, in each case without recourse, representation or warranty, and take such other actions as the Transferor may reasonably request to effect the transfer of the Mortgage Loans to the Transferor.

     (b) The Transferor shall have the right to exercise the option to effect the transfer to the Transferor of each Mortgage Loan pursuant to Section 10.01(a) above on any Distribution Date on or after the Distribution Date immediately prior to which the Investor Certificate Principal Balance is less than five percent (5%) of the Original Investor Certificate Principal Balance and all amounts due and owing to the Certificate Insurer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Certificate Insurer pursuant to the Insurance Agreement, together with interest thereon as provided under the

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

Insurance Agreement, have been paid.

     (c) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Investor Certificateholders may surrender their Investor Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee (upon receipt of written directions from the Transferor, if the Transferor is exercising its right to transfer of the Mortgage Loans, given not later than the first day of the month preceding the month of such final distribution) to the Certificate Insurer and to the Servicer by letter to Investor Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (i) the Distribution Date upon which final distribution of the Investor Certificates will be made upon presentation and surrender of Investor Certificates at the office or agency of the Trustee therein designated,
(ii) the amount of any such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Investor Certificates at the office or agency of the Trustee therein specified. In the event written directions are delivered by the Transferor to the Trustee as described in the preceding sentence, the Transferor shall deposit in the Collection Account on or before the Distribution Date for such final distribution in immediately available funds an amount which, when added to the funds on deposit in the Collection Account that are payable to the Investor Certificateholders, will be equal to the retransfer amount for the Mortgage Loans computed as above provided, together with all amounts due and owing to the Certificate Insurer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Certificate Insurer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement.

     (d) Upon presentation and surrender of the Investor Certificates, the Trustee shall cause to be distributed to the Holders of Investor Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Investor Certificates and to the extent that funds are available for such purpose, an amount equal to (i) if such final distribution is not being made pursuant to the transfer to the Transferor pursuant to Section 10.01(a)(i), the amount required to be distributed to Investor Certificateholders pursuant to Section 5.01 for such Distribution Date and (ii) if such final distribution is being made pursuant to such retransfer, the amount specified in Section 10.01(a)(i). The distribution on such final Distribution Date pursuant to a retransfer pursuant to Section 10.01(a)(i) shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of the Certificates. On the final Distribution Date prior to having made the distributions

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

called for above, the Trustee shall, based upon the information set forth in the Servicing Certificate for such Distribution Date, withdraw from the Collection Account and remit to the Certificate Insurer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay the amounts described in clauses (d)(i) and (ii) above and (y) the unpaid amounts due and owing to the Certificate Insurer for unpaid premiums and unreimbursed draws on the Policy and all other amounts due and owing to the Certificate Insurer pursuant to the Insurance Agreement, together with interest thereon as provided under the Insurance Agreement.

     (e) In the event that all of the Investor Certificateholders shall not surrender their Investor Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall on such date cause all funds in the Collection Account not distributed in final distribution to Investor Certificateholders to be withdrawn therefrom and credited to the remaining Investor Certificateholders by depositing such funds in a separate escrow account for the benefit of such Investor Certificateholders and the Transferor (if the Transferor has exercised its right to transfer the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

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

                                  ARTICLE XI

                           Rapid Amortization Events


     Section 11.01.  Rapid Amortization Events.  If any one of the following
                     -------------------------
events shall occur during the Funding Period or the Managed Amortization Period:

          (a) failure on the part of the Sponsor (i) to make any payment or deposit required by the terms of this Agreement or the Insurance Agreement, on or before the date occurring three Business Days after the date such payment or deposit is required to be made herein or therein, or (ii) duly to observe or perform in any material respect the covenants of the Sponsor set forth in Section 2.04(b) or 2.05(g) or (iii) duly to observe or perform in any material respect any other covenants or agreements of the Sponsor set forth in this Agreement or the Insurance Agreement, which failure, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and which, in the case of clause (iii), continues unremedied and continues to affect materially and adversely the interests of the Certificateholders or the Certificate Insurer for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sponsor by the Trustee, or to the Sponsor and the Trustee by the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51% or the Certificate Insurer;

          (b) any representation or warranty made by the Sponsor in this Agreement or the Insurance Agreement shall prove to have been incorrect in any material respect when made, as a result of which the interests of the Investor Certificateholders or the Certificate Insurer are materially and adversely affected and which continues to be incorrect in any material respect and continues to affect materially and adversely the interests of the Certificateholders or the Certificate Insurer for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Sponsor, by the Trustee, or to the Sponsor and the Trustee by either the Certificate Insurer or the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51%; provided, however, that a Rapid Amortization
                                    --------  -------
     Event pursuant to this subparagraph (b) shall not be deemed to have occurred hereunder if the Transferor has accepted retransfer of the related Mortgage Loan or Mortgage Loans during such period (or such longer period (not to exceed an additional 60 days) as the Trustee may specify with the consent of the Certificate Insurer) in accordance with the provisions hereof;

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

          (c) the Sponsor, the Transferor or the Trust shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor, the Sponsor or the Trust, or of or relating to all or substantially all of such Person's property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor, the Sponsor or the Trust and such decree or order shall have remained in force undischarged or unstayed for a period of 30 days; or the Transferor, the Sponsor or the Trust shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (d) the Trust shall become subject to registration as an "investment company" under the Investment Company Act of 1940, as amended;

          (e) the aggregate of all draws under the Policy exceeds 1% of the Cut-Off Date Pool Balance;

          (f)  the Loss Trigger exceeds 3.5%;

          (g)  the Delinquency Trigger exceeds 8%;

          (h) either this Agreement or the Insurance Agreement shall cease to be in full force and effect; or

          (i) (a) the Sponsor ceases or fails to be "adequately capitalized" within the meaning of 12 C.F.R. 565.4 (b)(2) as in effect on the Closing Date, or the Sponsor, any subsidiary of the Sponsor or any holding company of the Sponsor shall fail to comply with any applicable law, ordinance, rule, regulation, or requirement of governmental authorities including, without limitation, the OTS and the FDIC or any rule or regulation thereof, except where the failure to comply therewith will not materially adversely affect the business, operations or financial condition of the Sponsor, any subsidiary or any holding company of the Sponsor, or the ability of any such party to perform its obligations under this Agreement or the Insurance Agreement, (ii) the Sponsor, any subsidiary or any holding company of the Sponsor shall become the subject of any investigation, enforcement action by any governmental authority including, without limitation, the

     OTS or the FDIC which can reasonably be expected to materially adversely affect the business, operations or financial conditions of the Sponsor, any subsidiary or any holding company of the Sponsor, or the ability of any such party to perform its obligations under this Agreement or the Insurance Agreement or shall become the recipient of or subject to, or become aware that any such governmental authority is contemplating issuing or requesting, any order, directive, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, submission or similar undertaking from or with any governmental authority relating in any respect to the capital adequacy, credit policies, management or overall safety or soundness of the Sponsor, or (iii) the Sponsor, or any subsidiary or holding company of the Sponsor shall breach any term of any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, submission or similar undertaking which can reasonably be expected to materially adversely affect the business, operations or financial conditions of the Sponsor, any subsidiary or any holding company of the Sponsor, or the ability of any such party to perform its obligations under this Agreement or the Insurance Agreement.

then, after the applicable grace period, if any, set forth in such subparagraphs, either the Trustee, with the consent of the Certificate Insurer, the Certificate Insurer or the Holders of Investor Certificates evidencing Percentage Interests aggregating more than 51%, with the consent of the Certificate Insurer, by notice given in writing to the Transferor, the Sponsor and the Servicer (and to the Trustee if given by either the Certificate Insurer or the Investor Certificateholders) may declare that an early amortization event (a "Rapid Amortization Event") has occurred as of the date of such notice.

     With respect to any Rapid Amortization Event described in clauses (a), (b),
(c) or (h) above, the Certificate Insurer shall have the right to deliver written notice to the Servicer terminating all the rights and obligations of the Servicer under this Agreement and to direct the Trustee to send written notice to the Mortgagors directing them to remit payments on the Mortgage Loans to such account for the benefit of the Certificateholders so designated by the Certificate Insurer.

     Section 11.02.         Additional Rights Upon the Occurrence of Certain
                            ------------------------------------------------
Events.  (a)  If the Transferor voluntarily goes into liquidation or consents to
------
the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Transferor or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having juris-diction in the premises for the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Transferor and such decree shall have remained in force undischarged or unstayed for a period of 30 days; or the Transferor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (such voluntary liquidation, appointment, entering of such decree, admission, filing, making, suspension or violation or other event described above, an "Insolvency Event"), the Transferor shall on the day of such appointment, voluntary liquidation, admission, filing, making, suspension or inability, as the case may be (the "Appointment Day"), promptly give notice to the Trustee, the Servicer and the Certificate Insurer of such Insolvency Event. Within 15 days of the receipt by the Trustee of the Transferor's notice of an Insolvency Event, the Trustee shall (i) publish a notice in Authorized Newspapers that an Insolvency Event has occurred and that the Trustee intends to direct the Servicer to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and (ii) send written notice to the Investor Certificateholders describing the provisions of this Section 11.02, which notice shall inform Investor Certificateholders that unless either (y) more than 50% of all Investor Certificateholders or (z) the Certificate Insurer advise the Trustee in writing that they wish the Trustee to instruct the Servicer not to sell, dispose of or otherwise liquidate the Mortgage Loans within 90 days from the day notice pursuant to clause (i) above is first published (the "Publication Date"), the Trustee shall instruct the Servicer to proceed to sell, dispose of, or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids, and shall proceed to consummate the sale, liquidation or disposition of the Mortgage Loans as provided above with the highest bidder for the Mortgage Loans. The Transferor shall be permitted to bid for the Mortgage Loans. The Trustee may obtain a prior determination from such conservator or receiver that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 11.01 and
11.02 shall not be deemed to be mutually exclusive.

     (b) The proceeds from the sale, disposition or liquidation of the Mortgage Loans pursuant to Section 11.02(a) above shall be treated as collections on the Mortgage Loans received during the Rapid Amortization Period; provided, however,
                                                              --------  -------
that such proceeds will, based on amounts specified in writing by the Servicer to the Trustee, first be paid to the Certificate Insurer to reimburse the Certificate Insurer for previously unreimbursed Credit Enhancement

Draw Amounts and other amounts owing under the Insurance Agreement; and provided, further, that the Certificateholders' Fixed Allocation Percentage of
--------  -------
such remaining proceeds shall be paid to Investor Certificateholders in the following amounts and order of priority:

          (i) all accrued and unpaid interest on the Investor Certificate Principal Balance through the Interest Period immediately preceding the Distribution Date on which such proceeds are distributed to the Investor Certificateholders; and

          (ii) an amount of principal up to the Investor Certificate Principal Balance.

On the day following the Distribution Date on which such proceeds are distributed to the Investor Certificateholders, the Trust shall terminate. The Policy shall be available to cover any shortfalls to the Investor
Certificateholders resulting from the disposition or liquidation of the Mortgage Loans on such Distribution Date.

                                  ARTICLE XII

                           Miscellaneous Provisions


     Section 12.01.         Amendment.  This Agreement may be amended from time
                            ---------
to time by the Sponsor, the Servicer and the Trustee, in each case without the consent of any of the Certificateholders, but only with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Transferor or the Servicer,
(iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating organization in order to maintain or improve any rating of the Investor Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Sponsor nor the Servicer is obligated to obtain, maintain or improve any such rating), (vi) to add or amend any provisions of this Agreement to correct or cure any defective provision or ambiguity as a result of a transfer of the Transferor Certificates pursuant to Section 6.05, or (vii) to comply with any requirement imposed by the Code; provided, however, that such action shall not,
                                 --------  -------
as evidenced by an Opinion of Counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; and provided,
                                                                   --------
further, that the amendment shall not be deemed to adversely affect in any
-------
material respect the interests of the Certificateholders or the Certificate Insurer and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Investor Certificates without regard to the Policy.

     This Agreement also may be amended from time to time by the Servicer, the Sponsor and the Trustee, with the consent of the Certificate Insurer and Holders of the Investor Certificates evidencing Percentage Interests aggregating not less than 51%, and the Servicer, the Sponsor and the Trustee may from time to time consent to the amendment of the Policy with the consent of the Certificate Insurer and Holders of the Investor Certificates evidencing Percentage Interests aggregating not less than 51%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided,
                                                                 --------
however, that no such amendment shall (i) reduce in any manner the amount of, or
-------
delay the timing of, payments on the

Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding or (iii) adversely effect in any material respect the interests of the Certificate Insurer.

     Notwithstanding the foregoing, the Agreement may not be amended unless, in connection with such amendment, an Opinion of Counsel is furnished to the Trustee and the Certificate Insurer that such amendment will not (i) adversely affect the status of the Investor Certificates as debt; (ii) result in the Trust being taxable at the entity level; or (iii) result in the Trust being classified as a taxable mortgage pool (as defined in Section 7701(i) of the Code).

     Following the execution and delivery of any amendment hereto or to the Policy, either the Transferor, if the Transferor requested the amendment, or the Servicer, if the Servicer requested the amendment, shall reimburse the Certificate Insurer and the Trustee for the reasonable out-of-pocket costs and expenses incurred by the Certificate Insurer and the Trustee in connection with such amendment.

     Prior to the execution of any such amendment, the party hereto requesting any such amendment shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Investor Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Investor Certificateholder and fully executed original counterparts of the instruments effecting such amendment to the Certificate Insurer.

     It shall not be necessary for the consent of Investor Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     In executing any amendment permitted by this Section 12.01, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment is authorized or permitted hereby and that all conditions precedent to the execution and delivery of such amendment have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

     Section 12.02.         Recordation of Agreement.  This Agreement is
                            ------------------------
subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon direction of Investor Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Investor Certificateholders. The Investor Certificateholders requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 12.03.         Limitation on Rights of Certificateholders.  The
                            ------------------------------------------
death or incapacity of any Investor Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Investor Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02, 11.01 and 12.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Investor Certificates evidencing Percentage Interests aggregating not less than 51% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the

Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     By accepting its Investor Certificate, each Investor Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall have the right to exercise all rights of the Investor Certificateholders under this Agreement without any further consent of the Investor
Certificateholders.

     Section 12.04.         Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED
                            -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 12.05.         Notices.  All demands, notices and communications
                            -------
hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Servicer, Avondale Federal Savings Bank, 20 North Clark, Chicago, Illinois 60602, Attention: Howard Jaffe, (b) in the case of the Trustee, at the Corporate Trust Office, (c) in the case of the Certificate Insurer, Capital Markets Assurance Corporation, 885 Third Avenue, New York, New York 10022, Attention: Surveillance Department (telecopy number (212) 775-5462,
(d) in the case of Moody's, Residential Loan Monitoring Group, 4th Floor, 99 Church Street, New York, New York 10007, and (e) in the case of Standard & Poor's, 26 Broadway, New York, New York 10004, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to deliver such notice or document to any Rating Agency.

     Section 12.06.        Severability of Provisions.  If any one or more of
                           --------------------------
the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 12.07.        Assignment.  Notwithstanding anything to the
                           ----------
contrary contained herein, except as provided in Sections 6.05, 7.02 and 7.04, this Agreement may not be assigned by the Sponsor or the Servicer without the prior written consent of the Certificate Insurer and Holders of the Investor Certificates evidencing Percentage Interests aggregating not less than 66%.

     Section 12.08.        Certificates Nonassessable and Fully Paid.  The
                           -----------------------------------------
parties agree that the Investor Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to
Section 2.07 or 6.02 are and shall be deemed fully paid.

     Section 12.09.        Third-Party Beneficiaries.  This Agreement will
                           -------------------------
inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Owners, the Certificate Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

     Section 12.10.        Counterparts.  This instrument may be executed in
                           ------------
any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 12.11.        Effect of Headings and Table of Contents.  The
                           ----------------------------------------
Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 12.12.        Insurance Agreement.  The Trustee is authorized and
                           -------------------
directed to execute and deliver the Insurance Agreement and to perform the obligations of the Trustee thereunder.

          IN WITNESS WHEREOF, the Sponsor, the Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.


                                             AVONDALE FEDERAL SAVINGS BANK,
                                                  as Sponsor and Servicer



                                             By_________________________________
                                               Title:


                                             LASALLE NATIONAL BANK,
                                                  as Trustee



                                             By_________________________________
                                               Title:

State of            )
                    ) ss.:
County of           )


          On the 26th day of November, 1996 before me, a notary public in and for the State of ________, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at _______________________________, ____________, ________ _____; that he is the
______________________ of Avondale Federal Savings Bank, a federal savings bank, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said bank; and that he signed his name thereto by like order.



                                                  ______________________
                                                  Notary Public


[Notarial Seal]

State of            )
                    ) ss.:
County of           )


          On the 26th day of November, 1996 before me, a notary public in and for the State of ________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he resides at ____________________________, _______________ _____; that he is the
______________________ of LaSalle National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said national banking association.


                                                  _____________________
                                                  Notary Public

[Notarial Seal]

OFFERING CIRCULAR                                          STRICTLY CONFIDENTIAL


                                  $74,784,490
                    AVONDALE HOME EQUITY LOAN TRUST 1996-1
             REVOLVING HOME EQUITY LOAN ASSET-BACKED CERTIFICATES,
                                 SERIES 1996-1

                                 _____________

                        AVONDALE FEDERAL SAVINGS BANK,
                            AS SPONSOR AND SERVICER

                                 _____________

     Each Revolving Home Equity Loan Asset-Backed Certificate, Series 1996-1 (collectively, the "Certificates") will represent an undivided interest in the Avondale Home Equity Loan Trust 1996-1 (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement among Avondale Federal Savings Bank ("Avondale"), as Sponsor and Servicer, and LaSalle National Bank, as Trustee. The property of the Trust will include a pool of adjustable rate home equity revolving credit line loans made or to be made (the "Mortgage Loans") under certain home equity revolving credit line loan agreements. The Mortgage Loans are secured by first or second deeds of trust or mortgages on one-to four-family residential properties.

     The aggregate undivided interest in the Trust represented by the Certificates will, as of October 31, 1996 (the "Cut-Off Date"), represent approximately 98% of the outstanding principal balances of the Mortgage Loans. The remaining undivided interest in the Trust not represented by the Certificates (the "Transferor Interest") will initially be equal to $1,526,215, which as of the Cut-Off Date is approximately 2% of the outstanding principal balances of the Mortgage Loans. Only the Certificates are offered hereby.

     Distributions of principal and interest on the Certificates will be made on the fifteenth day of each month or, if such date is not a Business Day, then on the next succeeding Business Day (each, a "Distribution Date"), commencing December 16, 1996. On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Collection Account (as defined herein), distributions with respect to interest and principal calculated as set forth herein. The Certificates are not guaranteed by Avondale, the Trustee or any affiliate thereof. However, the Certificates will be unconditionally and irrevocably guaranteed as to the payment of the Guaranteed Distributions (as defined herein) on each Distribution Date pursuant to the terms of a certificate guaranty insurance policy (the "Policy") to be issued by Capital Markets Assurance Corporation.

     There is currently no market for the Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "RISK FACTORS" herein.

                                 _____________


  THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT
             INTERESTS IN OR OBLIGATIONS OF AVONDALE, THE TRUSTEE
        OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN.
          NEITHER THE CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED
            OR GUARANTEED BY AVONDALE, THE TRUSTEE OR ANY AFFILIATE
                    THEREOF OR BY ANY GOVERNMENTAL AGENCY.

     THE CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE BEING OFFERED AND SOLD IN THE UNITED STATES ONLY TO QUALIFIED INSTITUTIONAL BUYERS AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND TO INSTITUTIONAL "ACCREDITED INVESTORS" AS DEFINED IN RULE 501(A)(1), (2), (3) AND (7) UNDER THE SECURITIES ACT. PROSPECTIVE PURCHASERS THAT ARE QUALIFIED INSTITUTIONAL BUYERS ARE HEREBY NOTIFIED THAT THE SPONSOR OF THE CERTIFICATES MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A. THE CERTIFICATES ARE NOT TRANSFERABLE EXCEPT IN ACCORDANCE WITH THE RESTRICTIONS DESCRIBED UNDER "RISK FACTORS -- LACK OF LIQUIDITY" AND "DESCRIPTION OF THE CERTIFICATES -- TRANSFER AND EXCHANGE OF THE CERTIFICATES; LIMITATIONS ON TRANSFER."


                                LEHMAN BROTHERS

November 22, 1996

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR (THE "OFFERING CIRCULAR") AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY, NOR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS OFFERING CIRCULAR AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

THIS OFFERING CIRCULAR HAS BEEN PREPARED BY THE SPONSOR SOLELY FOR THE PURPOSE OF OFFERING THE CERTIFICATES DESCRIBED HEREIN. LEHMAN BROTHERS INC. (THE "PLACEMENT AGENT") IS ACTING AS PRINCIPAL IN A PRIVATE SALE OF THE CERTIFICATES DESCRIBED HEREIN. THIS OFFERING CIRCULAR IS FURNISHED TO YOU ON A CONFIDENTIAL BASIS SOLELY FOR THE PURPOSE OF EVALUATING THE INVESTMENT OFFERED HEREBY. THE INFORMATION CONTAINED HEREIN MAY NOT BE REPRODUCED OR USED IN WHOLE OR IN PART FOR ANY OTHER PURPOSE.

THE PLACEMENT AGENT HAS NOT CONDUCTED ANY INVESTIGATION WITH RESPECT TO THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR. THE PLACEMENT AGENT MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR; AND NOTHING HEREIN SHALL BE DEEMED TO CONSTITUTE SUCH A REPRESENTATION OR WARRANTY BY THE PLACEMENT AGENT NOR A PROMISE OR REPRESENTATION AS TO THE FUTURE PERFORMANCE OF THE MORTGAGE LOANS.

THIS OFFERING CIRCULAR ALSO CONTAINS SUBSTANTIAL INFORMATION CONCERNING THE MORTGAGE LOANS AND THE OBLIGATIONS OF THE SPONSOR, THE SERVICER AND OTHERS WITH RESPECT THERETO. INVESTORS INTERESTED IN PURCHASING CERTIFICATES ARE URGED TO REVIEW THIS OFFERING CIRCULAR. THE OBLIGATIONS OF THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREIN ARE SET FORTH IN AND WILL BE GOVERNED BY CERTAIN DOCUMENTS DESCRIBED HEREIN, AND ALL OF THE STATEMENTS AND INFORMATION HEREIN ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO SUCH DOCUMENTS.

THE CERTIFICATES ARE NOT "MORTGAGE RELATED SECURITIES" FOR PURPOSES OF THE SECONDARY MORTGAGE MARKET ENHANCEMENT ACT OF 1984 ("SMMEA"). ACCORDINGLY, THE APPROPRIATE CHARACTERIZATION OF THE CERTIFICATES UNDER VARIOUS LEGAL INVESTMENT RESTRICTIONS, AND THUS THE ABILITY OF INVESTORS SUBJECT TO THESE RESTRICTIONS TO PURCHASE THE CERTIFICATES, IS SUBJECT TO SIGNIFICANT INTERPRETIVE UNCERTAINTIES. INVESTORS WHOSE INVESTMENT AUTHORITY IS SUBJECT TO LEGAL RESTRICTIONS SHOULD CONSULT THEIR OWN LEGAL ADVISORS TO DETERMINE WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR THEM.

THE CERTIFICATES ARE BEING OFFERED AS A PRIVATE PLACEMENT TO "QUALIFIED INSTITUTIONAL BUYERS" WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT AND TO OTHER INSTITUTIONAL "ACCREDITED INVESTORS" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) AND/OR (7) UNDER THE SECURITIES ACT AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THE CERTIFICATES MUST CONTINUE TO BE HELD UNLESS A SUBSEQUENT DISPOSITION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REQUIREMENTS UNDER APPLICABLE STATE SECURITIES LAWS. INVESTORS SHOULD CONSULT WITH THEIR COUNSEL AS TO THE APPLICABLE REQUIREMENTS FOR A PURCHASER TO AVAIL ITSELF OF ANY EXEMPTION UNDER THE SECURITIES ACT AND SUCH STATE LAWS. THE SPONSOR IS NOT OBLIGATED AND DOES NOT INTEND TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT, TO QUALIFY THE CERTIFICATES UNDER THE SECURITIES LAWS OF ANY STATE OR TO PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER. FOR FURTHER DISCUSSION OF LIMITATIONS ON THE TRANSFERABILITY OF THE CERTIFICATES, SEE "DESCRIPTION OF THE CERTIFICATES -- TRANSFER AND EXCHANGE OF THE CERTIFICATES; LIMITATIONS ON TRANSFER."

--------------------------------------------------------------------------------

                                    SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Offering Circular. Certain capitalized terms used in the Summary are defined elsewhere in this Offering Circular. Reference is made to the Index of Defined Terms herein for the definitions of certain capitalized terms.

 Trust.......................     Avondale Home Equity Loan Trust 1996-1 (the
                                  "Trust") will be formed pursuant to a pooling and servicing agreement (the "Agreement") to be dated as of October 31, 1996 (the "Cut-Off
                                  Date") among Avondale Federal Savings Bank
                                  ("Avondale"), as sponsor and servicer
                                  (together with any successor in such capacity, the "Sponsor" and the "Servicer", respectively), and LaSalle National Bank, as trustee (the "Trustee"). The property of the Trust will include: a pool of adjustable rate home equity revolving credit line loans made or to be made (the "Mortgage Loans") under certain home equity revolving credit line loan agreements (the "Credit Line Agreements") and secured by either first or second deeds of trust or mortgages on residential properties that are primarily one-to four-family properties (the "Mortgaged Properties"); the collections in respect of the Mortgage Loans received after the Cut-Off Date; property that secured a Mortgage Loan which has been acquired by foreclosure or deed in lieu of fore closure; an irrevocable and unconditional limited certificate guaranty insurance policy
                                  (the "Policy"); rights of the Sponsor under hazard insurance policies covering the
                                  Mortgaged Properties; amounts on deposit in the Collection Account and the Spread Account;
                                  amounts on deposit in the Funding Account (as defined herein); amounts on deposit in the Capitalized Interest Account (as defined herein); and certain other property, as described more fully herein.

                                  The Trust property will include the unpaid principal balance of each Mortgage Loan as of the Cut-Off Date (the "Cut-Off Date Principal Balance") plus any additions thereto as a result of new advances made pursuant to the applicable Credit Line Agreement (the "Additional Balances") during the life of the Trust. With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The aggregate Cut-Off Date Principal Balance of the Mortgage Loans is $76,310,705.00 (the "Cut-Off Date Pool Balance"). The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to its Cut-Off Date Principal Balance, plus (i) any Additional Balances in respect of such Mortgage Loan,

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                                  minus (ii) all collections credited against
                                  the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan (as defined herein) after final recovery of related Liquidation Proceeds (as defined herein) shall be zero.

 Securities Offered..........     Each of the Revolving Home Equity Loan Asset-
                                  Backed Certificates, Series 1996-1 offered hereby (the "Certificates") represents an undivided interest in the Trust. Each
                                  Certificate represents the right to receive payments of interest at the variable rate described below (the "Certificate Rate"), payable monthly, and payments of principal at such time and to the extent provided below.
                                  The aggregate undivided interest in the Trust represented by the Certificates as of the Closing Date will equal $74,784,490 (the
                                  "Original Invested Amount"), which represents approximately 98% of the Cut-Off Date Pool
                                  Balance.  The "Original Certificate Principal
                                  Balance" will equal $74,784,490. Following the Closing Date, the "Invested Amount" with respect to any date will be an amount equal to the Original Invested Amount minus (i) the amount of Investor Principal Collections (as defined herein) previously distributed to
                                  Certificateholders, and minus (ii) an amount equal to the product of the Investor Floating
                                  Allocation Percentage and the Liquidation Loss
                                  Amounts (each as defined herein).  The
                                  Transferor (as described below) will own the remaining undivided interest in the Trust (the
                                  "Transferor Interest"), which is equal to the Pool Balance minus the Invested Amount reduced by Investor Principal Collections on dep osit in the Funding Account and will initially equal approximately 2% of the Cut-Off Date
                                  Pool Balance.  The Transferor (the
                                  "Transferor") as of any date is the owner of the Transferor Interest, which initially will be Avondale.

                                  The Certificates will be issued pursuant to the Agreement. The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "DESCRIPTION OF THE CERTIFICATES" herein.

 Removal of Certain
 Mortgage Loans;
 Additional Balances.........     Subject to certain conditions, on any
                                  Distribution Date the Transferor may, but shall not be obligated to, remove from the Trust certain Mortgage Loans with out notice to the Certificateholders. The Transferor is

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                                  permitted to designate the Mortgage Loans to
                                  be removed. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Agreement, including: (i) the Transferor Interest as of the Transfer Date (as defined herein) (after giving effect to such removal) exceeds the Minimum Transferor Interest (as defined below); (ii) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Transferor shall represent and warrant that no selection procedures which are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (iv) in connection with each such retransfer of Mortgage Loans, the Rating Agencies (as defined herein) shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; (v) the proposed retransfer shall not cause a Rapid Amortization Event (as defined herein) to occur; (vi) the Rapid Amortization Period (as defined herein) shall not have com menced; and
                                  (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through
                                  (vi) above.  See "DESCRIPTION OF THE
                                  CERTIFICATES--Optional Transfers of Mortgage
                                  Loans to the Transferor."

                                  The "Minimum Transferor Interest" as of any date is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

                                  During the term of the Trust, all Additional
                                  Balances will be transferred to and become property of the Trust. The Pool Balance at any time will generally fluctuate from day to day because the amount of Additional Balances and the amount of principal pay ments with respect to the Mortgage Loans will usually differ from day to day. Because the Transferor Inter est is equal to the Pool Balance minus the Invested Amount reduced by Investor Principal Collections on deposit in the Funding Account, the amount of the Transferor Interest will fluctuate from day to day as draws are made with respect to the Mortgage Loans and as Principal Collections are received.

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 The Mortgage Loans..........     The Mortgage Loans are secured by first and
                                  second deeds of trust or mortgages on
                                  Mortgaged Properties located in 20 states. On the Closing Date, Avondale will sell the Mortgage Loans to the Trust, pursuant to the Agreement. The percentage of the Cut-Off Date Principal Balance of the Mortgage Loans secured primarily by Mortgaged Properties located in the states of Illinois, Florida, Nevada and Colorado is approximately 68.43%, 7.26%, 5.39% and 5.33%, respectively. No other state represented more than 4.00% of the Cut-Off Date Pool Balance of the Mortgage Loans. The "Combined Loan-to-Value Ratio" of each Mortgage Loan is the ratio of (A) the sum of (i) the maximum amount the borrower is permitted to draw down under the related Credit Line Agreement (the "Credit Limit") and
                                  (ii) the amounts of any related senior
                                  mortgage loans (computed as of the date of origination of each such mortgage loan) to (B) the appraised value of the Mortgaged Property as determined either by a drive-by inspection or an estimate. As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Mortgage Loans was approximately 84.54%.

                                  Interest on each Mortgage Loan is payable monthly and computed on the related daily outstanding Principal Balance for each day in the billing cycle at a variable rate per annum (the "Loan Rate") equal at any time (subject to maximum rates, as described herein under "DESCRIPTION OF THE MORTGAGE LOANS--Mortgage Loan Terms," and further subject to applicable usury limitations) to the sum of (i) the highest prime rate published in the "Money Rates" section of The Wall Street Journal (such rate, the "Index Rate") and (ii) a margin (the "Margin") within the range of 1.00% to 9.25%. As of the Cut-Off Date, the weighted average Margin was approximately 3.90%. Loan Rates are adjusted daily based on changes in the Index Rate. As to each Mortgage Loan, the "Due Date" is the first day of each month. The Cut-Off Date Principal Balances ranged from zero to $99,962 and averaged approximately $23,944.37. Credit Limits under the Mortgage Loans as of the Cut-Off Date ranged from $5,000 to $168,000 and averaged approximately $31,862.05. Each Mortgage Loan was originated in the period from March 1995 to September 1996. As of the Cut-Off Date, the maximum Credit Limit Utilization Rate (as defined herein) was 104.71% and the average Credit Limit Utilization Rate was approximately 75.15%. As of the Cut-Off Date, approximately 6.41% by Cut-Off Date Principal Balance of the Mortgage Loans represented

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                                       6
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                                  first liens on the related Mortgaged
                                  Properties and approximately 93.59% of the Mortgage Loans represented second liens. As of the Cut-Off Date, the Mortgage Loans had remaining terms to scheduled maturity ranging from 101 months to 119 months and had a weighted average remaining term to scheduled maturity of approximately 113 months. See "DESCRIPTION OF THE MORT GAGE LOANS" herein.

 Denominations...............     The Certificates will be offered for purchase
                                  in denominations of $250,000 and multiples of $1 in excess thereof. The interest in the Trust evidenced by a Certificate (the
                                  "Percentage Interest") will be equal to the percentage derived by dividing the denomina tion of such Certificate by the Original
                                  Certificate Principal Balance.

 Registration of
 Certificates................     The Certificates will initially be issued to
                                  Qualified Institutional Buyers in book-entry form. Such persons acquiring beneficial ownership interests in the Certificates
                                  ("Certificate Owners") will hold their
                                  Certificate interests through The Depository
                                  Trust Company ("DTC"). Transfers within DTC will be in accordance with its usual rules and operating procedures. So long as the Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more Certificates registered in the name of Cede & Co. ("Cede"), as the nominee of DTC. The interests of such Certificateholders will be represented by book entries on the records of DTC and participating members thereof. Other than investors that are Institutional Accredited
                                  Investors, no Certificate Owner will be
                                  entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Offering Circular to the Certificates owned by Qualified Institutional Buyers reflect the rights of such Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Certificates are held by DTC. See
                                  "RISK FACTORS--Book-Entry Certificates," and
                                  "DESCRIPTION OF THE CERTIFICATES-- Book-Entry and Definitive Certificates."


 Servicer of the Mortgage
 Loans.......................     Avondale Federal Savings Bank, a federal
                                  savings bank headquartered in Chicago,
                                  Illinois. The principal executive offices of the Servicer are located at 10

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                                  North Clark Street, Chicago, Illinois 60602
                                  (Telephone: (312) 782-6200). See "AVONDALE
                                  FEDERAL SAVINGS BANK" herein.

 Collections.................     All collections on the Mortgage Loans will
                                  generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds (as defined below) allocated to interest pursuant to the terms of the Credit Line Agreements less Servicing Fees for the related
                                  Collection Period.

                                  As to any Distribution Date, "Principal
                                  Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including the portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts (as defined herein).

                                  "Net Liquidation Proceeds" with respect to a Mort gage Loan are the proceeds (excluding amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the Principal Balance of the Mortgage Loan plus any accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan.

                                  With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and (b) the Investor Floating Allocation Percentage for such Distribution Date. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing (a) the Invested Amount at the close of business on the preceding Distribution Date (or at the Closing Date in the case of the first Distribution Date) by
                                  (b) the sum of (i) the Pool Balance (adjusted for any Mortgage Loans removed from the Trust or Additional Balances added to the Trust for the preceding Distribution Date) at the beginning of the related Collection Period and
                                  (ii) the

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                                  amount of Principal Collections on deposit in
                                  the Funding Account as of the end of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest as more fully described herein.

                                  On each Distribution Date, the Investor
                                  Interest Collections, amounts transferred from the Capitalized Interest Account and investment earnings on amounts on deposit in the Funding Account will be applied in the following order of priority: (i) as payment to the Certificate Insurer for the monthly premium for the Policy; (ii) as payment for the accrued interest due and any overdue accrued interest (with interest there on) on the Certificate Principal Balance of the Certificates; (iii) to pay any Investor Loss Amount (as defined herein) for such Distribution Date; (iv) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections allocable to the Certificateholders, (b) funded by amounts on deposit in the Spread Account, or (c) funded by draws on the Policy;
                                  (v) to reimburse prior draws made from the Policy (with interest thereon); (vi) to deposit any other amounts required to be deposited in an account (the "Spread Account") for the benefit of the Certificate Insurer and Certificateholders pursuant to the Agreement and the Insurance Agreement; (vii) to pay any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement; (viii) to pay certain amounts that may be required to be paid to the Servicer pursuant to the Agreement; and (ix) to the Transferor to the extent permitted as described herein.

                                  Investor Interest Collections available after the payment of interest on the Certificates may be insufficient to cover any Investor Loss Amount. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw in an amount equal to such difference will be made on the Policy in accordance with the terms of the Policy after application of amounts on deposit in the Spread Account.

                                  Payments to Certificateholders pursuant to clause (ii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses (iii) and (iv) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance.

                                  "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof at the end of the related Collection

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                                  Period in which such Mortgage Loan became a
                                  Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the aggregate of the Liquidation Loss Amounts for such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES-- Distributions on the Certificates."

                                  Principal Collections will be allocated
                                  between the Certificateholders and the
                                  Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) in accordance with their percentage interests in the Mortgage Loans of approx imately 98% and 2%, respectively, as of the Cut-Off Date (the "Fixed Allocation Percentage"), but (i) during the Funding Period no amount of Principal Collections will be distributed to the Certificateholders and
                                  (ii) during the Managed Amortization Period, a lesser amount of Principal Collections may be distributed to Certificateholders, each as described below. The "Investor Fixed Allocation Percentage" shall be 98%.

                                  The Servicer will deposit Interest Collections and Principal Collections in respect of the Mortgage Loans in an account established for such purpose under the Agreement (the "Collection Account"). See "DESCRIPTION OF THE CERTIFICATES--Payments on Mortgage Loans; Deposits to Collection Account."

 Collection Period...........     As to any Distribution Date, the "Collection
                                  Period" is the calendar month preceding the month of such Distribution Date.

 Interest....................     Interest on the Certificates will be
                                  distributed monthly on the fifteenth day of each month or, if such day is not a Business
                                  Day, then the next succeeding Business Day
                                  (each, a "Distribution Date"), commencing on December 16, 1996, at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for an Interest Period will generally equal the sum of (a) the London Interbank offered rate for one-month United States deposits ("LIBOR") appearing on the Telerate Screen Page 3750, as of the second LIBOR Business Day (as defined herein) prior to the first day of such Interest Period (or as of two LIBOR Business
                                  Days prior to the Closing Date, in the case of the first Interest Period) and (b) 0.19%.
                                  Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect

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                                  of the Certificates on any Distribution Date
                                  exceed a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the average daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in such Collection Period and a 360-day year). Interest on the Certificates in respect of any Distribution Date will accrue from the preceding Distribution Date (or, in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

                                  Interest payments on the Certificates will be funded from Investor Interest Collections, the Capitalized Interest Account, investment earnings on amounts on deposit in the Funding Account, the Spread Account and from draws on the Policy. See "DESCRIPTION OF THE CERTIFICATES" herein.

 Principal Payments from
 Principal Collections.......     During the Funding Period, the Scheduled
                                  Principal Collections Distribution Amount (as defined below) will be deposited in the Funding Account. The Funding Period is the period from the Closing Date to the earliest of (i) the close of business on the twelfth
                                  Distribution Date, (ii) the date on which at least $11,446,605.75 of Principal Collections are on deposit in the Funding Account and
                                  (iii) the commencement of the Rapid
                                  Amortization Period. On the Distribution Date following the end of the Funding Period, any amount on deposit in the Fund ing Account shall be used to acquire any remaining
                                  Additional Balances on such Distribution Date and any remaining amount on deposit therein will be distributed to the Certificateholders on such Distribution Date as a payment of principal. With respect to any Distribution
                                  Date during the Funding Period on which the amount on deposit in the Funding Account equals the amount in clause (ii) above, any Principal Collections in excess thereof shall be payable to the Certificateholders on such Distribution Date. For the period beginning on the first Distri bution Date following the end of the Funding Period and, unless a Rapid
                                  Amortization Event (as defined herein) shall have earlier occurred,

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                                  ending on the Distribution Date in November
                                  2000 (such period, the "Managed Amortization
                                  Period"), the amount of Prin cipal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortiza tion Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of
                                  (i) the Maximum Principal Payment (as defined herein) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distri bution Date. With respect to any Distribution Date, the "Alternative Principal Payment" will equal the amount (but not less than zero) of Principal Collec tions for such Distribution Date less the aggregate of Additional Balances created during the related Collec tion Period.

                                  Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificate holders on each Distribution Date will be equal to the Maximum Principal Payment. See "DESCRIPTION OF THE CERTIFICATES--Distributions on the
                                  Certificates."

                                  In addition, to the extent funds are available therefor (including funds on deposit in the Spread Account and funds available under the Policy), on the Distribution Date in November 2008 Certificateholders will be entitled to receive as payment of principal an amount equal to the outstanding Certificate Principal Balance.

                                  Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Float ing Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. The aggregate distributions of principal to Certificateholders will not exceed the Original Certificate Principal Balance.

 Funding Account; Funding
 Period......................     The Funding Account will be an Eligible
                                  Account (as defined herein) established with the Trustee on the Closing Date. On each Distribution Date during the Funding Period the Scheduled Principal Collections

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                                  Distribution Amount for such Distribution Date
                                  will be deposited in the Funding Account. On the first Distribution Date following the end of the Funding Period, the amount on deposit in the Funding Account shall be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amounts on deposit therein will be distributed to the Certificateholders as payment of principal.

                                  The Funding Period is the period commencing on the Closing Date and ending on the earliest of
                                  (i) the close of business on the twelfth
                                  Distribution Date after the Closing Date, (ii) the date on which at least $11,446,605.75 of Principal Collections are on deposit in the Funding Account and (iii) the commencement of the Rapid Amortization Period.

Capitalized Interest
 Account ....................     On the Closing Date there will be deposited in
                                  an account (the "Capitalized Interest
                                  Account") in the name of the Trustee on behalf of the Trust an amount which will be used by the Trustee on each Distribu tion Date during the Funding Period to cover certain shortfalls in interest as described herein under "DESCRIPTION OF THE CERTIFICATES-- Capitalized
                                  Interest Account." Any amounts remaining in the Capitalized Interest Account on the Distribution Date following the end of the Funding Period will be paid to the Sponsor.

 The Certificate Insurer.....     Capital Markets Assurance Corporation, a
                                  monoline stock insurance corporation organized under the laws of the State of New York
                                  ("CapMAC" or the "Certificate Insurer") See
                                  "THE CERTIFICATE INSURER" in this Offering
                                  Circular.

 Policy......................     On or before the Closing Date, the Policy will
                                  be issued by the Certificate Insurer pursuant to the provisions of the Insurance and Reimbursement Agreement (the "Insurance
                                  Agreement") to be dated as of November 26, 1996, among Avondale, as Sponsor and Servicer, the Trustee and the Certificate Insurer.

                                  The Policy will irrevocably and
                                  unconditionally guarantee on each
                                  Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) after application of amounts available from Investor Interest Collections, amounts transferred from the Capitalized Interest Account, investment earnings on amounts on deposit in the Funding Account and amounts on deposit

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                                  in the Spread Account, any shortfall in
                                  accrued and unpaid interest due on the
                                  Certificates (together, the "Guaranteed
                                  Distributions"), with such Guaranteed
                                  Distributions having been calculated in
                                  accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

                                  The "Guaranteed Principal Distribution Amount" for any Distribution Date, other than the Distribution Date in November 2008, shall be the amount, after applying any amounts available in the Spread Account, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates on such Distribution Date) exceeds the Invested Amount for such Distribution Date. In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in November 2008 (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date and after applying any amounts available in the Spread Account).

                                  In accordance with the Agreement and the Insurance Agreement, the Trustee will be required to establish and maintain an account (the "Spread Account") for the benefit of the Certificate Insurer and the Certificateholders to be used prior to any draws upon the Policy. The Trustee shall deposit the amounts into the Spread Account as required by the Agreement and the Insurance Agreement.

                                  In the absence of payments from the Spread
                                  Account and under the Policy,
                                  Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust. See "DESCRIPTION OF THE CERTIFICATES--The Policy."

 Record Date.................     The last day preceding a Distribution Date or,
                                  if the Certificates are no longer Book-Entry
                                  Certificates, the last day of the month
                                  preceding a Distribution Date.

 Servicing...................     The Servicer will be responsible for
                                  servicing, manag ing and making collections on the Mortgage Loans. The Servicer will deposit all collections in respect of the Mortgage
                                  Loans into the Collection Account as described herein. On or before the fourth Business

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                                      14

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                                  Day prior to each Distribution Date (the
                                  "Determination Date"), the Servicer will calculate, and instruct the Trustee regarding the amounts to be paid, as described herein, to the Certificateholders on such Distribution Date. See "DESCRIPTION OF THE CERTIFICATES-- Distributions on the Certificates." With respect to each Collection Period provided no Trigger Event (as defined below) has occurred or is continuing, the Servicer will receive from collections in respect of interest on the Mortgage Loans, on behalf of itself, a portion of such collections as a monthly servicing fee (the "Servicing Fee") in the amount of 1.00% per annum (the "Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of each such Collection Period. With respect to each Collection Period during which a Trigger Event has occurred or is continuing and Avondale is acting as Servicer, the Servicing Fee Rate shall be 0.50% per annum. A "Trigger Event" is any Event of Servicing Termination or Rapid Amortization Event. See "DESCRIPTION OF THE CERTIFICATES--Servicing Compensation and
                                  Payment of Expenses." In certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as a successor Servicer. See "DESCRIPTION OF THE CERTIFICATES--Certain Matters Regarding the Servicer and the Transferor."

 Final Payment of Principal;
 Termination.................     The Trust will terminate on the later of (A)
                                  the Distribution Date immediately following the payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the Distribution Date immediately following the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date immediately following the optional retransfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in November 2008. The Certificates will be subject to optional retransfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to approximately
                                  $3,739,225 (5% of the Original Certificate
                                  Principal Balance) and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The retransfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest

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                                      15

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                                  thereon at the Certificate Rate through the
                                  day preced ing the final Distribution Date, together with all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy. See "DESCRIPTION OF THE CERTIFICATES--Termination; Retirement of the Certificates" herein.

                                  In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receiver ship relating to the Transferor. See "DESCRIPTION OF THE CERTIFICATES--Rapid Amortization Events" herein.

 Trustee.....................     LaSalle National Bank, a national banking
                                  association (the "Trustee") will act as
                                  Trustee on behalf of the Certificateholders.

 Mandatory Retransfer of
 Certain Mortgage Loans......     The Sponsor will make certain representations
                                  and warranties in the Agreement with respect to the Mortgage Loans. If the Sponsor breaches certain of its representations and warranties with respect to any Mortgage Loan and such breach materially and adversely affects the interests of the
                                  Certificateholders or the Certificate Insurer and is not cured within the specified period, the Mortgage Loan will be removed from the Trust upon the expiration of a specified period from the date on which the Sponsor becomes aware or receives notice of such breach and will be reassigned to the Sponsor.
                                  See "DESCRIPTION OF THE CERTIFICATES--
                                  Assignment of Mortgage Loans" herein.

 Federal Tax
 Considerations..............     Subject to the qualifications set forth in
                                  "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" here in, special tax counsel to the Sponsor and counsel to the Placement Agent ("Tax Counsel") is of the opinion that, under existing law, a Certificate will be treated as a debt instrument for federal income tax purposes as of the Closing Date. Under the Agreement, the Sponsor and the Certificateholders will agree to treat the Certificates as indebtedness for federal, state and local income and franchise tax purposes. See
                                  "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" herein for additional information concerning the application of Federal income tax laws.

 ERISA Considerations........     The acquisition of a Certificate by a pension
                                  or other employee benefit plan (a "Plan") subject to the Employee Retirement Income
                                  Security Act of 1974, as amended ("ERISA"), could, in some instances, result

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                                      16

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                                  in a "prohibited transaction" or other
                                  violation of the fiduciary responsibility provisions of ERISA and Code Section 4975. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of the Certificates. Any Plan fiduciary considering whether to purchase any Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See "ERISA CONSIDERATIONS" herein.

 Legal Investment
 Considerations..............     The Certificates will not constitute "mortgage
                                  related securities" for purposes of the
                                  Secondary Mortgage Market Enhancement Act of
                                  1984 ("SMMEA"), because not all of the
                                  Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Certificates. See "LEGAL
                                  INVESTMENT CONSIDERATIONS" herein.

 Certificate Rating..........     It is a condition to the issuance of the
                                  Certificates that they be rated "AAA" by Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc. ("Standard
                                  & Poor's") and "Aaa" by Moody's Investors
                                  Service, Inc. ("Moody's" and together with Standard & Poor's, the "Rating Agencies"). In general, ratings address credit risk and do not address the likelihood of prepayments.
                                  See "RATINGS" herein.

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                                      17

                                 RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Certificates.

     Book-Entry Certificates. Issuance of the Certificates in book-entry form to Qualified Institutional Buyers may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Since transactions in the Certificates in book-entry form can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Certificate to persons or entities that do not participate in DTC or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Certificates.

     Certificate Owners may experience some delay in their receipt of distributions of interest and principal on the Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See "DESCRIPTION OF THE CERTIFICATES-- Book-Entry and Definitive Certificates" herein.

     Lack of Liquidity. The offering of the Certificates will not be registered under the Securities Act. Transfers of the Certificates or any interest therein must be made to a "Qualified Institutional Buyer" as defined in and, in a transaction in compliance with, Rule 144A or to institutional "accredited investors" as defined in Rule 501(a)(1), (2), (3) or (7) of the Securities Act in a transaction that does not require registration under the Securities Act, and in compliance with applicable state securities or "blue sky" laws. Prior to any transfer of a Certificate, the proposed transferee will be required to certify as to its status as a Qualified Institutional Buyer or as an institutional "accredited investor," as applicable. See "DESCRIPTION OF THE CERTIFICATES--Transfer and Exchange of Certificates; Limitations on Transfer."

     There is currently no market for the Certificates. The Placement Agent may make a market in the Certificates under Rule 144A, but is not obligated to do so. There can be no assurance that a secondary market for the Certificates will develop or, if a secondary market does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of the Certificates.

     Nature of Security. Required minimum monthly payments are not, in most instances, expected to be sufficient to fully amortize principal of a Mortgage Loan prior to maturity. As a result, a borrower will generally be required to pay the entire principal amount of the Mortgage Loan at its maturity. The ability of a borrower to make such a payment may be dependent on the ability to obtain refinancing of the balance due on the Mortgage Loan. An increase in interest rates over the Loan Rate applicable at the time the Mortgage Loan was originated may have an adverse effect on the borrower's ability to pay the required monthly payment. In addition, such an increase in interest rates may reduce the borrower's ability to obtain refinancing and to pay the balance of the Mortgage Loan at its maturity. A borrower's payments in any month may be as low as the interest payment for such month or as high as the entire outstanding principal balance (plus accrued interest). Since certain mortgages securing Mortgage Loans are junior liens subordinate to the rights of the mortgagee or beneficiary under any related senior mortgage or deed of trust, the proceeds from any liquidation, insurance or condemnation proceeding will be available to satisfy the outstanding balance of a Mortgage Loan only to the extent that the claims of such senior mortgagee or beneficiary have been satisfied in full (including any related foreclosure costs).

     Cash Flow Considerations. Minimum required monthly payments on the Mortgage Loans will at least equal accrued monthly interest on the Certificates. Even assuming that the Mortgaged Properties provide adequate security for the Mortgage Loans, substantial delays could be encountered in connection with the liquidation of Mortgage Loans that are delinquent and resulting shortfalls in distributions to Certificateholders could occur if the Certificate Insurer were unable to perform on its obligations under the Policy. Further, liquidation expenses (such as legal fees, real estate taxes, and maintenance and preservation expenses) will reduce the security for the Mortgage Loans and thereby reduce the proceeds payable to Certificateholders. In the event any of the Mortgaged Properties fail to provide adequate security for the related Mortgage Loans, Certificateholders could experience a loss if the Certificate Insurer were unable to perform its obligations under the Policy.

     Prepayment Considerations. The Mortgage Loans may be prepaid in whole or in part at any time without penalty, except that any prepayment in full during the first year after origination of a Mortgage Loan originated after March, 1996 will be subject to a $1,000 cancellation fee. Home equity loans, such as the Mortgage Loans, have been originated in significant volume only during the past few years and Avondale is not aware of any publicly available studies or statistics on the rate of prepayment of such loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional mortgage loans. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, all of the Mortgage Loans contain due-on-sale provisions and Avondale intends to enforce such provisions unless (i) such enforcement is not permitted by applicable law or (ii) Avondale, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "DESCRIPTION OF THE CERTIFICATES" herein and "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-on-Sale Clauses in Mortgage Loans" herein for a description of certain provisions of the Credit Line Agreements that may affect the prepayment experience on the Mortgage Loans.

     Certificate Rating. The rating of the Certificates will depend primarily on an assessment by the Rating Agencies of the Mortgage Loans and upon the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Certificates may result in a reduction in the rating of the Certificates. The rating by the Rating Agencies of the Certificates is not a recommendation to purchase, hold or sell the Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Legal Considerations. The Mortgage Loans are secured by mortgages or deeds of trust (which generally are second mortgages). With respect to Mortgage Loans that are secured by first mortgages, the Servicer has the power under certain circumstances to consent to a new mortgage lien on the Mortgaged Property having priority over such Mortgage Loan. Mortgage Loans secured by second mortgages or deeds of trust are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Policy, the Certificateholders will bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein.

     Insolvency Related Matters. Avondale warrants in the Agreement that, for all purposes other than federal, local and state income or franchise taxes, the transfer by it of all of its right, title and interest in and to the Mortgage Loans is either a valid transfer and assignment of the Mortgage Loans or the grant to the Trust of a security interest in the Mortgage Loans. If the transfer of Mortgage Loans to the Trust is deemed to create a security interest therein under the Uniform Commercial Code (the "UCC") of an applicable state, any tax or governmental lien on property of Avondale arising before any Mortgage Loan comes into existence might have priority over the Trust's interest in such Mortgage Loan. If a receiver or conservator were appointed with respect to the Transferor (such an event, an "Insolvency Event"), then a Rapid Amortization Event would occur and, pursuant to the terms of the Agreement, new Additional Balances would not be transferred to the Trust by

Avondale and the Trustee, unless otherwise instructed by Certificateholders representing undivided interests aggregating more than 51% of the aggregate principal amount of the Certificates or by the Certificate Insurer, would instruct the Servicer to sell the Mortgage Loans in a commercially reasonable manner as described below under "DESCRIPTION OF THE CERTIFICATES--Rapid Amortization Events", thereby causing early termination of the Trust and a loss to Certificateholders if the net proceeds of such sale allocable to the Certificateholders were insufficient to pay such Certificateholders in full, if the Certificate Insurer fails to perform its obligations under the Policy. The proceeds from the sale, disposition or liquidation of the Mortgage Loans will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. Any such loss to Certificateholders will be covered by the Policy.

     In the event that the FDIC were appointed receiver or conservator for Avondale, the FDIC could exercise legal authority to prevent the Trustee from taking any action based solely upon such appointment or insolvency of Avondale. For example, in the absence of a Rapid Amortization Event or Event of Servicing Termination other than the appointment of a receiver or conservator for Avondale, the FDIC has the power to enforce contracts of Avondale and may have the power to cause Avondale to continue to perform the duties of the Sponsor and Servicer and to prevent the sale or liquidation of the Mortgage Loans and the commencement of the Rapid Amortization Period and the appointment of a successor servicer, or to cause the sale or liquidation of the Mortgage Loans and early retirement of the Certificates notwithstanding instructions of the Certificateholders or the Certificate Insurer to the contrary. The FDIC as receiver may avoid certain transfers determined to be fraudulent which occur prior to the appointment of a receiver or conservator and has the power to repudiate or disaffirm any contract of Avondale. In the event of any repudiation or disaffirmance, damages for the repudiation or disaffirmance are limited by statute, and the FDIC as receiver may require the Trustee to comply with certain claims procedures. Consequently, payments on the Certificates could be delayed or reduced. In addition, the FDIC as conservator or receiver for Avondale may have the power to transfer to another party all of Avondale's rights and obligations with respect to the Trust and the Certificateholders and the related property.

     To the extent that Avondale grants a security interest to the Trust and (i) the agreement by which Avondale grants a security interest to the Trust in the Mortgage Loans was undertaken in the ordinary course of business, not in contemplation of Avondale's insolvency and with no intent to hinder, delay or defraud Avondale or its creditors or any federal banking regulator, (ii) the secured party is not an insider or affiliate of Avondale, (iii) the secured obligation represents a bona fide and arms' length transaction, (iv) the grant or creation of the security interest was for adequate consideration, (v) the security agreement is in writing, was approved by Avondale's board of directors (or loan committee), which approval is reflected in the minutes of the board (or committee) and the agreement has been continuously, since the time of its execution, an official record of Avondale, and (vi) such security interest is otherwise legally perfected and enforceable, the FDIC as receiver or conservator of Avondale would not seek to avoid such security interest. This conclusion assumes that the FDIC abides by its Statement of Policy Regarding Treatment of Security Interests After Appointment of the FDIC as Conservator or Receiver dated March 31, 1993. If the FDIC does not avoid such security interest, it still could require compliance with the claims procedures and could limit the amount recoverable from the security property or seek to redeem or prepay the secured obligation of Avondale (to the extent that it recognized a claim for a secured obligation) without permitting the sale of the property. To the extent that any claim of the Trustee or the Certificateholders allowed by the FDIC were not satisfied or were not permitted to be satisfied from the security property, the claimant would be an unsecured creditor of Avondale, entitled to payment on the claim, if any, in the same manner as other unsecured creditors of Avondale, only following payment of other secured claims, administrative expenses of the receiver and deposit liabilities of Avondale.

     Underwriting Procedures. Avondale has designed the underwriting procedures for its home equity line of credit product to attract borrowers who require quick loan approval. Avondale uses a "No Income Verification" form of application (paystubs, W-2's and income tax returns are not required from the borrower) and the estimated value of the collateral property is determined based on a drive-by appraisal (the value of the collateral securing certain of the Mortgage Loans was estimated by reference to a prior appraisal or sale price). Avondale may originate home equity lines of credit up to 100% of the combined loan-to-value ratio. Avondale has been offering the current home equity line of credit product only since March 1995 in Illinois, and only recently in approximately 20 states outside of Illinois, through third party brokers and other financial institutions. Avondale cannot be certain as to the rates of delinquency that may be suffered on the Mortgage Loans as a result of its underwriting procedures and limited experience with respect to the origination and servicing of its home equity lines of credit product. To the extent of any delinquencies, Avondale, as Servicer, may be limited in its ability to collect all or part of the principal of or interest on the Mortgage Loans.

     Geographic Concentration. As of the Cut-Off Date, approximately 68.43%, 7.26%, 5.39% and 5.33% (by Cut-Off Date Principal Balance) of the Mortgaged Properties are located in the States of Illinois, Florida, Nevada and Colorado, respectively. An overall decline in the residential real estate markets in these states could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the residential real estate markets in these states will not weaken. If these residential real estate markets should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans would be expected to increase, and could increase substantially.

     Servicer's Ability to Change the Terms of the Mortgage Loans. The Servicer may agree to changes in the terms of a Credit Line Agreement, provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and (ii) are consistent with prudent business practice. There can be no assurance that changes in applicable law or the marketplace for home equity loans or prudent business practice will not result in changes in the terms of the Mortgage Loans. In addition, the Agreement permits the Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

     Delinquent Mortgage Loans. The Trust will include Mortgage Loans which are 59 or fewer days delinquent as of the Cut-Off Date. The Cut-Off Date Principal Balance of Mortgage Loans which are between 30 days and 59 days delinquent as of the Cut-Off Date was $268,527.00. If (i) there are not sufficient funds from the Investor Interest Collections to cover the Investor Loss Amounts for any Distribution Date, (ii) the amount on deposit in the Spread Account has been reduced to zero, and (iii) the Certificate Insurer fails to perform its obligations under the Policy, the aggregate amount of principal returned to the Certificateholders may be less than the Certificate Principal Balance on the day the Certificates are issued.

     Certain Other Legal Considerations Regarding the Mortgage Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures; however, under federal law the laws of states other than Illinois regulating interest rates are not applicable to loans made by Avondale (see "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Applicability of Usury Laws"). In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Mortgage Loan to damages and administrative enforcement.

     The Mortgage Loans are also subject to Federal laws, including:

               (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans;

              (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

             (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Trust to damages and administrative enforcement. The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Act") which amended the Federal Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Mortgage Loan. If the Trust includes Mortgage Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Sponsor. Any violation of the Act which would result in such liability would be a breach of the Sponsor's representations and warranties, and the Sponsor would be obligated to cure such breach or repurchase the Mortgage Loan in question. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein.


                            THE CERTIFICATE INSURER

     The following information set forth in this section has been provided by the Certificate Insurer. Accordingly, the Servicer makes no representation as to the accuracy and completeness of such information.

     CapMAC is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Ratings Services, "AAA" by Duff & Phelps Credit Rating Co. and "AAA" by Nippon Investors Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). Neither Holdings nor any of its stockholders is obligated to pay any claims under any surety bond issued by CapMAC or any debts of CapMAC or to make additional capital contributions to CapMAC.

     CapMAC is regulated by the Superintendent of Insurance of the State of New York. In addition, CapMAC is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that CapMAC may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. CapMAC is subject to periodic regulatory examinations by the same regulatory authorities.

     CapMAC's obligations under the Policy may be reinsured. Such reinsurance does not relieve CapMAC of any of its obligations under the Policy.

     THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     As at December 31, 1995 and 1994, CapMAC had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $240 million and $170 million, respectively, and had not incurred any debt obligations. Article 69 of the New York State Insurance Law requires CapMAC to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by CapMAC.

     The financial statements of CapMAC prepared in accordance with generally accepted accounting principles as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 and the unaudited financial statements of CapMAC as of September 30, 1996 and 1995 and for each of the three and nine month periods then ended are attached as exhibits to this document as Annex I. Copies of CapMAC's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, are filed with the Insurance Department of the State of New York and are available upon request. CapMAC is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.


                         AVONDALE FEDERAL SAVINGS BANK

     Avondale Federal Savings Bank ("Avondale") is the sponsor and servicer of the Mortgage Loans under the Agreement.

     Avondale is a federally chartered stock savings bank headquartered in Chicago, Illinois. Originally organized in 1911, Avondale currently serves the Chicago metropolitan area through its five retail banking offices in Chicago and Niles, Illinois (Avondale closed the sale of its Lake Forest branch, which had approximately $15 million in deposits, on November 22, 1996).

     Avondale is a wholly owned subsidiary of Avondale Financial Corp. ("Avondale Financial"), a savings and loan holding company organized by Avondale in connection with its April 1995 conversion from mutual to stock form. In connection with the conversion, Avondale Financial completed an initial public offering of 4,232,000 shares of common stock at $10.00 per share. Avondale Financial common stock trades on the Nasdaq Stock Market under the symbol "AVND". At September 30, 1996, Avondale Financial had total assets of $612.8 million, deposits of $314.0 million and stockholders' equity of $58.8 million.

     Avondale's lending products consist primarily of first and second mortgages, including home equity lines of credit, on owner-occupied and non-owner occupied one- to four-family residences. To a lesser extent, Avondale also originates multi-family, commercial real estate, construction, development and consumer loans, including mobile home loans. Avondale also offers a private label credit card and has established Avondale Community Development Corporation, to engage in community lending and equity investments to facilitate the construction and rehabilitation of housing in low and moderate income neighborhoods in Avondale's market area. Avondale also offers investment products and insurance through its wholly owned subsidiary, Avondale Financial Services, Inc.

     Avondale began offering its current home equity line of credit product in March 1995. Avondale originally offered the product to borrowers primarily in the Chicago metropolitan area; however, Avondale has expanded its lending operations to approximately 30 states since establishing the program. Avondale has designed the product to attract borrowers who require quick loan approval. Avondale is able to render quick decisions on loan applications through its automated underwriting system. See "AVONDALE'S HOME EQUITY LOAN PROGRAM-- Avondale's Home Equity Line of Credit Underwriting Procedures". To increase its volume of home equity lines of credit, Avondale has expanded its wholesale distribution channels through third party brokers and other financial institutions. Through its marketing program, Avondale has increased its portfolio of home equity lines of credit to $108.9 million as of September 30, 1996.

     Avondale currently has 148 employees, of which approximately 70 are dedicated to the home equity line of credit product. Avondale's operations center is located at 800 Roosevelt Road, Building E, Suite 300, Glen Ellyn, Illinois 60137. The executive officers are located at 20 North Clark, Chicago, Illinois 60602.

     The Servicer will service the Mortgage Loans in accordance with the terms set forth in the Agreement. The Servicer may perform any of its obligations under the Agreement through one or more subservicers acceptable to the Certificate Insurer. Notwithstanding any such subservicing arrangement, the Servicer will remain liable for its servicing duties and obligations under the Agreement as if the Servicer alone were servicing the Mortgage Loans.


                      AVONDALE'S HOME EQUITY LOAN PROGRAM

AVONDALE'S HOME EQUITY LINE OF CREDIT UNDERWRITING PROCEDURES

     The following describes the underwriting procedures used by Avondale with respect to adjustable rate home equity revolving credit lines ("Home Equity Lines"). The underwriting process is intended to assess an applicant's repayment ability and the value of the real property collateralizing the proposed Home Equity Line.

     Avondale employs certain credit scoring models that take into account both ability to pay and likelihood of bankruptcy to assess each applicant's risk profile. Applicants are approved or denied based on a combination of credit scoring models. In order to give all applicants an equal opportunity in the underwriting process, Avondale does not consider factors that are not required for the credit scoring models and makes no exceptions to the results generated by the models. Avondale originates Home Equity Lines up to a combined loan-to-value ratio ("CLTV") of 100%, subject to maximum loan amounts based on both the available equity in the property and the applicant's risk profile. The interest rate charged to the customer is based on both the borrower's credit score and the CLTV of the collateral property.

     Credit scores are generated by a credit reporting agency and obtained from a third party vendor. Only the credit scores of the primary applicant are generally used in the underwriting process. Avondale uses a No Income Verification ("NIV") form of documentation. The applicant is not required to provide paystubs, W-2's, or income tax returns provided that the applicant's income as stated on the application meets Avondale's minimum income requirement for loan approval. This minimum required income increases as the requested loan amount increases. Avondale has established maximum loan amounts under which the NIV method may be employed. For salaried, non-self-employed applicants, the maximum loan amount is $100,000. For self-employed applicants, the loan maximum is $25,000.

     Avondale requires evaluation of the collateral property with respect to all Home Equity Lines originated. Property valuations are performed by an independent, fee-for-services real estate professional. For loan amounts up to $50,000, Avondale requires a short form drive-by valuation which includes an exterior inspection and one sales comparable. For loan amounts above $50,000, Avondale requires a drive-by valuation which includes an exterior inspection and three sales comparables on a form approved by the Federal Home Loan Mortgage Corporation ("FHLMC"). In addition, through September 1996, Avondale also derived estimated appraised values based on (i) prior appraisals or (ii) purchase prices stated in HUD-1 Statements, in each case no more than three years old. Under both of these appraisal methods, the appraisals were increased based on a 3% per annum appreciation factor. The applicant's estimate of value is used in the CLTV calculation when the actual valuation is equal to or greater than 93% of the applicant's estimate; if the actual valuation is less than 93% of the applicant's estimate, the actual valuation is used in the CLTV calculation. If the actual valuation is more than the applicant's estimate, the applicant's estimate is used in the CLTV calculation.

     Avondale requires a title search on all Home Equity Lines originated.
Title insurance is required on all Home Equity Lines, except those of $50,000 or less secured by a property located outside of Illinois. Avondale currently originates Home Equity Lines in either a first or second lien position.

AVONDALE'S HOME EQUITY LINE OF CREDIT SERVICING PROCEDURES

     Avondale's servicing facility is located in Glen Ellyn, Illinois, and services all of the loans originated by Avondale. Avondale has been servicing loans since its organization in 1911. The loans serviced include first mortgage loans, second mortgage revolving loans, private label credit card loans and a small portfolio of mobile home loans. As of September 30, 1996, Avondale's loan portfolio totaled $308.7 million.

     The following describes the servicing procedures used by Avondale with respect to Home Equity Lines. Servicing includes but is not limited to, post-closing loan processing, customer service, file record maintenance, remittance processing, collections and foreclosures. Avondale has established a collections policy as a guideline for the collection practices for Home Equity Lines.

     Billing statements are generated on the first of every month and detail all of the debits and credits in the previous month, the minimum payment due, and the available credit line, and are mailed on such date. Any change to the interest rate during the billing period is also disclosed on the statement. The following is a description of the actions taken by Avondale for each stage of delinquency:

     . All payments are due on the first of the month. All borrowers are granted a grace period of 20 days during which no late charge is assessed. On the twenty-first day of the month a late charge is assessed if the payment has not been made.

     . An account is reported as 30 days past due on the first of the month following the due date. In accordance with Avondale's Collection Policy, contact with the borrower is made under certain circumstances when the account is less than 30 days past due and with all borrowers when the account is between 30 and 59 days past due. If contact with the borrower does not result in the payment of the past due amount, Avondale may order a property inspection report. A collection letter and payment reminder notice may be mailed to the borrower. For all delinquent loans, a past due message will appear on the borrower's statement indicating non-receipt of payment and impact on credit rating.

     . At 60 days past due, the loan is considered to be in an advanced delinquency stage and the borrower's Home Equity Line is canceled. Contact with the borrower continues, a property inspection report is ordered (if not previously ordered), and the property remains on a periodic inspection basis until the loan is made current. A credit bureau report may be obtained to assess the borrower's overall indebtedness. In some cases, copies of the Note, Mortgage and Title Policy are sent to Avondale's real estate attorney, who issues the appropriate state's notice of intent to cure.

     . When a loan becomes 90 days delinquent, it is put on non-accrual status and all unpaid interest is reversed from interest income. A loss reserve is established for the loan pursuant to a formula established in Avondale's Loan Policy, and either full foreclosure proceedings begin with the intent of acquiring the property or another form of collection/legal action is pursued. If management elects not to pursue foreclosure proceedings, either the loan balance or the amount deemed uncollectible may be charged off after 180 days of delinquency and legal actions taken against the borrower. In full foreclosure cases, management will normally determine prior to electing foreclosure the economic feasibility of buying out senior lienholders. Contact with borrowers continues on a selected basis while the loan is in foreclosure and periodic inspections continue until the loan is paid up to date or foreclosure is completed. A charge-off is not made in foreclosure cases until the foreclosure sale is complete and any recoveries are made. Properties acquired through foreclosure are managed by the Real Estate Owned department until they are liquidated.

     All legal expenses for collection efforts are assessed to the account to the extent permitted by law (which limits may be significant in some jurisdictions) and become the responsibility of the borrower.

     Avondale uses Ameritrac Inc. for all hazard insurance tracking.
Information is passed monthly from the accounts receivable system to ensure timely updates and tracking of all accounts. If a policy lapses and does not pay current within 60 days of expiration, Avondale may elect to force place a policy depending on risk/exposure. Ameritrac's insurance division is responsible for all forced place coverage.

     Avondale uses First American Tax Service for tracking of all real estate tax delinquency.

     Servicing policies and collection practices may change over time in accordance with, among other things, Avondale's business judgment, changes in the portfolio and applicable laws and regulations.

DELINQUENCY INFORMATION

     The following table sets forth certain information with respect to the delinquency information for Avondale's servicing portfolio for home equity loans for the periods shown. Since Avondale only began servicing home equity loans in March 1995, the delinquency percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the table below. Accordingly, the information provided in the table below should not be considered as a basis for assessing the likelihood, amount or severity of delinquency on the Mortgage Loans and no assurances can be given that the delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans. The sum of the columns below may not equal the total indicated due to rounding.

                         DELINQUENCY INFORMATION(1)(2)

                                                  AS OF SEPTEMBER 30, 1996                   AS OF MARCH 31, 1996
                                          -------------------------------------      ----------------------------------
                                              NUMBER OF LOANS        AMOUNT          NUMBER OF LOANS          AMOUNT
                                              ---------------   ---------------      ---------------      -------------
Amount Outstanding                                  5,411         $107,823,978            2,428            $48,771,259
Delinquency
   30-59 days........................                 242         $  5,505,964               75            $ 1,293,557
   60-89 days........................                  60            1,236,337                8                158,788
   90 or more days...................                  48            1,005,840                4                133,031
                                                    -----         ------------            -----            -----------
Total Delinquencies..................                 350         $  7,748,141               87            $ 1,585,376

   30-59 days percentage(3)..........                5.11%                                 2.65%
   60-89 days percentage(3)..........                1.15%                                 0.33%
   90 or more days percentage(3)(4)..                0.93%                                 0.27%
                                                    -----                                 -----
   Total.............................                7.19%                                 3.25%

_____________
(1) With respect to each Mortgage Loan, the Due Date is the first day of each month. Statements setting forth monthly finance charges payable on a Mortgage Loan are not mailed to mortgagors until the Due Date. As a result, monthly payments are contractually delinquent prior to the mortgagor's receipt of the monthly statement. Accordingly, this billing system results in contractual delinquency numbers in excess of those which would be reported using a billing cycle consistent with industry standards.

(2) The period of delinquency is based on the number of days payments are contractually past due.

(3)  Percentage of the Amount Outstanding.

(4) Includes loans in foreclosure and loans whose borrowers have declared bankruptcy.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     The Mortgage Loans were originated pursuant to loan agreements and the appropriate state disclosure statements (the "Credit Line Agreements") and are secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on Mortgaged Properties located in 20 states. The Mortgaged Properties securing the Mortgage Loans consist primarily of residential properties that are one- to four-family properties. See "--Mortgage Loan Terms" below.

     The Cut-Off Date Pool Balance is $76,310,705.00, which is equal to the aggregate Principal Balances of the Mortgage Loans as of the Cut-Off Date. As of the Cut-Off Date, the Mortgage Loans were not more than 59 days delinquent. The average Cut-Off Date Principal Balance was approximately $23,944,37, the minimum Cut-Off Date Principal Balance was zero, the maximum Cut-Off Date Principal Balance was $99,962, the minimum Loan Rate and the maximum Loan Rate as of the Cut-Off Date were 9.25% and 17.50% per annum, respectively, and the weighted average Loan Rate as of the Cut-Off Date was approximately 12.150% per annum. As of the Cut-Off Date, the average Credit Limit Utilization Rate (as defined below) was approximately 75.15% and the maximum Credit Limit Utilization Rate was 104.71%. The "Credit Limit Utilization Rate" of a Mortgage Loan is determined by dividing the Cut-Off Date Principal Balance by the Credit Limit of the related Credit Line Agreement. The remaining term to scheduled maturity for the Mortgage Loans as of the Cut-Off Date ranged from 101 months to 119 months and the weighted average remaining term to scheduled maturity was approximately 113 months. As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio (as defined below) was approximately 84.54%. The Combined Loan-to-Value Ratio for a Mortgage Loan is the ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loan and (ii) any outstanding principal balances of mortgage loans senior to such Mortgage Loan (calculated at the date of origination of the Mortgage Loan) to (B) the appraised value of the related Mortgaged Property as set forth in the loan files at such date of origination. Credit Limits under the Mortgage Loans as of the Cut-Off Date ranged from $5,000 to $168,000 and averaged approximately $31,862.05. The weighted average second mortgage ratio (which is the Credit Limit for the related Mortgage Loan, provided such Mortgage Loan was in the second lien position, divided by the sum of such Credit Limit and the outstanding principal balance of any mortgage loan senior to the related Mortgage Loan) was approximately 26.04%. As of the Cut-Off Date, approximately 6.41% by Cut-Off Date Principal Balance of the Mortgage Loans represented first liens on the related Mortgaged Properties, while approximately 93.59% of the Mortgage Loans represented second liens. As of the Cut-Off Date, approximately 85.95% of the Mortgage Loans are secured by Mortgaged Properties which are single-family residences and all were owner-occupied. As of the Cut-Off Date, approximately 68.43%, 7.26%, 5.39% and 5.33% by Cut-Off Date Principal Balance are located in Illinois, Florida, Nevada and Colorado, respectively. No other state represents more than 4.00% of the Cut-Off Date Pool Balance of the Mortgage Loans.

MORTGAGE LOAN TERMS

     A borrower may access a Mortgage Loan credit line at any time during the term of the Mortgage Loan by writing a check or using a credit card. The term on all Mortgage Loans is ten years. The minimum payment during the term of each Mortgage Loan is equal to accrued finance charges on the average daily balance of the Mortgage Loan at the applicable Loan Rate. The Mortgage Loans bear interest at a variable rate which changes daily with changes in the applicable Index Rate (as defined below). All Mortgage Loans are subject to a maximum per annum interest rate (the "Maximum Rate") equal to approximately 20% per annum and subject to applicable usury limitations. The daily periodic rate on the Mortgage Loans (the "Loan Rate") is the sum of the Index Rate plus the spread (the "Margin") which generally ranges between 1.00% and 9.25% and had a weighted average, as of the Cut-Off Date, of approximately 3.90%, divided by 365 days. The "Index Rate" is based on the highest "prime rate" published in the "Money Rates" table of The Wall Street Journal.

     The sum of the columns in the tables below may not equal the total indicated due to rounding. Set forth below is a description of certain characteristics of the Mortgage Loans as of the Cut-Off Date:

                              PRINCIPAL BALANCES

                                                                         PERCENT OF POOL
                                   NUMBER OF         CUT-OFF DATE        BY CUT-OFF DATE
RANGE OF PRINCIPAL BALANCES      MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------   ---------------    -----------------    -----------------
         more than 0.........               53         $         0                0.00%
$       1 - $ 25,000.........            2,134          32,749,094               42.92
$  25,001 - $ 50,000.........              795          28,854,145               37.81
$  50,001 - $ 75,000.........              131           8,011,182               10.50
$  75,001 - $100,000.........               74           6,696,284                8.78
                                ----------------      ---------------   --------------
Total........................            3,187         $76,310,705              100.00%
                                ================      ===============   ==============

                          GEOGRAPHIC DISTRIBUTION(1)

                                                                   PERCENT OF POOL
                               NUMBER OF        CUT-OFF DATE       BY CUT-OFF DATE
STATE                       MORTGAGE LOANS   PRINCIPAL BALANCE    PRINCIPAL BALANCE
-------------------------   --------------   -----------------    -----------------
Arizona..................           27          $   698,544                 0.92%
California...............           79            2,180,137                 2.86
Colorado.................          170            4,066,073                 5.33
Florida..................          239            5,542,571                 7.26
Hawaii...................            2               29,541                 0.04
Illinois.................        2,136           52,221,163                68.43
Indiana..................           97            2,032,008                 2.66
Maryland.................            2               44,176                 0.06
Michigan.................            7              155,497                 0.20
Minnesota................            1               14,924                 0.02
Missouri.................            3               20,292                 0.03
Nevada...................          192            4,116,916                 5.39
New Mexico...............           16              431,401                 0.57
North Carolina...........            3               44,123                 0.06
Ohio.....................           62            1,201,347                 1.57
Oregon...................           18              454,211                 0.60
Tennessee................            2               56,655                 0.07
Utah.....................          111            2,538,558                 3.33
Washington...............            5               74,093                 0.10
Wisconsin................           15              388,475                 0.51
                           --------------   -----------------    -----------------
Total....................        3,187          $76,310,705               100.00%
                           ==============   =================    =================

__________________
(1) Geographic location is determined by the address of the Mortgaged Property securing the related Mortgage Loan.

                        COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                             PERCENT OF POOL BY
           RANGE OF                   NUMBER OF          CUT-OFF DATE           CUT-OFF DATE
 COMBINED LOAN-TO-VALUE RATIOS     MORTGAGE LOANS     PRINCIPAL BALANCE      PRINCIPAL BALANCE
-------------------------------   ----------------   -------------------   ---------------------
   more than 10.000%...........             7           $    97,139                  0.13%
 10.001% to  20.000%...........            16               272,784                  0.36
 20.001% to  30.000%...........            21               583,082                  0.76
 30.001% to  40.000%...........            38               978,268                  1.28
 40.001% to  50.000%...........            42             1,194,126                  1.56
 50.001% to  60.000%...........           103             2,859,072                  3.75
 60.001% to  65.000%...........            51             1,414,065                  1.85
 65.001% to  70.000%...........            77             2,107,228                  2.76
 70.001% to  75.000%...........           117             2,974,961                  3.90
 75.001% to  80.000%...........           637            16,176,662                 21.20
 80.001% to  85.000%...........           341             7,668,209                 10.05
 85.001% to  90.000%...........           433            10,690,041                 14.01
 90.001% to  95.000%...........           325             8,215,897                 10.77
 95.001% to 100.000%...........           911            19,928,690                 26.12
100.001% to 105.000%...........            68             1,150,481                  1.51
                                  ----------------   -------------------   --------------------
Total..........................         3,187           $76,310,705                100.00%
                                  ================   ===================   ====================

 __________________
 (1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior to the Mortgage Loans (calculated at the date of origination of the Mortgage Loans) to (B) the appraised value of the related Mortgaged Property as set forth in loan files at such date of origination.


                                 PROPERTY TYPE

                                                                     PERCENT OF POOL BY
                              NUMBER OF          CUT-OFF DATE           CUT-OFF DATE
PROPERTY TYPE               MORTGAGE LOANS     PRINCIPAL BALANCE      PRINCIPAL BALANCE
------------------------   ----------------   -------------------   ---------------------
Two- to Four-Family....           122              $ 3,469,425                4.55%
Condominium/Townhouse..           349                7,253,749                9.51
Single Family..........         2,716               65,587,531               85.95
                           ----------------   -------------------   ---------------------
Total..................         3,187              $76,310,705              100.00%
                           ================   ===================   =====================

                                 LIEN PRIORITY

                                                                  PERCENT OF POOL BY
                          NUMBER OF           CUT-OFF DATE          CUT-OFF DATE
LIEN PRIORITY           MORTGAGE LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------------   ----------------   --------------------   -------------------
First Lien.........              136         $ 4,893,727                6.41%
Second Lien........            3,051          71,416,978               93.59
                       ----------------   --------------------   -------------------
Total..............            3,187         $76,310,705              100.00%
                       ================   ====================   ===================

                                  LOAN RATES


                                                                  PERCENT OF POOL BY
                           NUMBER OF          CUT-OFF DATE           CUT-OFF DATE
LOAN RATES               MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
---------------------   ----------------   -------------------   --------------------
 9.01% to  9.50%....             282         $ 6,775,398                8.88%
 9.51% to 10.00%....             220           7,008,538                9.18
10.01% to 10.50%....              67           2,269,761                2.97
10.51% to 11.00%....             318           7,613,282                9.98
11.01% to 11.50%....             283           7,485,395                9.81
11.51% to 12.00%....             167           4,152,438                5.44
12.01% to 12.50%....             328           7,482,686                9.81
12.51% to 13.00%....             223           5,735,906                7.52
13.01% to 13.50%....             579          13,760,462               18.03
13.51% to 14.00%....              58           1,263,862                1.66
14.01% to 14.50%....             388           7,805,538               10.23
14.51% to 15.00%....             173           3,453,242                4.53
15.01% or greater...             101           1,504,197                1.97
                        ----------------   -------------------   --------------------
Total...............           3,187         $76,310,705              100.00%
                        ================   ===================   ====================

                                    MARGIN

                                                                 PERCENT OF POOL BY
                          NUMBER OF           CUT-OFF DATE         CUT-OFF DATE
MARGINS                MORTGAGE LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------   ----------------   --------------------   --------------------
0.51% to 1.00%....              282         $ 6,775,398                8.88%
1.01% to 1.50%....              180           5,334,349                6.99
1.51% to 2.00%....               80           3,158,876                4.14
2.01% to 2.50%....              309           7,573,816                9.92
2.51% to 3.00%....              282           7,447,868                9.76
3.01% to 3.50%....              109           2,685,199                3.52
3.51% to 4.00%....              155           3,814,326                5.00
4.01% to 4.50%....              340           8,243,444               10.80
4.51% to 5.00%....              268           6,719,521                8.81
5.01% to 5.50%....              502          11,545,163               15.13
5.51% to 6.00%....              284           6,000,223                7.86
6.01% to 6.50%....              195           3,704,720                4.85
6.51% to 7.00%....              103           1,845,371                2.42
7.01% to 7.50%....               79           1,211,121                1.59
7.51% to 8.00%....                6              74,339                0.10
8.01% or greater..               13             176,971                0.23
                      ----------------   --------------------   --------------------
Total.............            3,187         $76,310,705              100.00%
                      ================   ====================   ====================

                       CREDIT LIMIT UTILIZATION RATES(1)

                                                                           PERCENT OF POOL BY
                                    NUMBER OF          CUT-OFF DATE          CUT-OFF DATE
RANGE OF UTILIZATION RATES       MORTGAGE LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------   ----------------   --------------------   --------------------
   more than 0.00%..........             53           $         0                0.00%
  0.01% to  10.00%..........             73               122,888                0.16
 10.01% to  20.00%..........             74               487,202                0.64
 20.01% to  30.00%..........            106             1,150,140                1.51
 30.01% to  40.00%..........            112             1,555,077                2.04
 40.01% to  50.00%..........            107             1,804,391                2.36
 50.01% to  60.00%..........            143             2,604,308                3.41
 60.01% to  65.00%..........             77             1,676,478                2.20
 65.01% to  70.00%..........            126             2,878,865                3.77
 70.01% to  75.00%..........             99             2,218,174                2.91
 75.01% to  80.00%..........            131             3,289,072                4.31
 80.01% to  85.00%..........            139             3,434,761                4.50
 85.01% to  90.00%..........            230             5,810,648                7.61
 90.01% to  95.00%..........            318             8,399,151               11.01
 95.01% to 100.00%..........          1,350            39,431,216               51.67
100.01% to 105.00%..........             49             1,448,334                1.90
                                ----------------   --------------------   --------------------
Total                                 3,187           $76,310,705              100.00%
                                ================   ====================   ====================

______________
 (1) The "Credit Limit Utilization Rate" of a Mortgage Loan is determined by dividing the Cut-Off Date Principal Balance of such Mortgage Loan by the Credit Limit of the related Credit Line Agreement.

                                 CREDIT LIMITS

                                                                       PERCENT OF POOL BY
                                NUMBER OF          CUT-OFF DATE          CUT-OFF DATE
RANGE OF CREDIT LIMITS        MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------------------   ----------------   -------------------   --------------------
$      0 to $ 25,000.....            1,827         $27,887,836               36.55%
$ 25,001 to $ 50,000.....              992          29,642,528               38.84
$ 50,001 to $ 75,000.....              194           8,479,129               11.11
$ 75,001 to $125,000.....              169          10,073,297               13.20
$125,001 to $150,000.....                4             227,915                0.30
$150,001 to $175,000.....                1                   0                0.00
                             ----------------   -------------------   --------------------
Total....................            3,187         $76,310,705              100.00%
                             ================   ===================   ====================

                    MONTHS REMAINING TO SCHEDULED MATURITY

                                                                        PERCENT OF POOL BY
                                  NUMBER OF           CUT-OFF DATE         CUT-OFF DATE
SCHEDULED MATURITY              MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------   ----------------   -------------------   -------------------
 97 to 102.................               51         $ 1,384,368                1.81%
103 to 108.................              658          17,567,237               23.02
109 to 114.................              932          21,444,770               28.10
115 to 120.................            1,546          35,914,330               47.06
                               ----------------   -------------------   -------------------
Total......................            3,187         $76,310,705              100.00%
                               ================   ===================   ===================

                         MONTH AND YEAR OF ORIGINATION

                                                                                PERCENT OF POOL BY
                                         NUMBER OF          CUT-OFF DATE           CUT-OFF DATE
MONTH AND YEAR OF ORIGINATION          MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------------   ----------------   -------------------   --------------------
March 1995........................               19         $   451,436                0.59%
April 1995........................               32             932,932                1.22
May 1995..........................               81           2,573,677                3.37
June 1995.........................               75           2,240,221                2.94
July 1995.........................               91           2,214,961                2.90
August 1995.......................              127           3,385,273                4.44
September 1995....................              123           3,101,480                4.06
October 1995......................              159           4,030,655                5.28
November 1995.....................              154           3,316,418                4.35
December 1995.....................              147           3,522,195                4.62
January 1996......................              116           2,679,111                3.51
February 1996.....................              158           3,507,645                4.60
March 1996........................              156           3,480,089                4.56
April 1996........................              203           4,960,282                6.50
May 1996..........................              233           5,726,439                7.50
June 1996.........................              236           5,285,161                6.93
July 1996.........................              298           7,151,359                9.37
August 1996.......................              413           9,626,250               12.61
September 1996....................              366           8,125,121               10.65
                                      ----------------   -------------------   --------------------
Total.............................            3,187         $76,310,705              100.00%
                                      ================   ===================   ====================

                              DELINQUENCY STATUS

                                                                         PERCENT OF POOL BY
                                  NUMBER OF           CUT-OFF DATE          CUT-OFF DATE
NUMBER OF DAYS DELINQUENT       MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------------   ----------------   -------------------   --------------------
Current....................            3,174         $76,042,178               99.65%
30 to 59...................               13             268,527                0.35
                               ----------------   -------------------   --------------------
Total......................            3,187         $76,310,705              100.00%
                               ================   ===================   ====================

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The Agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each Distribution Date distributions of principal, in the amounts described herein, until the Certificate Principal Balance is reduced to zero. During the Funding Period, the Scheduled Principal Collections Distribution Amount will be deposited into the Funding Account. On the Distribution Date following the end of the Funding Period, the amount of Principal Collections on deposit in the Funding Account will be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amount on deposit therein will be distributed to the Certificateholders as a payment of principal. During the Managed Amortization Period, Certificateholders will receive amounts from Principal Collections based upon the Investor Fixed Allocation Percentage subject to reduction as described below. During the Rapid Amortization Period, Certificateholders will receive amounts from Principal Collections based solely upon the Investor Fixed Allocation Percentage. Because prior distributions of Principal Collections to Certificateholders serve to reduce the Investor Floating Allocation Percentage but do not change the Investor Fixed Allocation Percentage, allocations of Principal Collections based on the Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive Investor Principal Collections and not a lesser amount. Moreover, to the extent of losses allocable to the Certificateholders, Certificateholders may also receive as payment of principal the amount of such losses either from Investor Interest Collections or, in some instances, draws on the Spread Account or under the Policy. The level of losses may therefore affect the rate of payment of principal on the Certificates.

     To the extent obligors make more draws than principal payments, the Transferor Interest may grow. Because during the Rapid Amortization Period the Certificateholders' share of Principal Collections is based upon the Investor Fixed Allocation Percentage (without reduction), an increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate.

     The Mortgage Loans may be prepaid in full or in part at any time without penalty, except that any prepayment in full during the first year after origination of a Mortgage Loan originated after March, 1996 will be subject to a $1,000 cancellation fee. The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Certificates.

     The rate of prepayment on the Mortgage Loans cannot be predicted. The Servicer is not aware of any publicly available studies or statistics on the rate of prepayment of such Mortgage Loans. Generally, home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the Mortgage Loans amortize as described herein, rates of principal payment on the Mortgage Loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity credit lines. All of the Mortgage Loans contain "due-on-sale" provisions, and, with respect to the Mortgage Loans, the Servicer intends to enforce such provisions, unless (i) such enforcement is not permitted by applicable law or (ii) Avondale, in a manner consistent with reasonable commercial practice, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS--Due-on-Sale Clauses in Mortgage Loans" herein.

     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

     Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that will be experienced by the Trust and it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree.


                      POOL FACTOR AND TRADING INFORMATION

     The "Pool Factor" is a seven-digit decimal which the Servicer will compute monthly expressing the Certificate Principal Balance of the Certificates as of each Distribution Date (after giving effect to any distribution of principal on such Distribution Date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor will be 1.0000000. See "DESCRIPTION OF THE CERTIFICATES--Distributions on the Certificates." Thereafter, the Pool Factor will decline to reflect reductions in the related Certificate Principal Balance resulting from distributions of principal to the Certificates.

     Pursuant to the Agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information will be made available to the Certificateholders. In addition, within 60 days after the end of each calendar year, beginning with the 1997 calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "DESCRIPTION OF THE CERTIFICATES--Book-Entry and Definitive Certificates" and "--Reports to Certificateholders" herein.


                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

     The Certificates will be issued in denominations of $250,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the
Agreement: (i) each of the Mortgage Loans that from time to time are subject to the Agree ment; (ii) collections on the Mortgage Loans received after the Cut-Off Date; (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) rights of the Sponsor under hazard insurance policies covering the Mortgaged Properties; (v) the Collection Account; (vi) the Spread Account; (vii) the Funding Account;
(viii) the Capitalized Interest Account; and (ix) the Policy. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "--Book-Entry and Definitive Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The aggregate undivided interest in the Trust represented by the Certificates as of the Closing Date will equal $74,784,490 (the "Original Invested Amount"), which represents approximately 98% of the Cut-Off Date Pool Balance. The "Original Certificate Principal Balance" will equal $74,784,490. Following the Closing Date, the "Invested Amount" with respect to any Distribution Date will be an amount equal to the Original Invested Amount minus
(i) the amount of Investor Principal Collections previously distributed to Certificateholders, and minus (ii) an amount equal to the product of the Investor Floating Allocation Percentage and the aggregate of the Liquidation Loss Amounts (each as defined herein). The principal amount of the outstanding Certificates (the "Certificate Principal Balance") on any Distribution Date is equal to the Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the Certificateholders. See "-- Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the Certificate Rate and payments of principal as described below.

     The Transferor will own the remaining undivided interest in the Mortgage Loans (the "Transferor Interest"), which is equal to the Pool Balance less the Invested Amount reduced by the amount of Principal Collections on deposit in the Funding Account. The Transferor Interest will initially equal $1,526,215, which represents approximately 2% of the Cut-Off Date Pool Balance. The Transferor as of any date is the owner of the Transferor Interest which initially will be Avondale. In general, the Pool Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred and Additional Balances are drawn down by borrowers.

     The Transferor has the right to sell or pledge the Transferor Interest at any time, provided (i) the Rating Agencies (as defined herein) have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy, (ii) the Certificate Insurer consents thereto, and (iii) certain other conditions specified in the Agreement are satisfied.

BOOK-ENTRY AND DEFINITIVE CERTIFICATES

     The Certificates will be issued in definitive, fully-registered form (i) to Qualified Institutional Buyers in the form of beneficial interests in one or more restricted global certificates (the "Book-Entry Certificates"), deposited with a custodian for The Depository Trust Company ("DTC" and, together with any successor depository selected by the Sponsor, the "Depository") and (ii) to Institutional Accredited Investors in certificated form (the "Definitive Certificates"). The Certificates will not be issued in bearer form. Beneficial interests in the Book-Entry Certificates may be held in, and Definitive Certificates will be issued in, denominations of $250,000 or any integral multiples of $1 in excess thereof. The Certificates, and transfers thereof and of beneficial interests therein, shall be registered as provided and upon satisfaction of the conditions set forth in the Agreement. The Certificates and any Certificates issued in exchange therefor will be subject to certain restrictions on transfer set forth herein and in the Agreement and will bear the legends regarding such restrictions set forth under "Notice to Investors." The registered holders of the Certificates are sometimes referred to in this section as "Certificateholders" and the owners of beneficial interests in the Book-Entry Certificates as "Certificate Owners."

     Book-Entry Certificates. Certificates sold to Qualified Institutional Buyers will be represented initially by one or more Book-Entry Certificates and will be deposited with DTC or its custodian and registered in the name of Cede & Co., as nominee of DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). No person other than a Qualified Institutional Buyer may own a beneficial interest in the Book-Entry Certificates.

     Owners of beneficial interests in Book-Entry Certificates that are not Participants or Indirect Participants of DTC who desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates through Participants, as described below. It is anticipated that the only "Certificateholder" of record of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of holders of Book-Entry Certificates only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants on whose behalf it acts with respect to the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not hold physical certificates for Certificates represented by the Book-Entry Certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interests in such Certificates.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to the lack of a physical certificate.

     DTC has advised the Sponsor that it will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Except as required by law, neither the Sponsor nor the Trustee will have any liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Definitive Certificates. Certificates purchased by, or beneficial interests in Book-Entry Certificates transferred to, Institutional Accredited Investors will be evidenced by Definitive Certificates, registered in the name of the purchaser thereof or any nominee of such purchaser.

     Definitive Certificates will be issued to a Certificate Owner (or its nominee) at any time (subject to the rules and procedures of DTC) upon the request of such Certificate Owner that its interest in a Book-Entry Certificate be exchanged for a Definitive Certificate or Certificates. In addition, if (a) the Sponsor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Book-Entry Certificates and the Sponsor is unable to locate a qualified successor, (b) the Sponsor, at its option, elects to terminate the book-entry system through the Depository or (c) after the occurrence of an Event of Default, Certificate Owners representing at least a majority of the aggregate outstanding principal amount of the Certificates advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, then Definitive Certificates will be issued to the Certificate Owners. Upon the occurrence of any such event, the Depository will notify the Trustee and affected Certificate Owners of the availability of Definitive Certificates. Upon surrender by the Depository of the physical certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Trustee will reissue the related Book-Entry Certificates as Definitive Certificates to holders thereof.

     The holder of any Definitive Certificate may exchange the same in whole or in part (in an original principal amount equal to $250,000 or any integral multiple of $1 in excess thereof) for other Definitive

Certificates or, if such holder is entitled to hold an interest in Book-Entry Certificates (subject to the rules and procedures of DTC), for a beneficial interest in Book-Entry Certificates by surrendering such Definitive Certificate to the Trustee (and completing the form of transfer on the reverse thereof) together with any certificate or other required documentation described under "Notice to Investors." No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     Distributions. Distributions of principal of and interest on the Book-Entry Certificates will be made to Cede & Co. as the registered owner of the Book-Entry Certificates. Certificate Owners will receive all distributions of principal and interest through Participants. It is expected that Cede & Co., upon receipt of any distribution of principal or interest in respect of a Book-Entry Certificate held by it, as nominee for DTC, will immediately credit Participants' accounts with amounts proportionate to their respective beneficial interests in such Book-Entry Certificate as shown on the records of Cede & Co. It is also expected that distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such distributions will be the responsibility of such Participants. Under a book-entry format, therefore, Certificate Owners may experience some delay in their receipt of payments since such payments will be forwarded by the Trustee to Cede & Co., and by Cede & Co. to Participants, which thereafter will forward them to Indirect Participants or Certificate Owners.

     Distributions required to be made to holders of Definitive Certificates on any Distribution Date will be made to each holder of record either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Trustee appropriate written instructions at least five Business Days prior to the applicable Record Date and such Certificateholder owns Certificates having denominations aggregating at least $1,000,000 or, if not, by check mailed to the holder. The final distribution on any Definitive Certificate, however, will be made only upon presentation and surrender of such Definitive Certificate at the office or agency specified in the notice of final distribution to the holder thereof.

ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of the Certificates, the Sponsor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements, mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan after the Cut-Off Date. The Trustee, concurrently with such transfer, will deliver the Certificates to the Sponsor and the Transferor Certificate (as defined in the Agreement) to the Transferor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the Cut-Off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

     The Agreement will require that on or prior to the Closing Date the Sponsor deliver to the Trustee (or a custodian, as the Trustee's agent for such purpose) the mortgage notes endorsed to the Trustee on behalf of the Trust or a lost note affidavit with respect thereto (lost note affidavits will be delivered with respect to approximately 32 Mortgage Loans) and the Related Documents. In lieu of delivery of original mortgages, the Sponsor may deliver true and correct copies thereof which have been certified as to the authenticity by the appropriate county recording office where such mortgage is recorded.

     Under the terms of the Agreement, the Sponsor will have 30 days after the Closing Date to prepare and record assignments of the mortgages related to each Mortgage Loan in favor of the Trustee (unless opinions of counsel satisfactory to the Rating Agencies and the Certificate Insurer are delivered to the Trustee and the Certificate Insurer to the effect that recordation of such assignments is not required in the relevant jurisdictions to protect the interests of the Sponsor and the Trustee in the Mortgage Loans).

     Within 90 days of the Closing Date, the Trustee will review the Mortgage Loans and the Related Documents and if any Mortgage Loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the Sponsor by the Trustee, the Sponsor will be obligated to accept the transfer of such Mortgage Loan from the Trust. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the Pool Balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the Transferor Interest to become less than the Minimum Transferor Interest at such time (a "Transfer Deficiency"), the Sponsor will be obligated to make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the Transferor Interest would be reduced to less than the Minimum Transferor Interest at such time. Any such deduction or deposit, will be considered a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. Notwithstanding the foregoing, however, prior to all required deposits to the Collection Account being made no such transfer shall be considered to have occurred unless such deposit is actually made. The obligation of the Sponsor to accept a transfer of a Defective Mortgage Loan (as defined below) is the sole remedy regarding any defects in the Mortgage Loans and Related Documents available to the Trustee or the Certificateholders.

     The Sponsor will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, the Sponsor will represent and warrant on the Closing Date that at the time of transfer to the Trust, the Sponsor has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Mortgage Loan and Related Documents, the Sponsor will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the Sponsor will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth for the transfer of a Defective Mortgage Loan in the preceding paragraph will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty.

     Mortgage Loans required to be transferred to the Sponsor as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Agreement, the Servicer will service and administer the Mortgage Loans as more fully set forth herein.

AMENDMENTS TO CREDIT LINE AGREEMENTS

     Subject to applicable law, the Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders or the Certificate Insurer, and
(ii) are consistent with prudent business practice. In addition, the Agreement permits the Servicer, within certain limitations described therein, to increase the Credit Limit of the related Mortgage Loan or reduce the Margin for such Mortgage Loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

     Subject to the conditions specified in the Agreement, on any Distribution Date the Transferor may, but shall not be obligated to, remove on such Distribution Date (the "Transfer Date") from the Trust, certain Mortgage Loans without notice to the Certificateholders. The Transferor is permitted to designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Agreement, including: (i) the Transferor Interest as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest;
(ii) the Transferor shall have delivered to the Trustee a "Mortgage Loan Schedule" containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Transferor shall represent and warrant that no selection procedures which the Transferor reasonably believes are adverse to the interests of the Certificateholders or the Certificate Insurer were used by the Transferor in selecting such Mortgage Loans; (iv) in connection with each such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date shall not have notified the Transferor in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy; (v) the proposed retransfer shall not cause a Rapid Amortization Event to occur; (vi) the Rapid Amortization Period shall not have commenced; and (vii) the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the conditions set forth in clauses (i) through (vi) above.

     As of any date of determination, the "Minimum Transferor Interest" is an amount equal to the lesser of (a) 5% of the Pool Balance on such date and (b) the Transferor Interest as of the Closing Date.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNT; DEPOSITS TO FUNDING ACCOUNT

     The Trustee shall establish and maintain an account (the "Collection Account") for the benefit of the Certificateholders, the Certificate Insurer and the Transferor, as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs, within two days of receipt by the Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the Servicer will deposit such amounts in the Collection Account. Amounts so deposited may be invested in Eligible Investments (as described in the Agreement) maturing no later than one Business Day prior to such Distribution Date or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer. Not later than the fourth Business Day prior to each Distribution Date (the "Determination Date"), the Servicer will notify the Trustee of the amount of such deposit to be included in funds available for the related Distribution Date.

     The Funding Account will be an Eligible Account (as defined herein) established with the Trustee on the Closing Date. Amounts so deposited into the Funding Account will be invested in Eligible Investments at the direction of the Servicer maturing no later than one Business Day prior to the related Distribution Date or on the related Distribution Date if approved by the Rating Agencies and the Certificate Insurer. On each Distribution Date during the Funding Period the Scheduled Principal Collections Distribution Amount for such Distribution Date will be deposited in the Funding Account. On the Distribution Date following the end of the Funding Period, the amount of Principal Collections on deposit in the Funding Account shall be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amounts on deposit therein will be distributed to the Certificateholders as a payment of principal.

     An "Eligible Account" is an account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by Standard & Poor's and have short-term and long-term debt ratings of at least P-1 and A2, respectively, by Moody's,
(ii) one or more accounts maintained with a depository institution whose long term unsecured debt rating by Moody's is at least Baa3 and whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, (iii) a segregated trust account maintained with the Trustee or an affiliate of the Trustee in its fiduciary capacity or with a depository institution with capital and surplus of not less than $50,000,000 and with a minimum long-term unsecured debt rating of at least Baa3 by Moody's and BBB- by Standard & Poor's or (iv) otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of their then current ratings of the Certificates.

     Eligible Investments are specified in the Agreement and may also include investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

ALLOCATIONS AND COLLECTIONS

     All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any Distribution Date, "Interest Collections" will be equal to the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the Credit Line Agreements less Servicing Fees for the related Collection Period.

     As to any Distribution Date, "Principal Collections" will be equal to the sum of (i) the amounts collected during the related Collection Period, including such portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements and (ii) any Transfer Deposit Amounts. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the sum of (i) the Principal Balance of the Mortgage Loan and (ii) accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

     With respect to any Distribution Date, the portion of Interest Collections allocable to the Certificates ("Investor Interest Collections") will equal the product of (i) Interest Collections for such Distribution Date and (ii) the Investor Floating Allocation Percentage. With respect to any Distribution Date, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing (a) the Invested Amount at the close of business on the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date) by (b) the sum of (i) the Pool Balance (adjusted for any Mortgage Loans removed from the Trust or Additional Balances added to the Trust during the related Collection Period) at the beginning of the related Collection Period and (ii) the amount of Principal Collections on deposit in the Funding Account as of the end of the related Collection Period. The remaining amount of Interest Collections will be allocated to the Transferor Interest.

     Principal Collections will be allocated between the Certificateholders and the Transferor ("Investor Principal Collections" and "Transferor Principal Collections", respectively) as described herein.

     The Trustee will deposit any amounts drawn under the Policy into the Collection Account.

     With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. The Principal Balance of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, plus (i) any Additional Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

DISTRIBUTIONS ON THE CERTIFICATES

     Beginning with the first Distribution Date (which will occur on December 16, 1996), distributions on the Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution Date (the "Record Date"). The term "Distribution Date" means the fifteenth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Distributions will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Certificates, will be DTC or its nominee) as it appears on the Certificate Register in amounts calculated as described herein on the Determination Date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the Trustee specified in the notice to Certificateholders of such final distribution. For purposes of the Agreement, a "Business Day" is any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York State are required or authorized by law to be closed.

     Application of Interest Collections. On each Distribution Date, the Trustee or the Paying Agent will apply the Investor Interest Collections, amounts transferred from the Capitalized Interest Account and investment earnings on amounts on deposit in the Funding Account in the following manner and order of priority:

     (i) as payment to the Certificate Insurer for the monthly premium for the Policy;

     (ii) as payment for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Certificate Principal Balance of the Certificates;

     (iii) to pay Certificateholders the Investor Loss Amount for such Distribution Date;

     (iv) as payment for any Investor Loss Amount for a previous Distribution Date that was not previously (a) funded by Investor Interest Collections, (b) funded by amounts on deposit in the Spread Account or (c) funded by draws on the Policy;

     (v) to reimburse prior draws made from the Policy (with interest thereon);

     (vi) to deposit any other amounts required to be deposited in the Spread Account pursuant to the Agreement and the Insurance Agreement;

     (vii) to pay any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

     (viii) to pay certain amounts that may be required to be paid to the Servicer pursuant to the Agreement; and

     (ix)    to the Transferor to the extent permitted as described herein.

     Payments to Certificateholders pursuant to clause (ii) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(iii) and (iv) will be principal payments on the Certificates and will therefore reduce the Certificate Principal Balance.

     To the extent that Investor Interest Collections are applied to pay the interest on the Certificates, Investor Interest Collections available therefore, may be insufficient to cover Investor Loss Amounts. If such insufficiency results in the Certificate Principal Balance exceeding the Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy after application of any amounts on deposit in the Spread Account.

     "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof during the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" shall be the product of the Investor Floating Allocation Percentage and the Liquidation Loss Amount for such Distribution Date.

     A "Liquidated Mortgage Loan" means, as to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, based on the servicing procedures specified in the Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered. The Investor Loss Amount will be allocated to the Certificateholders.

     As to any Distribution Date, the "Collection Period" is the calendar month preceding each Distribution Date.

     Interest will be distributed on each Distribution Date at the Certificate Rate for the related Interest Period (as defined below). The "Certificate Rate" for a Distribution Date will generally equal the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the immediately preceding Distribution Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Distri bution Date) plus (b) 0.19% per annum. Notwithstanding the foregoing, in no event will the amount of interest required to be distributed in respect of the Certificates on any Distribution Date exceed a rate equal to the weighted average of the Loan Rates (net of the Servicing Fee Rate and the rate at which the premium payable to the Certificate Insurer is calculated) weighted on the basis of the average daily balance of each Mortgage Loan during the related billing cycle prior to the Collection Period relating to such Distribution Date (adjusted to an effective rate reflecting accrued interest calculated on the basis of the actual number of days in such Collection Period and a 360-day year).

     Interest on the Certificates in respect of any Distribution Date will accrue on the Certificate Principal Balance from the preceding Distribution Date (or in the case of the first Distribution Date, from the date of the initial issuance of the Certificates (the "Closing Date")) through the day preceding such Distribution Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest payments on the Certificates will be funded from Investor Interest Collections and, during the Funding Period, from the Capitalized Interest Account and, if necessary, from draws on the Spread Account and on the Policy.

     Calculation of the LIBOR Rate. On each Distribution Date, LIBOR shall be established by the Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Sponsor after consultation with the Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Sponsor after consultation with the Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Sponsor after consultation with the Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date. "LIBOR Business Day" means any day other than
(i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Transferor Collections. Collections that are not distributed to Certificateholders ("Transferor Collections") will be distributed to the Transferor only to the extent that such distribution will not reduce the amount of the Transferor Interest as of the related Distribution Date below the Minimum Transferor Interest. Amounts of the Transferor Collections not distributed to the Transferor because of such limitations will be retained in the Collection Account until the Transferor Interest exceeds the Minimum Transferor Interest, at which time such excess shall be released to the Transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders as a reduction of the Certificate Principal Balance.

     Distributions of Principal Collections. During the Funding Period, the Scheduled Principal Collections Distribution Amount will be deposited into the Funding Account. On the Distribution Date following the end of the Funding Period, the amount of Principal Collections on deposit in the Funding Account will be used to acquire any remaining Additional Balances on such Distribution Date and any remaining amount on deposit therein will be distributed to the Certificateholders as a payment of principal. For the period beginning on the first Distribution Date following the end of the Funding Period and, unless a Rapid Amortization Event shall have earlier occurred, ending on the Distribution Date in November 2000 (such period, the "Managed Amortization Period"), the amount of Principal Collections payable to Certificateholders as of each Distribution Date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such Distribution Date. On any Distribution Date, the "Scheduled Principal Collections Distribution Amount" shall equal the lesser of
(i) the Maximum Principal Payment (as defined herein) and (ii) the Alternative Principal Payment (as defined herein). With respect to any Distribution Date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage and Principal Collections for such Distribution Date. With respect to any Distribution Date, the "Alternative Principal Payment" will equal the amount, but not less than zero, of Principal Collections for such Distribution Date less the aggregate of Additional Balances created during the related Collection Period.

     Beginning with the first Distribution Date following the end of the Managed Amortization Period, the amount of Principal Collections payable to Certificateholders on each Distribution Date will be equal to the Maximum Principal Payment.

     Distributions of Principal Collections based upon the Investor Fixed Allocation Percentage may result in distributions of principal to Certificateholders in amounts that are greater relative to the declining Pool Balance than would be the case if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the Invested Amount. Principal Collections not allocated to the Certificateholders will be allocated to the Transferor Interest. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

     In addition, to the extent of funds available therefor (including funds on deposit in the Spread Account and funds available under the Policy), on the Distribution Date in November 2008, Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

     The Paying Agent. The Paying Agent shall initially be the Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

CAPITALIZED INTEREST ACCOUNT

     On the Closing Date cash will be deposited in the Capitalized Interest Account, which account shall be in the name of, and maintained by, the Trustee and shall be a part of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee to fund the excess, if any, of (i) the sum of (a) the amount of interest accruing at the Certificate Rate on the amount on deposit in the Funding Account and (b) that portion of the premium payable to the Certificate Insurer for such Distribution Date equal to the rate at which such premium is payable times the amount on deposit in the Funding Account over (ii) the amount of any reinvestment income on monies on deposit in the Funding Account. The amounts on deposit therein will be so applied by the Trustee on each Distribution Date during the Funding Period to fund any such excess in respect of each such Distribution Date. Any amounts remaining in the Capitalized Interest Account on the Distribution Date following the end of the Funding Period shall be paid to the Transferor and will not thereafter be available for distribution to the Certificateholders.

     Amounts on deposit in the Capitalized Interest Account shall be invested in Eligible Investments.

RAPID AMORTIZATION EVENTS

     As described above, the Managed Amortization Period will continue through the Distribution Date in November 2000, unless a Rapid Amortization Event occurs prior to such date in which case the Rapid Amortization Period will commence prior to such date. The "Rapid Amortization Period" is the period commencing on the earlier of (x) the end of the Managed Amortization Period and (y) the day, if any, upon which a Rapid Amortization Event occurs and concluding upon termination of the Trust. "Rapid Amortization Event" refers to any of the following events:

          (a) failure on the part of the Sponsor (i) to make a payment or deposit required under the Agreement or the Insurance Agreement within three Business Days after the date such payment or deposit is required to be made or (ii) to observe or perform in any material respect any other covenants or agreements of the Sponsor set forth in the Agreement or the Insurance Agreement, which failure continues unremedied for a period of 60 days after written notice;

          (b) any representation or warranty made by the Sponsor in the Agreement or the Insurance Agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders or the Certificate Insurer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the Sponsor has purchased the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days with the consent of the Trustee and the Certificate Insurer) in accordance with the provisions of the Agreement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the Transferor or the Sponsor or any subsidiary or affiliate of the Transferor or the Sponsor or relating to the Trust;

          (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended;

          (e) the aggregate of all draws under the Policy exceeds 1% of the Cut-Off Date Pool Balance;

          (f) any of the Agreement, the Insurance Agreement or certain other documents shall cease to be in full force and effect;

          (g) certain portfolio loss and delinquency triggers specified in the Agreement or the Insurance Agreement are not met; or

          (h) Avondale ceases or fails to be adequately capitalized or fails to comply with any regulatory directive or order within 60 days of receipt of such directive or order.

     In the case of any event described above, a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either (i) the Trustee or Certificate holders holding Certificates evidencing more than 51% of the Percentage Interests, with the consent of the Certificate Insurer, or (ii) the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy), by written notice to the Servicer (and to the Trustee, if given by the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. If the Certificate Insurer has not notified the Servicer within 30 days of receipt of written notice from the Servicer of the occurrence of a Rapid Amortization Event, the Certificate Insurer waives its right with respect thereto. In addition, in the case of any event described in clause (a), (b), (c) or (f), the Certificate Insurer shall have the right to deliver written notice to the Servicer terminating all the rights and obligations of the Servicer under the Agreement and direct the Trustee to contact the mortgagors under the Mortgage Loans directing them to remit payments on the Mortgage Loans to such person or location designated by the Certificate Insurer for the benefit of the Trust.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bank ruptcy trustee of the Transferor, on the day of any such filing or appointment no further Additional Balances will be transferred to the Trust, the Transferor will immediately cease to transfer Additional Balances to the Trust and the Transferor will promptly give notice to the Trustee and the Certificate Insurer of any such filing or appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the filing or appoint ment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by Certificateholders representing undivided interests aggregating more than 51% of the aggregate prin cipal amount of the Certificates or by the Certificate Insurer, the Trustee will sell, dispose of or otherwise liquidate the Mortgage Loans in a commercially reasonable manner and on commercially reasonable terms. Any proceeds will be treated as collections allocable to the Certificateholders and will be distributed to the Certificateholders on the date such proceeds are received (the "Dissolution Distribution Date"). The proceeds from the sale, disposition or liquidation of the Mortgage Loans will first be paid to the Certificate Insurer to the extent of unreimbursed draws under the Policy and other amounts owing to the Certificate Insurer pursuant to the Insurance Agreement. Any loss to the Certificateholders in connection with such disposition or liquidation of the Mortgage Loans will be covered by the Policy.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

TRANSFER AND EXCHANGE OF THE CERTIFICATES; LIMITATIONS ON TRANSFER

     Subject to the limitations on transferability described below, the Certificates will be transferable only upon surrender for registration of transfer of any Certificate at the office or agency maintained by the Trustee. The Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Trustee or any authenticating agent. At the option of a Certificateholder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency referred to above.

     The Trustee shall keep or cause to be kept, at the office or agency maintained pursuant to this paragraph, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall maintain in The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee in respect of the Certificates may be served. The Trustee initially designates 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60674-4107 as its office for such purposes. The Trustee or its agent shall give prompt written notice to the Sponsor, the Certificateholders and the Certificate Insurer of any change in the location of the Certificate Register or any such office or agency.

     Notwithstanding the foregoing, no transfer of a beneficial interest in a Certificate shall be made unless the Trustee shall have received an investment letter certifying that the proposed transferee is a Qualified Institutional Buyer or an Institutional Accredited Investor (in either case, in substantially the form attached hereto as Exhibit A).

     Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Certificateholder or such Certificateholder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Trustee in accordance with its customary practice.

     Prospective transferees of the Certificates that are Qualified Institutional Buyers interested in buying Certificates in reliance on Rule 144A are entitled to request information from the Servicer regarding the Trust. Such information includes the monthly reports to Certificateholders. See "--Reports to Certificateholders" below.

     No service charge shall be made for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

THE POLICY

     On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the Agreement and the Insurance and Reimbursement Agreement (the "Insurance Agreement") to be dated as of November 26, 1996, among Avondale, as Sponsor and Servicer, the Trustee and the Certificate Insurer.

     The Policy will irrevocably and unconditionally guarantee payment on each Distribution Date to the Trustee for the benefit of the Certificateholders the full and complete payment of (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the Certificates for such Distribution Date and (ii) after application of amounts available from Investor Interest Collections, amounts transferred from the Capitalized Interest Account, investment earnings on amounts on deposit in the Funding Account and amounts on deposit in the Spread Account, any shortfall in accrued and unpaid interest due on the Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the Agreement except for amendments or modifications to which the Certificate Insurer has given its prior written consent. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates.

     The "Guaranteed Principal Distribution Amount" shall be the amount, after applying any amounts available in the Spread Account, if any, by which the Certificate Principal Balance (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the Invested Amount as of such Distribution Date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such Distribution Date). In addition, the Policy will guarantee the payment of the outstanding Certificate Principal Balance on the Distribution Date in November 2008 (after giving effect to all other amounts distributable and allocable to principal on such Distribution Date and after application of amounts on deposit in the Spread Account).

     Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

     If payment of any amount guaranteed by the Certificate Insurer pursuant to the Policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Insurer will pay such amount on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (A) a certified copy of the final order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Trustee is required to return the amount of any Guaranteed Distributions distributed with respect to the Certificates during the term of the related Policy because such distributions were avoidable preference payments under applicable bankruptcy law, (B) a certificate of the Trustee on behalf of the Certificateholders that the Order has been entered and is not subject to any stay, (C) an assignment duly executed and delivered by each Certificateholder, in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Certificateholder relating to or arising under the Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (D) a claim for payment as required by the Certificate Insurer. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly.

     The terms "Receipt" and "Received," with respect to the Policy, means actual delivery to the Certificate Insurer prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered it shall be deemed not to have been Received, and the Certificate Insurer shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in The City of New York, New York or the state in which the Trustee's corporate trust office is located are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Guaranteed Distributions shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee. On any Distribution Date, the Certificate Insurer is only obligated to make payments in respect of principal equal to the excess of the Original Certificate Principal Balance over the sum of (i) the aggregate of all amounts theretofore paid by the Certificate Insurer in respect of principal on the Certificates and (ii) the aggregate of all amounts withdrawn from the Spread Account in respect of payments of principal on the Certificates. Further, the Certificate Insurer is obligated to pay claims in respect of principal up to an aggregate amount equal to the Original Certificate Principal Balance.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer makes Guaranteed Distributions, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Guaranteed Distributions, shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment and shall receive all future Guaranteed Distributions until all such Guaranteed Distributions by the Certificate Insurer have been fully reimbursed. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Transferor. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

     The Policy is not covered by the Property/Casualty Insurance Security fund specified in Article 76 of the New York Insurance Law.

     Pursuant to the terms of the Agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder, without the consent of such Holders and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as third party beneficiary to the Agreement.

     In the absence of payments from the Spread Account and under the Policy, Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

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

REPORTS TO CERTIFICATEHOLDERS

     Concurrently with each distribution to the Certificateholders, the Servicer will forward to the Trustee for mailing to such Certificateholder a statement setting forth among other items:

           (i) the Investor Floating Allocation Percentage for the preceding Collection Period;

          (ii) the amount being distributed to Certificateholders;

         (iii) the amount of interest included in such distribution and the related Certificate Rate;

          (iv) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon);

           (v) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution;

          (vi) the amount, if any, of principal included in such distribution;

         (vii) the amount, if any, of the reimbursement of previous Liquidation Loss Amounts included in such distribution;

        (viii) the amount, if any, of the aggregate unreimbursed Liquidation Loss Amounts after giving effect to such distribution and the amount, if any, of Liquidation Loss Amounts with respect to the related Collection Period;

          (ix) the Servicing Fee for such Distribution Date;

           (x) the Invested Amount and the Certificate Principal Balance, each after giving effect to such distribution;

          (xi) the Pool Balance as of the end of the preceding Collection
Period;

         (xii) the number and aggregate Principal Balances of the Mortgage Loans as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

        (xiii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

         (xiv) the amount of any draws on the Policy; and

          (xv) the amount, if any, on deposit in the Spread Account and the amount, if any, transferred from the Spread Account in respect of such Distribution Date.

     In the case of information furnished pursuant to clauses (iii), (iv), (v),
(vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within 60 days after the end of each full calendar year commencing in 1998, the Servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage Loans. Consistent with the above, the Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Servicer's policies with respect to the home equity mortgage loans it owns or services. In accordance with the terms of the Agreement, the Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

HAZARD INSURANCE

     The Agreement provides that the Servicer maintain certain hazard insurance on the Mortgaged Properties relating to the Mortgage Loans. The terms of the related Credit Line Agreements generally require borrowers to maintain certain hazard insurance.

     The Agreement requires the Servicer to maintain for any Mortgaged Property relating to a Mortgage Loan acquired upon foreclosure of a Mortgage Loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of (i) the maximum insurable value of such Mortgaged Property or (ii) the outstanding balance of such Mortgage Loan plus the outstanding balance on any mortgage loan senior to such Mortgage Loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the Servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith. The Agreement provides that the Servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such Mortgaged Properties. If such blanket policy contains a deductible clause, the Servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The Servicer contracts with an independent third party which monitors and maintains hazard insurance in respect of the Mortgage Loans. If such third party fails to maintain hazard insurance and a loss is suffered as a result of a hazard typically covered under a hazard insurance policy, such third party is obligated to assure payment for such loss. As set forth above, all amounts collected by the Servicer (net of any reimbursements to the Servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property) will ultimately be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the Mortgaged Properties.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Certificateholders or the Transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Collection Period provided no Trigger Event has occurred or is continuing, the Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to approximately 1.00% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or at the Cut-Off Date for the first Collection Period). With respect to each Collection Period during which a Trigger Event has occurred or is continuing and Avondale is acting as Servicer, the Servicing Fee Rate shall be 0.50% per annum. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Servicer as additional servicing compensation.

     The Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Net Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery on or before May 31 in each year, beginning in May 31, 1998, to the Trustee and the Certificate Insurer of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its material obligations under the Agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before May 31 of each year, beginning May 31, 1998, the Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to the Trustee, the Certificate Insurer and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the Mortgage Loans under the Agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the Agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

CERTAIN MATTERS REGARDING THE SERVICER AND THE TRANSFEROR

     The Agreement provides that the Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or (ii) upon the satisfaction of the following conditions: (a) the Servicer has proposed a successor servicer to the Trustee and the Certificate Insurer in writing and such proposed successor servicer is reasonably acceptable to the Trustee; (b) the Rating Agencies have confirmed to the Trustee that the appointment of such proposed successor servicer as the Servicer will not result in the reduction or withdrawal of the then current rating of the Certificates without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Certificate Insurer. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Agreement.

     The Servicer may perform any of its duties and obligations under the Agreement through one or more subservicers or delegates acceptable to the Certificate Insurer, which may be affiliates of the Servicer. Not withstanding any such arrangement, the Servicer will remain liable and obligated to the Trustee and the Certificateholders for the Servicer's duties and obligations under the Agreement, without any diminution of such duties and obligations and as if the Servicer itself were performing such duties and obligations.

     The Agreement provides that the Servicer will indemnify the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Agreement. Under the Agreement, the Transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement (other than losses resulting from defaults under the Mortgage Loans). The Agreement provides that neither the Transferor nor the Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the Agreement. However, neither the Transferor nor the Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Transferor or the Servicer in the performance of its duties under the Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Agreement provides that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement and which in its opinion may expose it to any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any corporation succeeding to the business of the Servicer shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything in the Agreement to the contrary notwithstanding.

EVENTS OF SERVICING TERMINATION

     "Events of Servicing Termination" will consist of: (i) any failure by the Servicer to deposit in the Collection Account any deposit required to be made under the Agreement or to make any payment required to be made under the Insurance Agreement, which failure continues unremedied for five Business Days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 25% of the Certificate Principal Balance; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement which, in each case, materially and adversely affects the interests of the Certificateholders or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Certificate Insurer or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 25% of the Certificate Principal Balance; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations; (iv) certain portfolio loss and delinquency triggers specified in the Agreement or in the Insurance Agreement are not met; (v) the Servicer ceases or fails to be in regulatory compliance; or (vi) the Certificate Insurer determines that the performance of the Servicer under the Agreement is not satisfactory. Under certain other circumstances, the Certificate Insurer may deliver written notice to the Servicer terminating all the rights and obligations of the Servicer under the Agreement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of five Business Days or referred to under clause (ii) above for a period of 60 Business Days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Agreement and the Servicer shall provide the Trustee, the Transferor, the Certificate Insurer and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination remains unremedied, either (i) the Trustee, or Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Certificate Principal Balance with the consent of the Certificate Insurer or (ii) the Certificate Insurer, may terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans, where upon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements. If the Certificate Insurer has not notified the Servicer within 30 days of receipt of written notice from the Servicer of the occurrence of an Event of Servicing Termination, the Certificate Insurer waives its right with respect thereto. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Agreement and having a net worth of at least $50,000,000 and acceptable to the Certificate Insurer to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Servicer would otherwise have received (or such lesser compensation as the Trustee and such successor may agree). A receiver or conservator for the Servicer may be empowered to prevent the termination and replacement of the Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

AMENDMENT

     The Agreement may be amended from time to time by the Sponsor, the Servicer and the Trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Sponsor or the Servicer or to add or amend any provisions of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Transferor, the Trustee nor the Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder or the Certificate Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates, without regard to the Policy. The Agreement may also be amended from time to time by the Sponsor, the Servicer and the Trustee, with the consent of Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Certificate Principal Balance and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The Trust will terminate on the later of (A) the Distribution Date immediately following the payment in full of all amounts owing to the Certificate Insurer and (B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance has been reduced to zero, (ii) the Distribution Date immediately following the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date immediately following the optional transfer to the Transferor of the Certificates, as described below and (iv) the Distribution Date in November 2008.

     The Certificates will be subject to optional transfer to the Transferor on any Distribution Date after the Certificate Principal Balance is reduced to an amount less than or equal to 5% of the Original Certificate Principal Balance and all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The retransfer price will be equal to the sum of the outstanding Certificate Principal Balance and accrued and unpaid interest thereon at the Certificate Rate through the day preceding the final Distribution Date, together with all amounts due and owing to the Certificate Insurer and unreimbursed draws on the Policy. In no event, however, will the Trust created by the Agreement continue for more than 21 years after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination.

     In addition, the Trust may be liquidated as a result of certain events of bankruptcy, insolvency or receivership relating to the Transferor. See "--Rapid Amortization Events" herein.

THE TRUSTEE

     LaSalle National Bank, a national banking association with its principal place of business in Illinois, has been named Trustee pursuant to the Agreement. Pursuant to the Agreement, the Trustee will be entitled to a monthly fee payable from the Servicer. The Trustee is only obligated to perform the duties and obligations set forth in the Agreement.

     The commercial bank or trust company serving as Trustee may own Certificates and have normal banking relationships with the Servicer, the Sponsor and the Certificate Insurer and/or their affiliates.

     The Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Servicer will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

     No holder of a Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the Certificate Principal Balance have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

CERTAIN ACTIVITIES

     The Trust will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities;
(v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Mortgage Loans); or (vii) repurchase or otherwise reacquire its securities. See "--Evidence as to Compliance" above for information regarding reports as to the compliance by the Servicer with the terms of the Agreement.


                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Mortgage Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

MORTGAGES

     The Mortgage Loans are secured by either mortgages or deeds of trust, depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be inferior to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during the applicable reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, there are frequently no third parties willing to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The Mortgage Loans are secured by mortgages or deeds of trust which are primarily second mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby leaving the junior mortgagee in a position where it may not recover its investment in the property in the event there are no foreclosure proceeds in excess of the senior mortgagee's debt and the foreclosure expenses. A junior mortgagee may protect its interest by purchasing the senior mortgagee's note or by being the successful bidder at foreclosure sale. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. For the most part, this is not true of residential mortgages where the standard is that insurance proceeds are used to restore the property. Thus, except in the case of such residential properties, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

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

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee first to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising other remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate

Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by third party mortgage loan servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Office of Thrift Supervision (the "OTS") prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Section 4(g) of the Home Owners' Loan Act and Section 560.110 of the Regulations of the OTS authorize federal savings associations, such as Avondale, to charge on any extension of credit an interest rate equal to the greater of either (i) 1% above the discount rate on 90-day commercial paper in effect of the Federal Reserve Bank in the Federal Reserve district in which the association is located or (ii) the rate allowed by the laws of the state (in this case Illinois) in which the savings association is located for such state's most favored lender. As a result, state usury limitations in states other than Illinois will not apply to loans made by Avondale.


                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Sponsor towards certain general corporate matters.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

CHARACTERIZATION OF THE CERTIFICATES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Agreement and other relevant documents and assuming compliance with the terms of the Agreement as in effect on the date of issuance of the Certificates, Brown & Wood LLP, special tax counsel to the Sponsor and counsel to the Placement Agent ("Tax Counsel"), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as described herein.

     The Transferor and the Certificateholders express in the Agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the Mortgage Loans. The Sponsor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for federal, state and local income and franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Asset Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF CERTIFICATE OWNERS

     Interest Income on the Certificates. As a general rule, interest paid or accrued on the Certificates will be treated as ordinary income to the holders thereof. A Certificateholder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the Certificates in ordinary income as such interest accrues, while a Certificateholder using the cash receipts and disbursements method of accounting for federal income tax purposes must include such interest in ordinary income when payments are received (or made available for receipt) by such holder. It is anticipated that the Certificates will not be issued with "original issue discount" ("OID") within the meaning of Section 1273 of the Code, and that the Trust will not take any OID deduction with respect thereto.

     If the Certificates were issued at more than a de minimis discount, however, such Certificates would be treated as issued with OID for federal income tax purposes. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994, as amended on June 11, 1996 (the "OID Regulations"). A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Certificates.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Certificate and its issue price. A holder of a Certificate must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Certificate will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Certificate is the first price at which a substantial amount of Certificates is sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the Certificate. The stated redemption price at maturity of a Certificate includes the original principal amount of the Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest".

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Certificate. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Because the Certificates will not be entitled to penalty payments of interest on interest deficiencies and do not provide for default or acceleration rights in the event of interest shortfalls, the interest payments on the Certificates may not be treated by the IRS as qualified stated interest, and in such event, the interest payments would be taxed as OID. Holders of Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Certificate.

     While the tax treatment of interest on the Certificates is not entirely clear, the Trust intends to treat the stated interest on the Certificates as "qualified stated interest" for OID purposes. Therefore such stated interest should not be taxable to holders of the Certificates as OID.

     If the Certificates were treated as issued with OID, a Certificateholder would be required to include in gross income, for all days during its taxable year on which it holds such Certificate, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. Generally, the amount of OID includible in income of a Certificateholder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Certificate and the adjusted issue price of the Certificate at the beginning of the accrual period, reduced by any payments of qualified stated interest during such accrual period. The adjusted issue price at the beginning of an accrual period is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Certificate in all prior periods, other than qualified stated interest payments.

     Therefore, the amount of OID to be included in income by Certificateholders is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period for such Certificates is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Certificates as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Certificates, over the adjusted issue price of the Certificates at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Certificate (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Certificateholder to take into account prepayments with respect to the Mortgage Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Certificateholders based on the Prepayment Assumption, no representation is made to Certificateholders that Mortgage Loans will be prepaid at that rate or at any other rate.

     A subsequent holder of a Certificate will also be required to include OID in gross income, but such a holder who purchases such Certificate for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Certificate's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Variable Rate Certificates. Because the Certificates bear interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the present value of all payments remaining to be made on such Certificates should be calculated as if the interest index remained at its value as of the issue date of such Certificates. Because the proper method of adjusting accruals of OID on a variable rate Certificate is uncertain, holders of variable rate Certificates should consult their own tax advisors regarding the appropriate treatment of such Certificates for federal income tax purposes.

     Market Discount. Certificateholders should be aware that the resale of a Certificate may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder acquires a Certificate at a market discount (i.e., at a price below its "adjusted issue price") and thereafter recognizes gain upon a disposition of the Certificate, the lesser of such gain or the portion of the market discount that accrued while the Certificate was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method.

     Premium. A Certificateholder who purchases a Certificate for more than its stated redemption price at maturity will be subject to the premium amortization rules of the Code. Under those rules, the Certificateholder may elect to amortize such premium on a constant yield method. Amortizable premium reduces interest income on the Certificate. If the Certificateholder does not make such an election, the premium paid for the Certificate generally will be included in the tax basis of the Certificate in determining the gain or loss on its disposition.

     Each Certificateholder should consult his own tax advisor regarding the impact of the original issue discount, market discount, and premium amortization rules.

     Election to Treat all Interest as Original Issue Discount. The OID Regulations permit a holder of a Certificate to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a Certificate with market discount, the holder of the Certificate would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder acquires during the year of the election or thereafter. Similarly, a holder of a Certificate that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     Although, as described above, it is the opinion of Tax Counsel that the Certificates are properly characterized as debt for federal income tax purposes, the opinion of Tax Counsel is not binding on the courts or the IRS and no assurance can be given that this characterization will prevail. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Offering Circular with respect to the Certificates constitutes a sale of the Mortgage Loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the Transferor and the Certificate Owners resulting from this transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership treated as a corporation, or an association taxable as a corporation.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. If the transaction were treated as creating a partnership between the Certificate Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness.

     Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S.

federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Certificates were not treated as indebtedness.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the Agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreement will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one class of indebtedness secured by the Mortgage Loans is being issued.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax would likely reduce amounts available for distributions to Certificate Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

     In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification.

     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

     The Small Business Job Protection Act of 1996 changed the definition of a "foreign" trust. Under prior law, the definition was based on whether a trust's foreign source income would be subject to U.S. tax. The new definition contains two objective requirements which, if satisfied, will cause a trust to be treated as a U.S. trust. It looks first to whether the trust's administration is subject to a U.S. court's "primary supervision" and second to whether U.S. fiduciaries control all substantial decisions of the trust. If both these requirements are met, the trust is a U.S. trust. All other trusts are "foreign" trusts.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest and payment with respect to OID (and principal) otherwise payable to the Certificateholder, and remit the withheld amount to the IRS as a credit against the Certificateholder's Federal income tax liability.


                                  STATE TAXES

     The Sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     ALL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.


                             ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plans acquisition and ownership of such Certificates.

     The U.S. Department of Labor granted to Lehman Brothers Inc. ("Lehman Brothers") Prohibited Transaction Exemption 91-14 (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Lehman Brothers or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust:

          (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's, Moody's, or Duff & Phelps or Fitch Investors Service;

          (4) The sum of all payments made to and retained by the Placement Agent in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Sponsor pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the Servicer represent not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

          (5) The Trustee is not an affiliate of the Placement Agent, the Sponsor, the Servicer, the Certificate Insurer, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group"); and

          (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Placement Agent believes that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.


                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Certificates will be rated in the highest rating category of the Rating Agencies, the Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA.

                              NOTICE TO INVESTORS

     The Certificates are being offered and sold only to "qualified institutional buyers" ("QIB") within the meaning of Rule 144A under the Securities Act and to institutional investors that are "accredited investors" meeting the requirements of Rule 501 (a) (1), (2), (3) or (7) of Regulation D under the Securities Act.

     Certificates sold to QIBs will be represented by beneficial interests in one or more certificates (the "Book-Entry Certificates") in definitive, fully-registered form deposited with a custodian for, and registered in the name of, a nominee of DTC. Beneficial interests in such Book-Entry Certificates will be shown on, and transfers thereon will be effected only through, records maintained by DTC and its participants. Beneficial interests in such Book-Entry Certificates will trade in DTC's Same Day Funds Settlement System, and secondary market trading activity in beneficial interests in such Book-Entry Certificates will therefore settle in immediately available funds. All Certificates sold to Institutional Accredited Investors will be delivered to the purchasers thereof in the form of definitive, fully-registered Definitive Certificates. Unless otherwise agreed upon by the transferor and transferee, secondary market trading activity in Definitive Certificates will settle in immediately available funds.

     Because of the following restrictions on transfer, prospective investors are advised to consult legal counsel prior to making any resale, pledge or transfer of the Certificates.

     Each purchaser of the Certificates in making its purchase will be deemed to have acknowledged, represented and agreed as follows:

          (1) The Certificates have not been and will not be registered under the Securities Act or the securities laws of any jurisdiction. Consequently, the Certificates are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions of the Agreement.

          (2) Such purchaser (i) is an Institutional Accredited Investor and is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors, unless the purchaser is a bank acting in its fiduciary capacity) for investment and not with a view to, or for offer or sale in connection with, a public distribution or (ii) is a QIB and is purchasing for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) and, in either case, has executed a certificate substantially in the form attached hereto as Exhibit A. Such purchaser is aware that it (or any account for which it is purchasing) may be required to bear the economic risk of an investment in the Certificates for an indefinite period, and it (or such account) is able to bear such risk for an indefinite period.

          (3) No sale, pledge or other transfer of any Certificate may be made by any person unless either (i) such sale, pledge or other transfer is made to the Trust, (ii) such sale, pledge or other transfer is made to an Institutional Accredited Investor that executes a certificate, substantially in the form specified in the Agreement and attached hereto as Exhibit B, to the effect that it is an Institutional Accredited Investor acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Institutional Accredited Investors unless the holder is a bank acting in its fiduciary capacity), (iii) so long as the Certificates are eligible for resale pursuant to Rule 144A under the Securities Act, such sale, pledge or other transfer is made to a person whom the seller reasonably believes after due inquiry is a QIB acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are QIBs) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A or (iv) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Trustee will require that both the prospective transferor and the prospective transferee certify to the Trustee and the Sponsor in writing the facts surrounding such transfer, which certification will be in form and substance satisfactory to the Trustee and the Sponsor, and (B) the Trustee will require a written opinion of counsel (which will not be at the expense of the Sponsor or the Trustee) satisfactory to the Sponsor and the Trustee to the effect that such transfer will not violate the Securities Act.

          (4) The Certificates will bear the following legends, unless the Sponsor determines otherwise in accordance with applicable law:

          "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS CERTIFICATE THE HOLDER OF THIS CERTIFICATE IS DEEMED TO REPRESENT TO THE SPONSOR AND THE TRUSTEE (i) THAT IT IS AN INSTITUTIONAL INVESTOR THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN "INSTITUTIONAL ACCREDITED INVESTOR") AND THAT IT IS ACQUIRING THIS CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY) FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, THE PUBLIC DISTRIBUTION HEREOF OR (ii) THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING SUCH CERTIFICATE FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS)."

          "NO SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE ISSUER, (ii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT EXECUTES A CERTIFICATE, SUBSTANTIALLY IN THE FORM SPECIFIED IN THE AGREEMENT, TO THE EFFECT THAT IT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE INSTITUTIONAL ACCREDITED INVESTORS UNLESS THE HOLDER IS A BANK ACTING IN ITS FIDUCIARY CAPACITY), (iii) SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHO THE ISSUER REASONABLY BELIEVES AFTER DUE INQUIRY IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (iv) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE TRUSTEE AND THE SPONSOR IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SPONSOR, AND (B) THE TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE SPONSOR OR THE TRUSTEE) SATISFACTORY TO THE SPONSOR AND THE TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT."

          (5) The Certificates will be represented by beneficial interests in Global Certificates in accordance with DTC rules or Definitive Certificates.


                                   PLACEMENT

     Subject to the terms and conditions set forth in the purchase agreement, dated November 22, 1996 (the "Purchase Agreement"), between the Sponsor and Lehman Brothers Inc. (the "Placement Agent"), the Sponsor has agreed to sell to the Placement Agent and the Placement Agent has agreed to purchase from the Sponsor all of the Certificates. The Placement Agent is committed to take and pay for all of the Certificates if any are taken.

     The Placement Agent has advised the Sponsor that it proposes to privately place the Certificates with a limited number of institutional investors in transactions not required to be registered under the Securities Act of 1933, as amended. Such investors will be required to execute an investment letter with respect to the Certificates acquired by them.


                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon for the Sponsor by Silver, Freedman & Taff, L.L.P., Washington, D.C. and for the Placement Agent and with regard to the tax characterization of the Certificates by Brown & Wood LLP, New York, New York.


                                    RATINGS

     It is a condition to issuance that the Certificates be rated "AAA" by Standard & Poor's and "Aaa" by Moody's.

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Certificateholders might realize a lower than anticipated yield.

     The ratings assigned to the Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS

                                                                           PAGE
Act..........................................................................22
Additional Balances...........................................................3
Agreement.....................................................................3
Alternative Principal Payment............................................12, 44
Avondale.............................................................. 1, 3, 23
Avondale Financial...........................................................23
BIF..........................................................................40
Book-Entry Certificates..................................................36, 67
Business Day.............................................................42, 48
Capitalized Interest Account.................................................13
CapMAC.......................................................................13
Cede..........................................................................7
Certificate Insurer..........................................................13
Certificate Owners........................................................7, 36
Certificate Principal Balance.............................................4, 36
Certificate Rate......................................................4, 10, 43
Certificateholders...........................................................36
Certificates...............................................................1, 4
Closing Date.............................................................11, 43
CLTV.........................................................................24
Code.........................................................................60
Collection Account.......................................................10, 40
Collection Period........................................................10, 43
Combined Loan-to-Value Ratio..................................................6
Credit Limit..................................................................6
Credit Limit Utilization Rate................................................27
Credit Line Agreements....................................................3, 27
Cut-Off Date...............................................................1, 3
Cut-Off Date Pool Balance.....................................................3
Cut-Off Date Principal Balance................................................3
Defective Mortgage Loans.....................................................39
Definitive Certificates......................................................36
Depository...................................................................36
Determination Date.......................................................15, 40
Dissolution Distribution Date................................................46
Distribution Date.....................................................1, 10, 41
DTC.......................................................................7, 36
Due Date......................................................................6
Eligible Account.............................................................40
ERISA....................................................................17, 65
Events of Servicing Termination..............................................52
Exchange Act.................................................................36
Exemption....................................................................65
FHLMC........................................................................24
Fixed Allocation Percentage..................................................10
Garn-St Germain Act..........................................................59
Guaranteed Distributions.................................................14, 47
Guaranteed Principal Distribution Amount.................................14, 47
Holdings.....................................................................22
Home Equity Lines............................................................24

                                                                           Page
                                                                           ----
Index Rate................................................................6, 27
Indirect Participants........................................................37
Insolvency Event.............................................................19
Institutional Accredited Investor............................................68
Insurance Agreement......................................................13, 47
Interest Collections......................................................8, 41
Interest Period..........................................................11, 43
Invested Amount...........................................................4, 36
Investor Fixed Allocation Percentage.........................................10
Investor Floating Allocation Percentage...................................8, 41
Investor Interest Collections.............................................8, 41
Investor Loss Amount.....................................................10, 42
Investor Principal Collections...........................................10, 41
IRS..........................................................................61
Lehman Brothers..............................................................65
LIBOR........................................................................10
LIBOR Business Day...........................................................43
Liquidated Mortgage Loan.....................................................42
Liquidation Loss Amount..................................................10, 42
Liquidation Proceeds.........................................................41
Loan Rate.................................................................6, 27
Managed Amortization Period..............................................12, 44
Margin....................................................................6, 27
Maximum Principal Payment................................................12, 44
Maximum Rate.................................................................27
Minimum Transferor Interest...............................................5, 40
Moody's......................................................................17
Mortgage Loan Schedule................................................5, 38, 40
Mortgage Loans.............................................................1, 3
Mortgaged Properties..........................................................3
Net Liquidation Proceeds..................................................8, 41
NIV..........................................................................24
Offering Circular.............................................................2
OID..........................................................................61
OID Regulations..............................................................61
Order........................................................................48
Original Certificate Principal Balance....................................4, 36
Original Invested Amount..................................................4, 36
OTS..........................................................................60
Participants.................................................................36
Paying Agent.................................................................44
Percentage Interest...........................................................7
Placement Agent...........................................................2, 69
Plan.........................................................................17
Policy.....................................................................1, 3
Pool Balance..............................................................3, 41
Pool Factor..................................................................35
Prepayment Assumption........................................................62
Principal Balance.............................................................3
Principal Collections.....................................................8, 41
Purchase Agreement...........................................................69
QIB..........................................................................67

                                                                           Page
                                                                           ----
Rapid Amortization Event.....................................................45
Rapid Amortization Period....................................................45
Rating Agencies..............................................................17
Receipt......................................................................48
Received.....................................................................48
Record Date..................................................................41
Reference Bank Rate..........................................................43
Related Documents............................................................38
Restricted Group.............................................................66
Rules........................................................................37
SAIF.........................................................................40
Scheduled Principal Collections Distribution Amount......................12, 44
Securities Act............................................................1, 68
Servicer......................................................................3
Servicing Fee................................................................15
Servicing Fee Rate.......................................................15, 51
SMMEA.................................................................2, 17, 66
Sponsor.......................................................................3
Spread Account............................................................9, 14
Standard & Poor's............................................................17
Tax Counsel..............................................................16, 60
Telerate Screen Page 3750....................................................43
Transfer Date................................................................39
Transfer Deficiency..........................................................39
Transfer Deposit Amount......................................................39
Transferor....................................................................4
Transferor Collections.......................................................43
Transferor Interest....................................................1, 4, 36
Transferor Principal Collections.........................................10, 41
Trigger Event................................................................15
Trust......................................................................1, 3
Trustee...................................................................3, 16
UCC..........................................................................19

================================================================================

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Offering Circular and, if given or made, such information or representation must not be relied upon as having been authorized by the Sponsor or Lehman Brothers. This Offering Circular does not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Offering Circular nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                             ---------------------
                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Summary.....................................................................  3
Risk Factors................................................................ 18
The Certificate Insurer..................................................... 22
Avondale Federal Savings Bank............................................... 23
Avondale's Home Equity Loan Program......................................... 24
Description of the Mortgage Loans........................................... 27
Maturity and Prepayment Considerations...................................... 34
Pool Factor and Trading Information......................................... 35
Description of the Certificates............................................. 35
Certain Legal Aspects of the Mortgage Loans................................. 55
Use of Proceeds............................................................. 60
Certain Federal Income Tax Consequences..................................... 60
State Taxes................................................................. 65
ERISA Considerations........................................................ 65
Legal Investment Considerations............................................. 66
Notice to Investors......................................................... 67
Placement................................................................... 69
Legal Matters............................................................... 69
Ratings..................................................................... 69
Index of Defined Terms...................................................... 70
Exhibit A...................................................................A-1
Annex I.....................................................................I-1


                             AVONDALE HOME EQUITY
                               LOAN TRUST 1996-1


                                  $74,784,490


                          REVOLVING HOME EQUITY LOAN
                           ASSET-BACKED CERTIFICATES
                                    1996-1





                               AVONDALE FEDERAL
                                 SAVINGS BANK
                            As Sponsor and Servicer



                           -------------------------
                               OFFERING CIRCULAR
                               NOVEMBER 22, 1996
                           -------------------------



                                LEHMAN BROTHERS


================================================================================